FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-20

Free Writing Prospectus

Structural and Collateral Term Sheet

$785,922,177

(Approximate Initial Pool Balance)

$690,629,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2017-C41

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Barclays Bank PLC

Argentic Real Estate Finance LLC

Ladder Capital Finance LLC

Wells Fargo Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2017-C41

November 13, 2017

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner		BARCLAYS Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Certificate Structure

I.	Certificate Structure

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
	Offered Certificates
A-1	AAAsf/AAA(sf)/Aaa(sf)	$30,952,000	30.000%	(7)	2.91	12/17 – 11/22	42.5%	16.1%
A-2	AAAsf/AAA(sf)/Aaa(sf)	$14,675,000	30.000%	(7)	4.96	11/22 – 11/22	42.5%	16.1%
A-SB	AAAsf/AAA(sf)/Aaa(sf)	$44,401,000	30.000%	(7)	7.19	11/22 – 03/27	42.5%	16.1%
A-3	AAAsf/AAA(sf)/Aaa(sf)	$215,000,000	30.000%	(7)	9.65	03/27 – 10/27	42.5%	16.1%
A-4	AAAsf/AAA(sf)/Aaa(sf)	$245,117,000	30.000%	(7)	9.90	10/27 – 11/27	42.5%	16.1%
X-A	AAAsf/AAA(sf)/Aaa(sf)	$550,145,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
X-B	A-sf/AAA(sf)/NR	$140,484,000(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/Aa3(sf)	$69,751,000	21.125%	(7)	9.96	11/27 – 11/27	47.9%	14.3%
B	AA-sf/AA-(sf)/NR	$38,313,000	16.250%	(7)	9.96	11/27 – 11/27	50.8%	13.5%
C	A-sf/A-(sf)/NR	$32,420,000	12.125%	(7)	9.96	11/27 – 11/27	53.3%	12.8%
	Non-Offered Certificates
X-D(10)	BBB+sf/BBB(sf)/NR	$12,771,000(13)	N/A	Variable(14)	N/A	N/A	N/A	N/A
D(10)	BBB+sf/BBB(sf)/NR	$12,771,000	10.500%	(7)	9.96	11/27 – 11/27	54.3%	12.6%
	Risk Retention Certificates
E-RR(10)	BBB-sf/BBB-(sf)/NR	$22,595,000	7.625%	(7)	9.96	11/27 – 11/27	56.0%	12.2%
F-RR	BB+sf/BB-(sf)/NR	$13,754,000	5.875%	(7)	9.96	11/27 – 11/27	57.1%	12.0%
G-RR	Bsf/B-(sf)/NR	$12,771,000	4.250%	(7)	9.96	11/27 – 11/27	58.1%	11.8%
H-RR	NR/NR/NR	$33,402,177	0.000%	(7)	9.96	11/27 – 11/27	60.7%	11.3%
Notes:
(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A, X-B and X-D Certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated November 13, 2017 (the “Preliminary Prospectus”). KBRA, Fitch and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	The certificate balances and notional amounts set forth in the table are approximate. The actual initial certificate balances and notional amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the notional amounts of the Class X-A, X-B and X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, X-B or X-D certificates, as applicable, would be equal to zero at all times, such class of certificates may not be issued on the closing date of this securitization.

(3)	The approximate initial credit support with respect to the Class A-1, A-2, A-SB, A-3 and A-4 Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-SB, A-3 and A-4 Certificates in the aggregate.

(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-SB, A-3 and A-4 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Certificate Principal to Value Ratio for each of the Class A-1, A-2, A-SB, A-3 and A-4 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-SB, A-3 and A-4 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-SB, A-3 and A-4 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-SB, A-3 and A-4 Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Certificate Structure

(7)	The pass-through rates for the Class A-1, A-2, A-SB, A-3, A-4, A-S, B, C, D, E-RR, F-RR, G-RR and H-RR Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2, A-SB, A-3 and A-4 Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-SB, A-3 and A-4 Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The initial notional amount of the Class X-D certificates and the initial certificate balance of each of the Class D and E-RR certificates are subject to change based on final pricing of all certificates and the final determination of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “horizontal risk retention certificates”) that will be retained by the retaining sponsor as part of the U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the horizontal risk retention certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

(11)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.

(12)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.

(14)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Transaction Highlights

II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Barclays Bank PLC	17	37	$270,424,718	34.4%
Argentic Real Estate Finance LLC	13	13	188,885,784	24.0
Ladder Capital Finance LLC	10	27	179,527,391	22.8
Wells Fargo Bank, National Association	12	20	147,084,284	18.7
Total	52	97	$785,922,177	100.0%

Loan Pool:

Initial Pool Balance:	$785,922,177
Number of Mortgage Loans:	52
Average Cut-off Date Balance per Mortgage Loan:	$15,113,888
Number of Mortgaged Properties:	97
Average Cut-off Date Balance per Mortgaged Property(1):	$8,102,290
Weighted Average Mortgage Interest Rate:	4.533%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	41.9%
Weighted Average Original Term to Maturity or ARD (months):	119
Weighted Average Remaining Term to Maturity or ARD (months):	117
Weighted Average Original Amortization Term (months)(2):	350
Weighted Average Remaining Amortization Term (months)(2):	349
Weighted Average Seasoning (months):	1

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.85x
Weighted Average U/W Net Operating Income Debt Yield(1):	11.3%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	60.7%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	54.2%
% of Mortgage Loans with Additional Subordinate Debt(2):	3.5%
% of Mortgage Loans with Single Tenants(3):	4.5%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the WFCM 2017-C41 pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.

(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 67.4% of the mortgage pool (33 mortgage loans) has scheduled amortization, as follows:

36.7% (15 mortgage loans) provides for an interest-only period followed by an amortization period; and

30.7% (18 mortgage loans) requires amortization during the entire loan term.

Interest-Only: Based on the Initial Pool Balance, 32.6% of the mortgage pool (19 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 58.1% and 2.22x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 63.8% of the mortgage pool (24 mortgage loans) have hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	71.0% of the pool
Insurance:	44.1% of the pool
Capital Replacements:	71.6% of the pool
TI/LC:	60.9% of the pool(1)
(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, mixed use and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

95.2% of the mortgage pool (48 mortgage loans) features a lockout period, then defeasance only until an open period;

4.7% of the mortgage pool (three mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period; and

0.1% of the mortgage pool (one mortgage loan) features yield maintenance, then yield maintenance or defeasance until an open period.

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Issue Characteristics

III.	Issue Characteristics

Securities Offered:	$690,629,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of ten classes (Classes A-1, A-2, A-SB, A-3, A-4, A-S, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such classes of certificates, the “Offered Certificates”).

Mortgage Loan Sellers:	Barclays Bank PLC (“Barclays”), Argentic Real Estate Finance LLC (“AREF”), Ladder Capital Finance LLC (“LCF”) and Wells Fargo Bank, National Association (“WFB”)

Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC and Barclays Capital Inc.

Co-Manager:	Academy Securities, Inc.

Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	LNR Partners, LLC

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	Wilmington Trust, National Association

Operating Advisor:	Trimont Real Estate Advisors, LLC

Asset Representations Reviewer:	Trimont Real Estate Advisors, LLC

Initial Majority Controlling Class Certificateholder:	Argentic Securities Holdings Cayman Limited or an affiliate. Argentic Securities Holdings Cayman Limited or such affiliate will be a “majority-owned affiliate” (as defined in the U.S. credit risk retention rules) of Argentic Real Estate Finance LLC.

U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be satisfied by AREF, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention	None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements.

Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in November 2017 (or, in the case of any mortgage loan that has its first due date in December 2017, the date that would have been its due date in November 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about November 30, 2017.

Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in December 2017.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in December 2017.

Rated Final Distribution Date:	The Distribution Date in November 2050.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Issue Characteristics

Delivery:	DTC, Euroclear and Clearstream Banking

ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC and Thomson Reuters Corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Characteristics of the Mortgage Pool

IV.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of Rooms / SF / Units	Cut-off Date Balance Per Room / SF / Units	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)
Barclays	Headquarters Plaza	Morristown	NJ	1	$50,000,000	6.4%	Mixed Use	729,516(2)	$169	62.8%	62.8%	2.23	x	11.3%
LCF	Marriott LAX	Los Angeles	CA	1	44,057,272	5.6	Hospitality	1,004	144,578	48.3	40.2	1.72		13.8
Barclays	Mall of Louisiana	Baton Rouge	LA	1	41,000,000	5.2	Retail	776,789	418	57.0	49.3	1.85		11.1
WFB	Adler Portfolio	Various	Various	8	40,300,000	5.1	Various	969,753	42	49.4	40.7	1.88		15.1
Barclays	U.S. Industrial Portfolio III	Various	Various	21	30,537,149	3.9	Various	2,886,593	42	72.5	66.0	1.48		9.4
LCF	National Office Portfolio	Various	Various	18	29,965,119	3.8	Office	2,572,700	72	64.2	52.2	1.64		11.1
WFB	HGI Savannah Historic District	Savannah	GA	1	26,500,000	3.4	Hospitality	133	199,248	47.2	38.3	1.81		12.4
LCF	Belden Park Crossing	Canton	OH	1	23,000,000	2.9	Retail	483,984	105	74.3	63.8	1.61		10.6
Barclays	One Century Place	Nashville	TN	1	22,300,000	2.8	Office	538,792	123	65.0	65.0	2.73		11.5
LCF	61 Grove Street	New York	NY	1	21,650,000	2.8	Mixed Use	12(3)	1,804,167	54.8	54.8	1.49		6.7
Top Three Total/Weighted Average				3 / 3	$135,057,272	17.2%				56.3%	51.3%	1.95	x	12.1%
Top Five Total/Weighted Average				5 / 32	$205,894,421	26.2%				57.4%	51.4%	1.87	x	12.3%
Top Ten Total/Weighted Average				10 / 54	$329,309,540	41.9%				58.7%	52.4%	1.86	x	11.6%
Non-Top Ten Total/Weighted Average				42 / 43	$456,612,637	58.1%				62.1%	55.5%	1.85	x	11.0%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per Room/SF/Unit, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

(2)	Includes the office and retail components only and excludes the hotel component of the property. The hotel component of the property consists of 256 rooms and approximately 156,000 square feet.

(3)	Includes residential units only. Excludes 3,000 square feet of retail space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Characteristics of the Mortgage Pool

B.	Summary of the Whole Loans
Property Name	Mortgage Loan Seller in WFCM 2017-C41	Note(s)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
Headquarters Plaza	Barclays	A-1	$75,000,000	CD 2017-CD6(2)	Yes	Wells Fargo Bank, National Association	LNR Partners LLC
		A-2	$25,000,000	Citi Real Estate Funding Inc.	No
		A-3	$35,000,000	WFCM 2017-C41	No
		A-4	$15,000,000	WFCM 2017-C41	No
Marriott LAX	LCF	A-1-A	$40,000,000	CGCMT 2017-C4	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
		A-2	$62,000,000	LCCM 2017-LC26	No
		A-3-A	$44,450,000	WFCM 2017-C41	No
Mall of Louisiana	Barclays	A-1	$65,000,000	BANK 2017-BNK7	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$44,000,000	MSBAM 2017-C34	No
		A-3-1	$30,000,000	CGCMT 2017-P8	No
		A-3-2	$28,000,000	CGCMT 2017-C4	No
		A-4	$50,000,000	COMM 2017-COR2	No
		A-5-1	$41,000,000	WFCM 2017-C41	No
		A-5-2	$17,000,000	CGCMT 2017-P8	No
		A-6	$25,000,000	WFCM 2017-C40	No
		A-7	$25,000,000	WFCM 2017-C40	No
U.S. Industrial Portfolio III	Barclays	A-1-1	$50,000,000	BANK 2017-BNK8(3)	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
		A-1-2	$40,000,000	Morgan Stanley Bank, N.A.	No
		A-2	$30,537,149	WFCM 2017-C41	No
National Office Portfolio	LCF	A-1-A	$35,000,000	Ladder Capital Finance LLC	Yes(4)	Midland Loan Services, a Division of PNC Bank, National Association(4)(5)	Midland Loan Services, a Division of PNC Bank, National Association(4)(5)
		A-1-B	$20,000,000	Ladder Capital Finance LLC	No
		A-2-A	$25,000,000	CCRE	No
		A-3	$30,000,000	WFCM 2017-C41	No
		A-4-B	$40,000,000	Ladder Capital Finance LLC	No
		A-5-A	$35,000,000	UBS 2017-C5(5)	No
Belden Park Crossing	LCF	A-1-A	$13,000,000	Ladder Capital Finance LLC	Yes(6)	Wells Fargo Bank, National Association(6)	LNR Partners LLC(6)
		A-1-B	$15,000,000	Ladder Capital Finance LLC	No
		A-2	$23,000,000	WFCM 2017-C41	No
One Century Place	Barclays	A-1	$44,000,000	Barclays Bank PLC	Yes(6)	Wells Fargo Bank, National Association(6)	LNR Partners LLC(6)
		A-2	$22,300,000	WFCM 2017-C41	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Characteristics of the Mortgage Pool

The View at Marlton	AREF	A-1	$20,500,000	WFCM 2017-C41	Yes	Wells Fargo Bank, National Association	LNR Partners LLC
		A-2	$6,000,000	Argentic Real Estate Finance LLC	No
DoubleTree Berkeley Marina	AREF	A-1-1	$13,750,000	UBS 2017-C4	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$20,000,000	WFCM 2017-C41	No
		A-1-2, A-1-3	$18,750,000	UBS 2017-C5(5)	No
Macedonia Commons	LCF	A-1	$18,000,000	WFCM 2017-C41	Yes	Wells Fargo Bank, National Association	LNR Partners LLC
		A-2	$16,200,000	UBS 2017-C4	No
Del Amo Fashion Center	Barclays	A-1-1, A-2-1, A-3-1, A-4-1, B-1-1, B-2-1, B-3-1, B-4-1	$59,300,000	DAFC 2017-AMO	Yes	KeyBank National Association	Cohen Financial, a Division of SunTrust Bank
		A-1-2, A-4-2, B-1-2, B-4-2	$90,000,000	BANK 2017-BNK5	No
		A-1-3, A-4-4, B-1-3, B-1-4, B-4-4	$59,543,000	BANK 2017-BNK6	No
		A-1-4	$20,457,000	CGCMT 2017-B1	No
		A-2-2-A, B-2-2-A	$30,000,000	WFCM 2017-C39	No
		A-2-2-B, B-2-2-B	$15,000,000	WFCM 2017-C41	No
		A-2-4, B-2-4	$25,000,000	WFCM 2017-C40	No
		A-2-3, A-4-3, B-2-3, B-4-3	$60,000,000	WFCM 2017-C38	No
		A-3-2, B-3-2	$50,000,000	UBS 2017-C3	No
		A-3-3, B-3-3	$45,000,000	UBS 2017-C2	No
		A-3-4, B-3-4	$5,000,000	UBS 2017-C4	No
Columbia Park Shopping Center	AREF	A-1	$50,000,000	WFCM 2017-C39	Yes	Wells Fargo Bank, National Association	LNR Partners LLC
		A-2	$12,700,000	WFCM 2017-C41	No

(1)	Unless otherwise indicated, each note not currently held by a securitization trust is expected to be contributed to a future securitization. No assurance can be provided that any such note will not be split further.

(2)	The CD 2017-CD6 transaction is expected to close on November 30, 2017

(3)	The BANK 2017-BNK8 transaction is expected to close on November 15, 2017.

(4)	The National Office Portfolio whole loan is being serviced under the UBS 2017-C5 pooling and servicing agreement until the securitization of Note A-1-A, after which it will be serviced pursuant to the related non-serviced pooling and servicing agreement.

(5)	The UBS 2017-C5 transaction is expected to close on November 16, 2017.

(6)	The related whole loan is expected to initially be serviced under the WFCM 2017-C41 pooling and servicing agreement until the securitization of the related “lead” pari passu note (namely, the related pari passu note marked “Yes” in the column entitled “Lead Servicer for Whole Loan”), after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the WFCM 2017-C41 certificates after the closing of such securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Characteristics of the Mortgage Pool

C.	Mortgage Loans with Additional Secured and Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
21	Barclays	Del Amo Fashion Center	$15,000,000	1.9%	$125,700,000	NAP	3.6575%	3.34x	2.63	12.9%	10.1%	39.8%	50.6%
26	AREF	Columbia Park Shopping Center	12,700,000	1.6	NAP	$7,905,512	5.3840	1.63	1.21	8.4	7.5	60.3	68.0
Total/Weighted Average			$27,700,000	3.5%	$125,700,000	$7,905,512	4.4491%	2.56x	1.98x	10.8%	8.9%	49.2%	58.6%

(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Characteristics of the Mortgage Pool

D.	Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
3.00	Barclays	Mall of Louisiana	Baton Rouge	LA	Retail	$41,000,000	5.2%	MLMT 2006-C1
4.01	WFB	Carmel Executive Park	Charlotte	NC	Office	13,800,000	1.8	CGCMT 2013-GC15
5.00	Barclays	U.S. Industrial Portfolio III	Various	Various	Various	30,537,149	3.9	WFCM 2013-C16
14.00	AREF	DoubleTree Berkeley Marina	Berkeley	CA	Hospitality	20,000,000	2.5	CGCMT 2007-FL3A
18.00	AREF	Northwoods Center	Wesley Chapel	FL	Retail	16,975,000	2.2	JPMCC 2009-IWST; JPMCC 2005-LDP1
20.00	WFB	Hilton Houston Galleria TX	Houston	TX	Hospitality	15,600,000	2.0	BSCMS 2007-PW16
23.00	AREF	Springville Heights Condominium	Staten Island	NY	Multifamily	13,500,000	1.7	MCFI 1998-MC2
31.00	Barclays	Northern Ohio Industrial Park	Elyria	OH	Industrial	11,000,000	1.4	JPMCC 2008-C2
32.00	AREF	Cascade Building	Portland	OR	Mixed Use	10,000,000	1.3	BACM 2001-1
38.01	WFB	185-Omega Self Storage	Amityville	NY	Self Storage	6,254,459	0.8	BSCMS 2007-T28
49.00	LCF	Rite Aid Dunmore	Dunmore	PA	Retail	3,800,000	0.5	BACM 2007-4
50.00	WFB	Kirkwood Center	Kirkwood	MO	Retail	1,795,702	0.2	BACM 2007-4
	Total					$184,262,310	23.4%

(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Characteristics of the Mortgage Pool

E.	Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Mortgage Loan Balance at ARD ($)	% of Class A-2 Certificate Principal Balance (%)(2)	Rooms	Loan per Room($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon Or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to ARD (mos.)
20	WFB	Hilton Houston Galleria TX	TX	Hospitality	$15,600,000	2.0%	$13,934,428	95.0%	292	$53,425	2.00x	16.9%	61.4%	54.9%	0	60
Total/Weighted Average					$15,600,000	2.0%	$13,934,428	95.0%			2.00x	16.9%	61.4%	54.9%	0	60

(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Balloon Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Characteristics of the Mortgage Pool

F.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	17	$212,972,359	27.1%	62.2%	55.0%	1.83	x	10.5%	10.0%	4.358%
Anchored	8	110,551,857	14.1	65.9	58.9	1.72		10.2	9.6	4.516
Super Regional Mall	2	56,000,000	7.1	52.4	46.8	2.25		11.6	11.1	3.897
Unanchored	3	22,834,800	2.9	63.9	53.1	1.59		10.1	9.7	4.486
Shadow Anchored	2	18,770,702	2.4	67.1	59.8	1.60		10.3	9.8	4.438
Single Tenant	2	4,815,000	0.6	65.6	53.1	1.40		9.9	9.2	5.178
Hospitality	9	160,631,053	20.4	55.1	46.0	1.82		13.9	11.9	4.978
Full Service	4	98,657,272	12.6	53.4	45.4	1.78		14.1	11.9	5.108
Select Service	2	39,600,000	5.0	53.1	43.7	1.80		12.7	11.2	4.696
Extended Stay	1	12,000,000	1.5	67.8	55.7	1.88		13.4	12.1	4.990
Limited Service	2	10,373,781	1.3	65.3	48.6	2.13		16.4	14.7	4.801
Office	28	144,438,239	18.4	63.8	55.7	1.77		11.5	10.1	4.630
Suburban	27	136,638,239	17.4	64.0	55.4	1.75		11.5	10.1	4.635
Medical	1	7,800,000	1.0	60.0	60.0	2.08		10.8	9.6	4.543
Industrial	31	112,949,029	14.4	60.8	56.9	2.07		11.1	10.0	4.163
Flex	11	74,335,000	9.5	55.2	53.6	2.32		11.5	10.3	4.109
Warehouse	20	38,614,029	4.9	71.6	63.1	1.57		10.4	9.3	4.267
Mixed Use	6	111,587,715	14.2	59.4	58.0	1.95		9.7	8.9	4.424
Office/Hospitality/Retail	1	50,000,000	6.4	62.8	62.8	2.23		11.3	9.8	4.355
Multifamily/Retail	3	42,598,007	5.4	61.3	59.7	1.41		7.0	6.8	4.633
Retail/Office	2	18,989,708	2.4	46.1	41.4	2.42		11.4	10.9	4.136
Self Storage	5	29,843,783	3.8	68.4	58.1	1.59		9.9	9.8	4.601
Self Storage	5	29,843,783	3.8	68.4	58.1	1.59		9.9	9.8	4.601
Multifamily	1	13,500,000	1.7	61.1	61.1	1.57		7.9	7.7	4.820
Mid Rise	1	13,500,000	1.7	61.1	61.1	1.57		7.9	7.7	4.820
Total/Weighted Average:	97	$785,922,177	100.0%	60.7%	54.2%	1.85	x	11.3%	10.2%	4.533%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Characteristics of the Mortgage Pool

G.	Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California	17	$199,796,773	25.4%	53.4%	48.5%	2.09	x	11.9%	10.7%	4.438%
Southern	12	135,011,973	17.2	50.6	45.7	2.19		12.3	11.0	4.429
Northern	5	64,784,800	8.2	59.3	54.3	1.89		11.1	10.0	4.456
New Jersey	4	96,200,000	12.2	65.3	61.9	1.85		10.2	9.1	4.587
New York	6	67,780,171	8.6	60.4	59.1	1.53		7.6	7.5	4.653
Ohio	9	59,696,339	7.6	72.0	62.0	1.69		11.2	10.3	4.511
Texas	18	56,828,575	7.2	58.2	49.0	1.82		14.1	12.0	4.684
Louisiana	1	41,000,000	5.2	57.0	49.3	1.85		11.1	10.6	3.984
Other(3)	42	264,620,318	33.7	63.0	54.6	1.81		11.6	10.4	4.613
Total/Weighted Average	97	$785,922,177	100.0%	60.7%	54.2%	1.85	x	11.3%	10.2%	4.533%

(1)	The mortgaged properties are located in 26 states.

(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(3)	Includes 20 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Characteristics of the Mortgage Pool

H.	Characteristics of the Mortgage Pool (1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
1,015,000 - 3,000,000	3	$4,009,313	0.5%
3,000,001 - 4,000,000	1	3,800,000	0.5
4,000,001 - 5,000,000	3	14,200,712	1.8
5,000,001 - 6,000,000	2	11,471,076	1.5
6,000,001 - 7,000,000	2	13,735,000	1.7
7,000,001 - 8,000,000	4	30,405,171	3.9
8,000,001 - 9,000,000	4	34,589,708	4.4
9,000,001 - 10,000,000	2	19,145,000	2.4
10,000,001 - 15,000,000	11	138,931,657	17.7
15,000,001 - 20,000,000	7	124,575,000	15.9
20,000,001 - 30,000,000	8	185,165,119	23.6
30,000,001 - 50,000,000	5	205,894,421	26.2
Total:	52	$785,922,177	100.0%
Average	$15,113,888

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
1.35 - 1.40	3	$41,448,007	5.3%
1.41 - 1.50	3	45,700,000	5.8
1.51 - 1.60	5	85,202,149	10.8
1.61 - 1.70	7	64,095,210	8.2
1.71 - 1.80	4	52,330,171	6.7
1.81 - 1.90	4	68,980,119	8.8
1.91 - 2.00	2	59,000,000	7.5
2.01 - 2.50	15	229,631,521	29.2
2.51 - 3.00	5	97,585,000	12.4
3.01 - 3.48	4	41,950,000	5.3
Total:	52	$785,922,177	100.0%
Weighted Average:	2.04x

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
1.30	2	$8,748,007	1.1%
1.31 - 1.40	4	77,750,000	9.9
1.41 - 1.50	6	91,352,149	11.6
1.51 - 1.60	4	37,120,702	4.7
1.61 - 1.70	7	114,789,627	14.6
1.71 - 1.80	6	103,152,444	13.1
1.81 - 1.90	7	161,856,857	20.6
1.91 - 2.00	2	16,798,611	2.1
2.01 - 2.50	6	84,818,781	10.8
2.51 - 3.00	6	64,535,000	8.2
3.01 - 3.34	2	25,000,000	3.2
Total:	52	$785,922,177	100.0%
Weighted Average:	1.85x

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Refinance	32	$419,008,712	53.3%
Acquisition	17	255,913,465	32.6
Recapitalization	3	111,000,000	14.1
Total:	52	$785,922,177	100.0%

MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
3.645 - 3.750	2	$25,000,000	3.2%
3.751 - 4.000	8	116,591,857	14.8
4.001 - 4.250	2	39,682,149	5.0
4.251 - 4.500	8	189,409,800	24.1
4.501 - 4.750	18	205,245,024	26.1
4.751 - 5.000	8	94,286,076	12.0
5.001 - 5.250	4	76,457,272	9.7
5.251 - 5.750	1	19,000,000	2.4
5.751 - 5.770	1	20,250,000	2.6
Total:	52	$785,922,177	100.0%
Weighted Average:	4.533%

UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
6.7 - 8.0	4	$70,150,000	8.9%
8.1 - 9.0	5	47,813,007	6.1
9.1 - 10.0	5	77,702,149	9.9
10.1 - 11.0	12	135,774,679	17.3
11.1 - 12.0	9	195,050,119	24.8
12.1 - 13.0	9	104,001,170	13.2
13.1 - 14.0	3	69,157,272	8.8
14.1 - 15.0	1	20,000,000	2.5
15.1 - 16.0	1	40,300,000	5.1
16.1 - 16.9	3	25,973,781	3.3
Total:	52	$785,922,177	100.0%
Weighted Average:	11.3%

UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
6.6 - 8.0	6	$91,500,000	11.6%
8.1 - 9.0	5	78,000,156	9.9
9.1 - 10.0	13	187,469,800	23.9
10.1 - 11.0	12	191,019,998	24.3
11.1 - 12.0	8	141,664,129	18.0
12.1 - 14.0	5	70,294,313	8.9
14.1 - 14.9	3	25,973,781	3.3
Total:	52	$785,922,177	100.0%
Weighted Average:	10.2%

ORIGINAL TERM TO MATURITY OR ARD
Original Term to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
60	1	$15,600,000	2.0%
120	51	770,322,177	98.0
Total:	52	$785,922,177	100.0%
Weighted Average:	119 months

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity or ARD).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Characteristics of the Mortgage Pool

REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
60	1	$15,600,000	2.0%
112 - 120	51	770,322,177	98.0
Total:	52	$785,922,177	100.0%
Weighted Average:	117 months

ORIGINAL AMORTIZATION TERM(2)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Non- Amortizing	19	$256,495,000	32.6%
240	1	1,795,702	0.2
300	6	81,130,638	10.3
360	26	446,500,837	56.8
Total:	52	$785,922,177	100.0%
Weighted Average(3):	350 months
(2) The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3) Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Non-Amortizing	19	$256,495,000	32.6%
239	1	1,795,702	0.2
297 - 300	6	81,130,638	10.3
301 - 360	26	446,500,837	56.8
Total:	52	$785,922,177	100.0%
Weighted Average(5):	349 months
(4) The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(5) Excludes the non-amortizing mortgage loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Hard/Springing Cash Management	18	$363,752,132	46.3%
Springing	21	237,598,289	30.2
Hard/Upfront Cash Management	6	137,322,272	17.5
None	6	34,249,485	4.4
Soft/Springing Cash Management	1	13,000,000	1.7
Total:	52	$785,922,177	100.0%

PREPAYMENT PROVISION SUMMARY(6)
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Lockout / Defeasance / Open	48	$748,308,566	95.2%
Lockout / GRTR 1% or YM / Open	3	36,598,611	4.7
YM / YM or Defeasance / Open	1	1,015,000	0.1
Total:	52	$785,922,177	100.0%
(6) As a result of property releases or the application of funds in a performance reserve, partial principal prepayments could occur during a period that voluntary principal prepayments are otherwise prohibited.

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
39.2 - 40.0	2	$25,000,000	3.2%
40.1 - 45.0	1	8,450,000	1.1
45.1 - 50.0	5	126,857,272	16.1
50.1 - 55.0	8	88,777,267	11.3
55.1 - 60.0	6	89,463,582	11.4
60.1 - 65.0	11	184,731,195	23.5
65.1 - 70.0	10	107,267,705	13.6
70.1 - 75.0	9	155,375,156	19.8
Total:	52	$785,922,177	100.0%
Weighted Average:	60.7%

BALLOON OR ARD LOAN-TO-VALUE RATIO
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
32.8 - 35.0	1	$1,795,702	0.2%
35.1 - 40.0	4	62,556,857	8.0
40.1 - 45.0	4	101,796,980	13.0
45.1 - 50.0	11	131,837,363	16.8
50.1 - 55.0	7	105,600,119	13.4
55.1 - 60.0	8	81,623,007	10.4
60.1 - 65.0	12	220,620,000	28.1
65.1 - 70.0	4	61,092,149	7.8
70.1 - 70.4	1	19,000,000	2.4
Total:	52	$785,922,177	100.0%
Weighted Average:	54.2%

AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Interest-only, Amortizing Balloon	15	$288,427,149	36.7%
Interest-only, Balloon	18	255,480,000	32.5
Amortizing Balloon	18	241,000,028	30.7
Interest-only, ARD	1	1,015,000	0.1
Total:	52	$785,922,177	100.0%

ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
12	2	$20,225,000	2.6%
24	6	87,850,000	11.2
30	1	20,000,000	2.5
36	4	112,840,000	14.4
60	2	47,512,149	6.0
Total:	15	$288,427,149	36.7%
Weighted Average:	34 months

SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
0	20	$370,852,149	47.2%
1	19	195,881,645	24.9
2	6	78,960,035	10.0
3	4	68,471,076	8.7
5	2	27,700,000	3.5
8	1	44,057,272	5.6
Total:	52	$785,922,177	100.0%
Weighted Average:	1 month

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Certain Terms and Conditions

V.            Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without Master Servicer consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.

Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.

Subordination, Allocation of Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain Classes of Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Certificates. The chart also shows the corresponding entitlement to receive principal and/or interest of certain Classes of Certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which losses are allocated to certain Classes of Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class V and R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, X-D, V or R Certificates, although principal payments and losses may reduce the notional amounts of the Class X-A, X-B and X-D certificates and, therefore, the amount of interest they accrue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Certain Terms and Conditions

(1)	The Class X-A, X-B and X-D Certificates are interest-only certificates.
(2)	Non-Offered Certificates.

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

	1.	Class A-1, A-2, A-SB, A-3, A-4, X-A, X-B and X-D Certificates: To interest on the Class A-1, A-2, A-SB, A-3, A-4, X-A, X-B and X-D Certificates, pro rata, according to their respective interest entitlements.

	2.	Class A-1, A-2, A-SB, A-3, and A-4 Certificates: To principal on the Class A-1, A-2, A-SB, A-3 and A-4 Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates, until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (vi) sixth, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-SB, A-3 and A-4 Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-SB, A-3 and A-4 Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2, A-SB, A-3 and A-4 Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.

	3.	Class A-1, A-2, A-SB, A-3 and A-4 Certificates: To reimburse the holders of the Class A-1, A-2, A-SB, A-3 and A-4 Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Certain Terms and Conditions

	4.	Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-SB, A-3 and A-4 Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

	5.	Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-SB, A-3, A-4 and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

	6.	Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-SB, A-3, A-4, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

	7.	After the Class A-1, A-2, A-SB, A-3, A-4, X-A, X-B, X-D, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E-RR, F-RR, G-RR and H-RR Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance and Prepayment Premiums:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner: (1) to each of the Class A-1, A-2, A-SB, A-3, A-4, A-S, B, C and D Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-SB, A-3 and A-4 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-SB, A-3 and A-4 Certificates as described above, and (3) to the Class X-B Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, E-RR, F-RR, G-RR, H-RR, V or R certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:	The Certificate Balances of the Class A-1, A-2, A-SB, A-3, A-4, A-S, B, C, D, E-RR, F-RR, G-RR and H-RR Certificates will be reduced without distribution on any Distribution Date as a write-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Certain Terms and Conditions

off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class H-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F-RR Certificates; fourth, to the Class E-RR Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-2, A-SB, A-3 and A-4 Certificates based on their outstanding Certificate Balances.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-SB, A-3 or A-4 Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B or C Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D Certificates as write-offs in reduction of its Certificate Balance.

P&I Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-SB, A-3, A-4, X-A, X-B and X-D Certificates would be affected on a pari passu basis).

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loan, if any, and then to the related mortgage loan and the related pari passu companion loan(s).

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A Collateral Deficiency Amount will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held with respect to the mortgage loan as of the date of such determination.

A Cumulative Appraisal Reduction Amount with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Certain Terms and Conditions

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans (solely for purposes of this calculation, if such right is being exercised on or after December 2027 and the mortgage loan secured by the mortgaged property identified as Dollar General E. Peoria is still an asset of the issuing entity, then such mortgage loan will be excluded from the then aggregate principal balance) as of the cut-off date.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-SB, A-3, A-4, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates (other than the Class V and Class R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes (other than the Class V and R Certificates) of certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.

Control Eligible Certificates:	The Class E-RR, F-RR, G-RR and H-RR Certificates.

Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “majority controlling class certificateholder”, which will be the holder(s) of a majority of the “controlling class”, which means the most subordinate class of Certificates among the Control Eligible Certificates.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class(es)) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H-RR Certificates.

Control and Consultation:	The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when (i) the Class E-RR Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E-RR Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of a majority of the Class E-RR Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the WFCM 2017-C41 pooling and servicing agreement; provided that no Consultation

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Certain Terms and Conditions

Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E-RR Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) with respect to the directing certificateholder and except with respect to Servicing Shift Whole Loans (as defined below) (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that KBRA, Fitch and Moody’s (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans as to such party and except with respect to Servicing Shift Whole Loans (as defined below)) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan that is not a Servicing Shift Whole Loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to the Belden Park Crossing whole loan and the One Century Place whole loan (each, a “Servicing Shift Whole Loan”) and the National Office Portfolio whole loan, prior to the applicable Servicing Shift Securitization Date, the holder of the related controlling pari passu companion loan will have certain control rights regarding the servicing of the related whole loan under the WFCM 2017-C41 pooling and servicing agreement (or, in the case of the National Office Portfolio whole loan, the UBS 2017-C5 pooling and servicing agreement), including the right to approve or disapprove various material servicing actions involving the related whole loan.

With respect to (x) each non-serviced whole loan and (y) each Servicing Shift Whole Loan after its related Servicing Shift Securitization Date, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder (or equivalent) under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the three preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, if the majority controlling class certificateholder or the directing certificateholder is a Borrower Party, the majority controlling class certificateholder and the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Certain Terms and Conditions

directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2017-C41 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2017-C41 pooling and servicing agreement with respect to such mortgage loan, and such controlling class certificateholder will be referred to as an “excluded controlling class holder”.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender.

Replacement of Special Servicer:

If a Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to a Servicing Shift Whole Loan) may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause KBRA, Fitch and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to a Servicing Shift Whole Loan) may be replaced by the directing certificateholder, subject to KBRA, Fitch and Moody’s (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer is not performing its duties as required under the pooling and servicing agreement in accordance with the Servicing Standard and (ii) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator's website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Certain Terms and Conditions

replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to appoint the excluded special servicer.

Appraisal Remedy:	If the Class of Certificates comprising the controlling class loses its status as controlling class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the controlling class unless and until reinstated as the controlling class through such determination; and pending such determination, the rights of the controlling class will be exercised by the Control Eligible Certificates, if any, that would be the controlling class taking into account the subject appraisal reduction amount.

Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the WFCM 2017-C41 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus. Generally speaking, the directing certificateholder for any securitization holding a pari passu companion loan will have consent and/or consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

With respect to (x) any serviced whole loan and (y) any Servicing Shift Whole Loan prior to its Servicing Shift Securitization Date, if such whole loan becomes a defaulted loan under the WFCM 2017-C41 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to (x) each non-serviced whole loan and (y) each Servicing Shift Whole Loan after its related Servicing Shift Securitization Date, the applicable servicing agreement governing the servicing of such whole loan generally will provide that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitute a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization generally will have consent and/or consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Operating Advisor:	The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a Non-Serviced Mortgage Loan), the Operating Advisor will be responsible for:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Certain Terms and Conditions

	●	reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

	●	reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below)) and Final Asset Status Report (as defined in the Preliminary Prospectus);

	●	recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

	●	preparing an annual report (if any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event (as defined below) occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the pooling and servicing agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any deviations from the Special Servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the pooling and servicing agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event (as defined below) has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

● to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

● to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates in the aggregate (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

Asset Representations Reviewer:	The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Certain Terms and Conditions

the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the WFCM 2017-C41 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the WFCM 2017-C41 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the WFCM 2017-C41 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the WFCM 2017-C41 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the WFCM 2017-C41 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Certain Fee Offsets:

If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Certain Terms and Conditions

paid by the borrower in the previous 12-months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.

Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Controlling Class Certificateholder:	It is expected that Argentic Securities Holdings Cayman Limited or an affiliate will be the initial majority controlling class certificateholder. Argentic Securities Holdings Cayman Limited or such affiliate will be a “majority-owned affiliate” (as defined in the U.S. credit risk retention rules) of Argentic Real Estate Finance LLC.

Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HEADQUARTERS PLAZA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HEADQUARTERS PLAZA

Headquarters Plaza – North Tower

Floor	Tenant	SF	Expiration
14	Chartwell Consulting Group, Inc.	16,500 SF	Exp. 8/2021
12	Chartwell Consulting Group, Inc.	16,500 SF	Exp. 8/2021
11	State of NJ – Morris County Judges	15,218 SF	Exp. 9/2021
10	COLAS, Inc.	16,500 SF	Exp. 8/2027
9	Rockefeller Group Development Corp.	7,098 SF	Exp. 10/2020
9	Houston International Insurance Group	3,576 SF	Exp. 1/2020
9	Houston International Insurance Group	5,826 SF	Exp. 1/2020
8	Avison Young	16,500 SF	Exp. 3/2020
7	Datapositive, LLC aba Revolution Digital	6,282 SF	Exp. 3/2022
7	KMK Consulting Inc	10,218 SF	Exp. 3/2020
6	Graham, Curtin & Sheridan, P.A.	16,500 SF	Exp. 6/2022
5	Graham, Curtin & Sheridan, P.A.	16,500 SF	Exp. 6/2022
4	Upsher - Smith Laboratories, Inc.	8,049 SF	Exp. 1/2024
4	Atradius Trade Credit Insurance, Inc.	2,530 SF	Exp. 1/2022
4	Vacant	2,455 SF	
4	Vacant	2,466 SF	
4	Vacant	1,000 SF	
3	Chartwell Consulting Group, Inc.	16,500 SF	Exp. 8/2021
2	Vacant	2,911 SF	
2	P.L. Thomas & Co., Inc.	9,830 SF	Exp. 10/2020
2	Cross River Fiber LLC	3,759 SF	Exp. 10/2022
1	State of New Jersey – Department of Treasury	3,927 SF	Exp. 9/2021
1	The Hertz Corporation	1,800 SF	Exp. 9/2019

VACANT | BUILDING | 2018 – 2019 | 2020 – 2021 | 2022 – 2023 | 2024+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HEADQUARTERS PLAZA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HEADQUARTERS PLAZA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HEADQUARTERS PLAZA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HEADQUARTERS PLAZA

Headquarters Plaza
1,2,3 and 4 Speedwell Avenue
Morristown, NJ 07960
Mount Arlington
Rockaway Township
Rockaway Townsquare
White Meadow Lake
Cedar Lake
Tourne Park
Boonton
BOONTON
Wharton
St. Clare's Hospital-Dover Campus
Rockaway
Rockaway River Country Club
Mountain Lakes
MOUNTAIN LAKES
BOONTON LINE
Denville
DENVILLE
Dover
DOVER
NJ TRANSIT
MONTCLAIR-
Boonton Reservoir
Hedden County Park
MOUNT TABOR
Kenvil
Randolph Ave
Canfield Ave
Pleasant Ave
County College of Morris
Lake Parsippany
Parsippany-Troy Hills
Randolph
Sussex Tpke
Millbrook Ave
James Andrews Memorial Park
MORRISTOWN LINE
Morris Plains
Old Troy Park
Calais Rd
W. Hanover Ave
Cedar Knolls
Whippany
MORRIS PLAINS
MORRIS COUNTY
Pine Plaza Shopping Center
Dolly Bridge Rd
Sussex Ave
Mennen Sports Arena
Morris County Mall
Hanover
The Friends of The Frelinghuysen Aboretum
Morristown Municipal Airport
Pinch Brook GC
Fosterfields Living Historical Farm
MORRISTOWN
Washington's Hdqtrs. Museum
Morris Museum
Columbia Tpke
Calais Rd
Mendham
Mendham Rd
Mayo Performing Arts Ctr.
Morristown
Honeywell
Morristown Medical Ctr.
College of St. Elizabeth
Florham Park
Spring Brook Country Club
Mendham Golf Course
MORRISTOWN NATL. HISTORICAL PARK
CONVENT STATION
NY Jets Training Facility
Fairleigh Dickinson Univ. Madison Campus
Novartis
Wick Farm and Garden
Corey Ln
AT&T Research Florham Park
Brooklake Country Club
Jockey Hollow Visitors Center
New Vernon
Drew University
MADISON
Roxiticus Golf Club
SOMERSET COUNTY
Glen Alpin Rd
Blue Mill Rd
Madison
Main St
Newark Intl. Airport 15 miles
Loantaka Park
Shunpike Rd
Southern Blvd
CHATHAM
Lees Hill Rd
Chatham
Basking Ridge
Great Swamp National Wildlife Refuge
Fairmount Ave
NEW PROVIDENCE
New Providence
Lord Stirling Park
Meyersville Rd
Springfield Ave
MURRAY HILL
River Rd
BERKELEY HEIGHTS
GLADSTONE LINE
UNION COUNTY
MILLINGTON
NJ TRANSIT
STIRLING
GILLETTE
Berkeley Heights
NEW YORK
PENN.
NEW JERSEY
Port Jervis
Peekskill
Vernon Twp.
Franklin
Ringwood
White Plains
Newton
East Stroudsburg
Ramsey
Kinnelon
Wayne
Paramus
Paterson
Yonkers
Hopatcong
Dover
Passaic
Morristown
Mendham
Newark
NEW YORK CITY
Washington
Jersey City
Easton
Phillipsburg
Elizabeth
Bridgewater Twp.
Plainfield
Edison
Flemington
New Brunswick
East Brunswick
Old Bridge
Atlantic Ocean
Lambertville
Princeton
Plainsboro
Long Branch
Doylestown
Eatontown
Trenton
Freehold
Lansdale

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Headquarters Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance(1):	$50,000,000			Specific Property Type:	Office/Hospitality/Retail
Cut-off Date Balance(1):	$50,000,000			Location:	Morristown, NJ
% of Initial Pool Balance:	6.4%			Size(4):	729,516 SF
Loan Purpose:	Recapitalization			Cut-off Date Balance Per SF(1)(5):	$169.39
Borrower Name:	Second Roc-Jersey Associates L.L.C.; Fifth Roc-Jersey Associates L.L.C.			Year Built/Renovated:	1982/2009
Borrower Sponsor:	Seth Schochet; Brian Fisher			Title Vesting(6):	Fee
Mortgage Rate:	4.355%			Property Manager(7):	Various
Note Date:	October 20, 2017			4th Most Recent Occupancy (As of)(8):	86.2% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(8):	89.3% (12/31/2014)
Maturity Date:	November 6, 2027			2nd Most Recent Occupancy (As of)(8):	90.8% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(8):	91.3% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(8):	91.8% (8/1/2017)
Seasoning:	0 months
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360
Call Protection(2):	L(24),D(92),O(4)
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information:
Additional Debt(1):	Yes			4th Most Recent NOI (As of)(9):	$15,156,064 (12/31/2014)
Additional Debt Type(1):	Pari Passu			3rd Most Recent NOI (As of)(9):	$16,616,513 (12/31/2015)
				2nd Most Recent NOI (As of)(9):	$16,659,943 (12/31/2016)
				Most Recent NOI (As of)(9):	$17,494,529 (TTM 8/31/2017)
Escrows and Reserves(3):				U/W Revenues(9):	$39,606,385
				U/W Expenses(9):	$22,663,110
Type:	Initial	Monthly	Cap (If Any)	U/W NOI(9):	$16,943,274
Taxes	$603,660	$201,220	NAP	U/W NCF(9):	$14,740,419
Insurance	$0	Springing	NAP	U/W NOI DSCR(1):	2.56x
Replacement Reserves	$0	$15,843	NAP	U/W NCF DSCR(1):	2.23x
FF&E Reserve	$0	Springing	NAP	U/W NOI Debt Yield(1):	11.3%
TI/LC Reserve	$0	$125,000	$6,000,000	U/W NCF Debt Yield(1):	9.8%
Plaza Development Reserve	$1,500,000	$0	NAP	As-Is Appraised Value(10):	$239,000,000
Unfunded Tenant Obligations	$1,722,209	$0	NAP	As-Is Appraisal Valuation Date(10):	August 22, 2017
PIP Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(10):	62.8%
Deferred Maintenance	$73,255	$0	NAP	LTV Ratio at Maturity or ARD(1)(10):	62.8%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Headquarters Plaza Whole Loan (as defined below).

(2)	The lockout period will be at least 24 payments, beginning with and including the first payment date of December 6, 2017. Defeasance of the Headquarters Plaza Mortgage Loan is permitted at any time after the earlier to occur of (i) October 20, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 24 payments is based on the expected WFCM 2017-C41 securitization trust closing date in November 2017.

(3)	See “Escrows” section.

(4)	The square feet for the Headquarters Plaza Property (as defined below) includes the office and retail components only and excludes the hotel component of the property. The hotel component of the property consists of 256 rooms and approximately 156,000 square feet.

(5)	The Cut-off Date Balance Per SF is calculated using the entire square footage which includes approximately 156,000 square feet of hotel space. If excluding the hotel square footage, the Cut-off Date Balance Per SF is equal to $205.62.

(6)	See “Ground Lease” section.

(7)	See “Property Management” section.

(8)	Figures represent occupancy statistics for the Headquarters Plaza Office/Retail Property (as defined below).

(9)	See the table titled “Cash Flow Analysis” in the “Operating History and Underwritten Net Cash Flow” section.

(10)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Headquarters Plaza Mortgage Loan”) is part of a whole loan (the “Headquarters Plaza Whole Loan”) evidenced by four pari passu notes secured by a first mortgage encumbering the fee interest and certain leasehold interests (see the “Ground Lease” section below) in a mixed-use property consisting of three Class A office towers, a retail concourse and a 256-room full service hotel located approximately 30.0 miles northwest of New York City in Morristown, NJ (the “Headquarters Plaza Property”). Promissory Notes A-3 and A-4 (contributed by Barclays Bank PLC), in the aggregate principal amount of $50,000,000, represent the Headquarters Plaza Mortgage Loan and will be included in the WFCM 2017-C41 securitization trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HEADQUARTERS PLAZA

The Headquarters Plaza Whole Loan was co-originated on October 20, 2017 by Barclays Bank PLC and Citi Real Estate Funding Inc. The Headquarters Plaza Whole Loan had an original principal balance of $150,000,000, has an outstanding principal balance as of the Cut-off Date of $150,000,000 and accrues interest at an interest rate of 4.3550% per annum. The Headquarters Plaza Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term of the Headquarters Plaza Whole Loan. The Headquarters Plaza Whole Loan matures on November 6, 2027.

Notes A-3 and A-4, which will be contributed to the WFCM 2017-C41 Trust, had an aggregate original principal balance of $50,000,000, have an aggregate Cut-off Date Balance of $50,000,000, and together with Note A-2, represent the non-controlling interest in the Headquarters Plaza Whole Loan. The controlling Note A-1 had an original principal balance of $75,000,000, has an outstanding principal balance as of the Cut-off Date of $75,000,000, is currently held by Citi Real Estate Funding Inc. and is expected to be contributed to the CD 2017-CD6 Trust. The non-controlling Note A-2 had an original principal balance of $25,000,000, has an outstanding principal balance as of the Cut-off Date of $25,000,000, is currently held by Citi Real Estate Funding Inc. and is expected to be contributed to a future securitization trust. Each of the mortgage loans evidenced by Notes A-1 and A-2 are referred to herein as the “Headquarters Plaza Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$75,000,000	CD 2017-CD6	Yes
A-2	$25,000,000	Citi Real Estate Funding Inc.	No
A-3	$35,000,000	WFCM 2017-C41	No
A-4	$15,000,000	WFCM 2017-C41	No
Total	$150,000,000

Following the lockout period, on any date before August 6, 2027, the borrower has the right to defease the Headquarters Plaza Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) October 20, 2020. The Headquarters Plaza Whole Loan is prepayable without penalty on or after August 6, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$150,000,000	100.0%	Return of Equity	$144,095,793(1)	96.1%
			Reserves	3,899,124	2.6
			Closing costs	2,005,083	1.3

Total Sources	$150,000,000	100.0%	Total Uses	$150,000,000	100.0%

(1)	There is no existing debt on the Headquarters Plaza Property as of the Headquarters Plaza Whole Loan origination date, as the prior leasehold loan was repaid in connection with the acquisition of the landlord’s interest under the ground lease by a borrower affiliate.

The Property. The Headquarters Plaza Property is comprised of three Class A office towers totaling 562,242 square feet, an indoor/outdoor retail concourse totaling 167,274 square feet (together with the office towers, the “Headquarters Plaza Office/Retail Property”) and a full service Hyatt Regency hotel totaling 256 rooms (the “Hyatt Regency at Headquarters Plaza”). The Headquarters Plaza Property is located approximately 30.0 miles northwest of New York City in Morristown, NJ. According to the appraisal, the Headquarters Plaza Property occupies a location adjacent to “The Green” in downtown Morristown along Speedwell Avenue (route 202), within a mile of Interstate 287 and Route 24. The Headquarters Plaza Property was developed by the sponsors between 1982 and 1993, and has since been managed by the sponsors. The Headquarters Plaza Property sits atop a 2,900-space multi-story parking garage (not collateral for the loan), which affiliates of the borrowers purchased from the Municipality of Morristown along with the fee interest (see “Ground Lease” section) in the Headquarters Plaza Property in 2015.

Fee above a Plane. The real estate collateral for the Headquarters Plaza Whole Loan is structured as a fee above a plane (the “Upper Area”), which fee-above-a-plane structure is governed by the Declaration (as defined in the loan documents). The owner of the fee interest in the real property located below the Upper Area (the “Lower Area”), as well as the lessee of the Lower Area, are affiliates of the borrowers. The Lower Area which consists of a parking garage is not collateral for the Headquarters Plaza Whole Loan.

The Headquarters Plaza Office/Retail Property

The Headquarters Plaza Office/Retail Property’s office component is comprised of three Class A multi-tenant office towers. The North Tower is a 202,445 square foot, 12-story tower that was completed in 1987. The East Tower is a 178,277 square foot, 11-story tower that was completed in 1983. The West Tower is a 181,520 square foot, 11-story tower that was completed in 1982. The Headquarters Plaza Office/Retail Property has been maintained by the borrowers who between 2005 and 2016, have invested approximately $28.1 million between tenant improvements and building improvements.

The Headquarters Plaza Office/Retail Property has a total of 49 office tenants and 19 retail tenants resulting in a combined occupancy of 91.8% as of August 1, 2017. The tenant mix is diverse, represented by industries including finance, telecommunications, legal, and various state and federal government agencies. The Headquarters Plaza Office/Retail Property has exhibited strong occupancy historically with a weighted average occupancy over the past 11 years of 88.9% and 90.3% over the past five years. The weighted average tenure of current tenancy is 17.0 years. Several of the larger tenants have been at the property for many years, including Riker, Danzig, Scherer (1982), Duff & Phelps, LLC (2007) and Graham, Curtin & Sheridan, P.A. (2002).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HEADQUARTERS PLAZA

The largest office tenant, Riker, Danzig, Scherer (“Riker”), occupies 79,170 square feet representing 10.9% of the Headquarters Plaza Office/Retail Property’s total square footage and has been located at the property since 1982. According to Riker, Riker has been at the forefront of the New Jersey legal community since 1882 and has more than 130 years of legal experience in a broad range of practice areas. Other than Riker, no other tenant accounts for more than 6.9% of the Headquarters Plaza Office/Retail Property net rentable square footage.

The Headquarters Plaza Property’s retail component is comprised of an indoor and outdoor facing retail concourse which connects to each of the three office towers and the hotel. The retail concourse consists of a 40,000 square foot AMC Theatres and 34,707 square foot fitness center operated by a borrower affiliate. The remaining 92,567 square feet of retail space primarily serves as amenity space for the office tenants and hotel patrons.

The following table presents certain information relating to the tenancy at the Headquarters Plaza Office/Retail Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent(1)	Lease Expiration Date

Major Tenants
Riker, Danzig, Scherer	NR/NR/NR	79,170	10.9%	$25.16	$1,992,128	11.5%	7/31/2025(2)
Chartwell Consulting Group, Inc.	NR/NR/NR	50,100	6.9%	$28.92	$1,449,135	8.3%	8/31/2021
AMC Theatres	NR/NR/NR	40,000	5.5%	$17.25	$690,000	4.0%	4/30/2029(3)
Duff & Phelps, LLC	NR/NR/NR	33,000	4.5%	$30.00	$990,000	5.7%	5/31/2028(4)
Graham, Curtin & Sheridan, P.A.	NR/NR/NR	33,000	4.5%	$26.50	$874,500	5.0%	6/30/2022(5)
Total Major Tenants		235,270	32.3%	$25.48	$5,995,763	34.5%

Non-Major/Amenity Tenants		434,698	59.6%	$29.30(6)	$11,373,275	65.5%

Occupied Collateral Total		669,968	91.8%	$27.86(6)	$17,369,038	100.0%

Vacant Space		59,548	8.2%

Collateral Total		729,516	100.0%

(1)	Information obtained from the underwritten rent roll and includes rent steps through October 2018.

(2)	Riker, Danzig, Scherer has one, five-year or 10-year lease renewal option.

(3)	AMC Theatres of has two, five-year lease renewal options.

(4)	Duff & Phelps, LLC has one, five-year lease renewal option. Duff & Phelps, LLC has one month of free rent each year beginning 2019 and ending in 2024.

(5)	Graham, Curtin & Sheridan, P.A. has one, five-year lease renewal option.

(6)	Calculation excludes amenity tenants (46,557 square feet) from the calculation.

The following table presents certain information relating to the lease rollover schedule at the Headquarters Plaza Office/Retail Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	3	6,585	0.9%	6,585	0.9%	$190,128	1.1%	$28.87
2017	2	1,210	0.2%	7,795	1.1%	$34,030	0.2%	$28.12
2018	4	9,759	1.3%	17,554	2.4%	$266,206	1.5%	$27.28
2019	12	47,933	6.6%	65,487	9.0%	$1,537,433	8.9%	$32.07
2020	11	87,760	12.0%	153,247	21.0%	$2,574,686	14.8%	$29.34
2021	11	95,716	13.1%	248,963	34.1%	$2,656,373	15.3%	$27.75
2022	15	93,638	12.8%	342,601	47.0%	$2,743,406	15.8%	$29.30
2023	2	10,067	1.4%	352,668	48.3%	$397,757	2.3%	$39.51
2024	6	35,965	4.9%	388,633	53.3%	$1,087,308	6.3%	$30.23
2025	8	104,925	14.4%	493,558	67.7%	$2,630,978	15.1%	$25.07
2026	2	26,274	3.6%	519,832	71.3%	$658,834	3.8%	$25.08
2027	3	29,925	4.1%	549,757	75.4%	$896,780	5.2%	$29.97
Thereafter	4	73,654	10.1%	623,411	85.5%	$1,695,120	9.8%	$23.01
Amenity(3)	3	46,557	6.4%	669,968	91.8%	$0	0.0%	$0.00
Vacant	0	59,548	8.2%	729,516	100.0%	$0	0.0%	$0.00
Total/Weighted Average(4)	86	729,516	100.0%			$17,369,038	100.0%	$27.86

(1)	Information obtained from the underwritten rent roll and includes rent steps through October 2018.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Amenity space includes a 34,707 square foot fitness facility, a 10,388 square foot hotel ballroom and a 1,462 square foot management office.

(4)	Weighted Average Annual U/W Base Rent PSF excludes Amenity and Vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents historical occupancy percentages at the Headquarters Plaza Office/Retail Property:

Historical Occupancy(1)

12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	12/31/2016(2)	8/1/2017(3)
86.2%	89.3%	90.8%	91.3%	91.8%

(1)	Figures represent occupancy statistics for the Headquarters Plaza Office/Retail Property only.

(2)	Information obtained from the borrower and reflects average yearly occupancy.

(3)	Information obtained from the underwritten rent roll.

The following table presents certain information relating to comparable office leases to the Headquarters Plaza Office/Retail Property:

Comparable Office Leases(1)

Property Name/Location	Year Built	Stories	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Mount Kemble Corporate Center (Building B) / 360 Mount Kemble Avenue, Morristown, NJ	2001	3	117,000	2.9 miles	NFP Property & Casualty	Dec 2016 / 7.3 Yrs	3,884	$25.25	Modified Gross

Mount Kemble Corporate Center (Building B) / 360 Mount Kemble Ave, Morristown, NJ	2001	3	117,000	2.9 miles	Grunethal USA, Inc	Mar 2015 / 5.0 Yrs	9,000	$24.00	Modified Gross

67 Park Place East Morristown, NJ	1973	10	145,019	0.4 miles	Omni Active Health Inc	Sep 2016 / 5.0 Yrs	7,176	$33.50	Modified Gross

1200 Mt. Kemble Avenue, Morristown, NJ	1981	3	106,000	5.4 miles	Glenmede Trust Company	Aug 2016 / 5.6 Yrs	5,499	$27.50	Modified Gross

Washington Office Center 44 Whippany Rd, Morristown, NJ	1984	3	220,160	2.1 miles	Meridian Capital Partners	Jul 2016 / 2.0 Yrs	1,746	$25.00	Modified Gross

60 Columbia Tpke Morristown, NJ	1980	3	75,450	2.6 miles	Assistance in Marketing Inc	Dec 2015 / 3.3 Yrs	6,732	$25.00	Modified Gross

(1)	Information obtained from the appraisal.

The Hyatt Regency at Headquarters Plaza

The Hyatt Regency at Headquarters Plaza is a 256-room, four-star full service hotel property built in 1993 and located just off the Morristown ”Green”, a landscaped park quadrangle in the Morristown central business district. The Hyatt Regency at Headquarters Plaza has been managed by the Hyatt Hotel Group since 2004. Since 2012, the hotel has operated at an average occupancy of 88.6% never falling below 87.8%, and has been ranked number one in terms of occupancy and RevPAR in its competitive set over that period. According to the sponsors, The Hyatt Regency at Headquarters Plaza placed in the top five in occupancy in the chain for each of 2015 and 2016.

The Hyatt Regency at Headquarters Plaza is comprised of 98 standard king guestrooms, 108 standard double-double guest rooms, 48 studio suites and two premium suites. The rooms include hard and soft goods including drapes, bedding, tables, wallpaper, wall-prints, chairs, tables and 55”-65” flat panel televisions. The furnishings include armoires and dressers, chairs, couches and lighting. Hotel amenities include a 130 seat restaurant known as the Eclectic Grill, a lounge and terrace serving light fare and signature drinks, a coffee bar and approximately 36,000 square feet of conference and meeting space consisting of three ballrooms, 32 breakout rooms, an executive boardroom and a conference center located on the lobby level.

According to the appraisal, the market segmentation at the Hyatt Regency at Headquarters Plaza is 50.0% corporate individuals, 25.0% group, 15.0% leisure and 10.0% airline. Corporate demand is driven by a variety of pharmaceutical businesses in the area and other fortune 500 companies such as Honeywell, Exxon, GAF, AT&T and others that have a significant presence in the area. Additionally, Morristown New Jersey is home to several office parks and has a large hospital in its downtown which also provides demand for the hotels in the area.

The Hyatt Regency at Headquarters Plaza is subject to a management agreement with Hyatt Corporation dated June 16, 2004 that expires on November 20, 2020. The borrowers will be required to deposit 115% of any property improvement plan (“PIP”) costs (in excess of $500,000, and which costs will be exclusive of: (i) the cost of any PIP work which is duplicative of any FF&E approved by the lender for which adequate FF&E reserve funds are being held by the lender and (ii) provided that certain conditions set forth in the loan documents are satisfied as of the applicable date of determination, the amount being held in reserve by any Hyatt

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Corporation (or any replacement franchisor employed in accordance with the terms of the loan documents) which is available and reasonably anticipated to be used for the PIP work) into a PIP reserve account in connection with the renewal of the management agreement, the execution of a new franchise or management agreement or otherwise (see “Escrows” below). Additionally, the borrower sponsors have invested approximately $16.7 million on hotel improvements between 2005 and 2016, including $7.0 million of room upgrades in 2009.

The following table presents certain information relating to the Hyatt Regency at Headquarters Plaza competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hyatt Regency at Headquarters Plaza			Penetration Factor
Year	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy(3)	ADR(3)	RevPAR(3)	Occupancy(4)	ADR(4)	RevPAR(4)
12/31/2014	69.2%	$159.17	$110.22	90.2%	$158.18	$142.76	130.3%	99.4%	129.5%
12/31/2015	67.8%	$163.70	$111.04	87.9%	$169.65	$149.05	129.5%	103.6%	134.2%
12/31/2016	71.0%	$166.54	$118.18	88.4%	$167.26	$147.94	124.6%	100.4%	125.2%
8/31/2017 TTM	70.6%(5)	$166.68(5)	$117.74(5)	88.8%	$167.87	$149.11	125.8%	100.7%	126.6%

(1)	The variances between the underwriting, the hospitality research reports and the above table with respect to Occupancy, ADR and RevPAR for the Hyatt Regency at Headquarters Plaza are attributable to variances in reporting methodologies and/or timing differences.

(2)	Information obtained from third party hospitality research reports and weighted on available rooms and occupied rooms, as applicable.

(3)	Information obtained from the borrowers.

(4)	Penetration Factor figures are calculated based on operating statements provided by the borrowers and competitive set data provided by third party hospitality research reports. Portfolio level figures are weighted based on total room count.

(5)	Figures reflect competitive set statistics for the trailing twelve month period ending July 2017.

According to the third party information above, the Hyatt Regency at Headquarters Plaza outperformed its competitive set in terms of occupancy, ADR and RevPAR. Per the appraisal, the Hyatt Regency at Headquarters Plaza is the only competitor within walking distance of the downtown Morristown center and the New Jersey Transit, which provides direct access to Newark, New Jersey and New York City. Additionally, the Hyatt Regency at Headquarters Plaza is qualified by airlines as a “downtown” property; therefore it is able to obtain airline contractual revenue. According to the appraisal, there are currently no new hotels proposed for the market.

Operating History and Underwritten Net Cash Flow. The following tables present certain information relating to the historical operating performance and the underwritten net cash flow at the Headquarters Plaza Property:

Cash Flow Analysis

	2014	2015	2016	TTM 8/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF(1)
Base Rent(2)	$15,256,904	$16,555,502	$16,578,803	$16,969,331	$16,869,472	93.4%	$23.12
Grossed Up Vacant Space(2)	0	0	0	0	1,955,380	10.8	2.68
Rent Steps(2)(3)	0	0	0	0	499,566	2.8	0.68
Total Reimbursables(2)	466,838	477,993	661,301	668,622	391,122	2.2	0.54
Other Income(2) (4)	191,720	174,862	191,433	332,122	305,387	1.7	0.42
Less Vacancy & Credit Loss(2)	0	0	0	0	(1,955,380)(5)	(10.8)	(2.68)
Effective Gross Income(2)	$15,915,462	$17,208,357	$17,431,537	$17,970,075	18,065,547	100.0%	$24.76

Total Operating Expenses(2)	$7,589,741	$7,757,468	$7,635,937	$7,535,179	$7,960,623	44.1%	$10.91

Net Operating Income(2)	$8,325,721	$9,450,889	$9,795,600	$10,434,896	$10,104,924	55.9%	$13.85
TI/LC(2)	0	0	0	0	1,195,318	6.6	1.64
Capital Expenditures(2)	0	0	0	0	145,903	0.8	0.20
Net Cash Flow(2)	$8,325,721	$9,450,889	$9,795,600	$10,434,896	$8,763,702	48.5%	$12.01

Hotel Net Cash Flow(6)	$5,996,876	$6,314,528	$6,019,718	$6,216,483	5,976,717

Total Net Cash Flow	$14,322,597	$15,765,417	$15,815,318	$16,651,379	$14,740,419

NOI DSCR(7)	2.29x	2.51x	2.52x	2.64x	2.56x
NCF DSCR(7)	2.16x	2.38x	2.39x	2.51x	2.23x
NOI DY(7)	10.1%	11.1%	11.1%	11.7%	11.3%
NCF DY(7)	9.5%	10.5%	10.5%	11.1%	9.8%

(1)	U/W $ per SF is calculated using the Headquarters Plaza Office/Retail Property square footage as the denominator.

(2)	Represents revenues and expenses generated by the Headquarters Plaza Office/Retail Property.

(3)	Rent Steps includes tenant rent steps through October 2018.

(4)	Other Income consists of administrative fees on security, garage & parking income and other miscellaneous income.

(5)	The underwritten economic vacancy is 9.9%. Headquarters Plaza Office/Retail Property was 91.8% physically occupied as of August 1, 2017.

(6)	Refer to the “Cash Flow Analysis (Hyatt Regency at Headquarters Plaza only)” table below.

(7)	Debt service coverage ratios and debt yields are based on the Headquarters Plaza Whole Loan and the combined Net Operating Income and Net Cash Flow for the Headquarters Plaza Office/Retail Property and the Hyatt Regency at Headquarters Plaza.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Cash Flow Analysis (Hyatt Regency at Headquarters Plaza only)

	2014	2015	2016	TTM 8/31/2017	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	90.2%	87.9%	88.4%	88.8%	88.8%
ADR	$158.18	$169.65	$167.26	$167.87	$167.87
RevPAR	$142.76	$149.05	$147.94	$149.11	$149.11

Room Revenue	$13,339,340	$13,927,168	$13,861,052	$13,933,021	$13,933,021	64.7%	$54,426
F&B Revenue	7,583,231	7,509,492	7,352,992	7,305,021	7,305,021	33.9	28,535
Other Revenue	351,323	349,333	391,072	302,796	302,796	1.4	1,183
Total Revenue	$21,273,894	$21,785,993	$21,605,116	$21,540,838	$21,540,838	100.0%	$84,144

Total Departmental Expenses	7,604,101	7,550,672	7,278,958	7,082,880	7,082,880	32.9	27,668
Gross Operating Profit	$13,669,793	$14,235,321	$14,326,158	$14,457,958	$14,457,958	67.1%	$56,476

Total Undistributed Expenses	6,029,120	6,215,552	6,622,945	6,750,190	6,750,190	31.3	26,368
Profit Before Fixed Charges	$7,640,673	$8,019,769	$7,703,213	$7,707,768	$7,707,768	35.8%	$30,108

Total Fixed Charges	810,330	854,145	838,870	648,135	869,418	4.0	3,396

Net Operating Income	$6,830,343	$7,165,624	$6,864,343	$7,059,633	$6,838,350	31.7%	$26,712
FF&E	833,467	851,096	844,625	843,150	861,634	4.0	3,366
Net Cash Flow	$5,996,876	$6,314,528	$6,019,718	$6,216,483	$5,976,717	27.7%	$23,347

Appraisal. As of the appraisal valuation date of August 22, 2017, the Headquarters Plaza Office/Retail Property had an “as-is” appraised value of $160,000,000. As of the appraisal valuation date of August 22, 2017, the Hyatt Regency at Headquarters Plaza had an “as-is” appraised value of $79,000,000. No value was given to the Residential Parcel (as defined below).

Environmental Matters. According to a Phase I environmental site assessment dated September 15, 2017, there was no evidence of any recognized environmental conditions at the Headquarters Plaza Property.

Market Overview and Competition. The Headquarters Plaza Property is located in Morris County within the central portion of northern New Jersey. According to the appraisal, the 2016 population and average household income for Morris County is 501,318 and $138,489, respectively. According to the appraisal, the northern and central New Jersey region has an extensive transportation network, as numerous destinations are easily accessible via major highways. Additionally and according to the appraisal, the northern and central Jersey region has good accessibility to public transportation. According to the appraisal, the Headquarters Plaza Property occupies a prominent location adjacent to “The Green” in downtown Morristown along Speedwell Avenue, within a mile of Interstate 287 and Route 24, and about 30 miles northwest of New York City. Additionally, the Headquarters Plaza Property is situated close to express trains (0.5 miles) to New York City, Morristown Airport (3.4 miles) and Newark Liberty International Airport (21.7 miles).

The Headquarters Plaza Property is the largest development proximate to The Green and it serves as the anchor commercial development in downtown Morristown. It is situated on a 10.4-acre site and offers amenities such as onsite property management, onsite garage parking, office space with concierge service, a fitness club, a movie theater, onsite daycare, several restaurants, laundry service and various retail mall stores. Per the appraisal, the Morris County court is also located south of the Headquarters Plaza Property and serves as a draw for office space for attorneys and other legal professionals. Additionally and according to the appraisal, there are numerous restaurants in the Morristown downtown area that cater to professionals and serve as a draw to the area. Land uses in the immediate area consist predominantly of residential and office uses with a number of multifamily developments a few miles north of the Headquarters Plaza Property. The neighborhood also provides convenient access to public transportation such as NJ Transit bus and rail stations.

According to the appraisal, the total estimated 2017 population within a one-, three- and five-mile radius is 19,636, 55,937 and 119,966, respectively. The total estimated 2017 average household income within a one-, three- and five-mile radius is $105,861, 153,576 and $162,084, respectively. According to a third party report, the Headquarters Plaza Property is located in the Morristown Region office submarket of northern New Jersey. The submarket is comprised of over 15.2 million square feet of inventory with a 22.6% vacancy rate and asking rent of $29.04/SF. According to the appraisal, there are 27 comparable properties, ranging in size from approximately 76,000 SF to 900,000 SF, near the Headquarters Plaza Property. Per the appraisal, the reported comparable rents ranged from $17.95/SF to $38.38/SF with an average of $27.39/SF. The reported vacancies ranged from 0.0% to 53.0% with an average of 7.0%. Currently there are no new office projects in development in the Headquarters Plaza Property’s competitive market.

The Hyatt Regency at Headquarters Plaza is part of the Newark area lodging market. According to the appraisal, the local market trends are positive. Per the appraisal, the Hyatt Regency at Headquarters Plaza is classified as an upscale full service hotel that is a four-star rated property. Hotel development in the area consists of a variety of full and limited service properties spread out around

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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major transportation routes. According to the appraisal, the Hyatt Regency at Headquarters Plaza benefits from major corporate demand as fortune 500 companies including Exxon, GAF and AT&T have a significant presence in the area. As the economy has gained strength and momentum after the 2009 recession, the corporate segment has strengthened which is displayed in the improved performance of the competitive set.

The Borrower. The borrowers for the Headquarters Plaza Whole Loan are Second Roc-Jersey Associates L.L.C. and Fifth Roc-Jersey Associates L.L.C., both Delaware limited liability companies and special purpose entities, each with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Headquarters Plaza Whole Loan. BCK Realty, LLC, and four Robert S. Olnick Trusts for the benefit of Allison Rubler, Eve Lateiner, Meredith Verona and Robert Lateiner, respectively, are the guarantors of certain nonrecourse carveouts under the Headquarters Plaza Whole Loan. The borrowers are a joint venture between the Fisher Organization (“Fisher”) and the Olnick Organization (“Olnick”).

The Borrower Sponsors. The borrower sponsors are Brian Fisher and Seth Schochet, representatives of Fisher and Olnick, respectively. Fisher and Olnick have a combined track record of more than 120 years of developing, constructing, owning and managing commercial real estate. According to the borrower sponsors, they are long term owners, having owned and managed most of their portfolios for multiple decades.

Fisher is a diversified real estate development and management company founded by Lester Fisher. According to Fisher, in the past decade, Fisher has executed 3,500,000 square feet of new construction development and approximately 2,000,000 square feet of tenant installations. In addition to residential and commercial development, Fisher is involved in other aspects of property management, including maintenance, leasing, tenant relations and finance.

Olnick is a privately held New-York-based corporation and has been actively involved in the construction, ownership, management and financing of real estate projects for over 60 years. In 1946, founder Robert S. Olnick pioneered the development of residential housing in the Riverdale section of New York City. The borrower sponsors have indicated that in the five decades that followed, Olnick built thousands of New York City apartments, millions of square feet of commercial space, and several hotels.

Escrows. The loan documents provide for upfront reserves in the amount of $1,437,481 for outstanding tenant improvements and leasing commissions, $1,500,000 for plaza development improvements related to an agreement signed by the ground lessor under the HQP Borrower Ground Lease (see “Ground Lease” section below), a borrower affiliate and the Municipality of Morristown, $603,660 for real estate taxes, $284,728 for outstanding free rent associated with five tenants and $73,255 for deferred maintenance. Additionally, the borrowers will be required to deposit 115% of any property improvement plan (“PIP”) costs (only required in the event the PIP costs are in excess of $500,000, and which costs will be exclusive of: (i) the cost of any PIP work which is duplicative of any FF&E approved by the lender for which adequate FF&E reserve funds are being held by the lender and (ii) provided that certain conditions set forth in the loan documents are satisfied as of the applicable date of determination, the amount being held in reserve by any Hyatt Corporation (or any replacement franchisor employed in accordance with the terms of the loan documents) which is available and reasonably anticipated to be used for the PIP work) into a PIP reserve account in connection with the renewal of the management agreement, the execution of a new franchise or management agreement or otherwise. All or a portion of the required PIP deposit may, at the borrowers’ request, be made from excess cash flow on deposit in the excess cash flow reserve (which is funded with all excess cash flow from the Headquarters Plaza Property during the continuance of a Trigger Period). Alternatively, the borrowers may provide a letter of credit in lieu of such cash deposit in an amount equal to the cash deposit that would have been required.

The loan documents also provide for ongoing monthly reserves of $201,220 for real estate taxes, $15,843 (approximately $0.26 per Headquarters Plaza Office/Retail Property square foot annually) for replacement reserves, $125,000 (approximately $2.06 per Headquarters Plaza Office/Retail Property square foot annually) for tenant improvements and leasing commissions (subject to a cap of $6,000,000) and an amount equal to the greater of (i) one-twelfth of 4% of hotel-related gross revenues and (ii) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement, for FF&E expenses. The loan documents do not require monthly reserves for insurance premiums as long as the Headquarters Plaza Property is insured under an acceptable blanket insurance policy. Solely with respect to the taxes, insurance premiums and FF&E relating to the hotel property, the borrowers will not be required to make monthly tax and insurance reserve deposits to the extent that the Reserve Waiver Conditions (as defined below) are satisfied.

“Reserve Waiver Conditions” means, among other conditions in the loan documents, (i) no event of default has occurred and is continuing, (ii), no monetary or material non-monetary default by franchisor has occurred under the franchise agreement, (iii) the franchisor continues to collect the amounts, and to make the payments and perform the obligations required under the franchise agreement, in each case, relating to the obligations and liabilities for which the applicable reserve account was established and (iv) no Franchise Agreement Trigger Period (as defined below) has occurred and is continuing.

Lockbox and Cash Management. The Headquarters Plaza Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required at origination to deliver letters to (i) all tenants at the Headquarters Plaza Property directing them to pay all rents directly into a lender-controlled lockbox account (provided that, the borrowers were not required to send direction letters to hotel tenants if certain franchise agreement conditions were satisfied, unless the applicable franchise agreement permitted hotel tenants to directly deposit their rental payments into the lender-controlled lockbox account) and (ii) with respect to the Hyatt Regency at Headquarters Plaza, solely to the extent that certain franchise agreement conditions were not satisfied, to each of the credit card companies with which borrowers have entered into credit card agreements. All funds received by the borrowers or managers are required to be immediately deposited in the lockbox account following receipt (except, so long as certain franchise agreement conditions are satisfied, the hotel manager may retain such revenues from the Hyatt Regency at Headquarters Plaza Property), unless a Trigger Period (as defined below) has occurred, in which event such funds are required to be swept on each monthly payment date into the cash management account controlled by the lender for payment of, among other

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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things, debt service, monthly escrows and operating expenses with all excess cash flow to be deposited in an excess cash flow reserve to be held as additional security for the Headquarters Plaza Whole Loan.

A “Trigger Period” will commence upon the existence of (i) the occurrence and continuance of an event of default; (ii) the existence of a DSCR Trigger Period (as defined below); (iii) the existence of a Franchise Agreement Trigger Period (as defined below) and (iv) the existence of a Franchise Renewal Trigger Period (as defined below).

A “DSCR Trigger Period” occurs when the debt service coverage ratio as calculated in the loan documents is less than 1.30x and will expire when the debt service coverage ratio as calculated in the loan document is greater than 1.35x for two consecutive calendar quarters. A DSCR Trigger Period will not be deemed to exist if the borrowers have (i) deposited cash into an account with the lender as additional collateral for the Headquarters Plaza Whole Loan or (ii) delivered to the lender a letter of credit, in each case in an amount deemed sufficient such that if added to the underwritten cash flow the debt service coverage ratio would be equal to or greater than 1.35x.

A “Franchise Agreement Trigger Period” will (a) commence upon the first to occur of (i) the occurrence of any monetary or material non-monetary default under the franchise agreement which results in any party to the franchise agreement having a right to terminate the franchise agreement; (ii) the borrowers or franchisor giving notice that it is terminating the franchise agreement prior to its stated expiration date; (iii) any termination or cancelation of the franchise agreement and/or the franchise agreement otherwise failing to be in full force and effect and (iv) any bankruptcy action with respect to the franchisor and (b) expire upon the lender’s receipt of evidence that (i) either (A) the Franchise Agreement Cure Conditions (as defined below) have been satisfied or (B) the Hyatt at Headquarters Plaza is being branded, flagged and operated pursuant to a replacement franchise agreement in accordance with the terms of the loan documents, and (ii) to the extent that a PIP is required in connection with the satisfaction of the requirements of the foregoing clause (b)(i), the borrowers have made the required PIP deposit pursuant to the loan documents (see “Escrows” above).

The “Franchise Agreement Cure Conditions” means each of the following: (i) the borrowers have cured all defaults (if any) under the applicable franchise agreement to the satisfaction of the applicable franchisor, (ii) the borrowers and the applicable franchisor have re-affirmed the applicable franchise agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable franchisor and/or franchise agreement (if any), such franchisor is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such franchise agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, and (iv) the Headquarters Plaza Property continues to be operated, flagged and branded pursuant to the franchise agreement.

A “Franchise Renewal Trigger Period” will have occurred if a Franchise Renewal Event (as defined below) has not occurred on or before the date which is 12 months prior to the expiration of the then applicable term of the franchise agreement.

A “Franchise Renewal Event” will have occurred, among other things described in the loan documents, if (i) the term of the related franchise agreement has been extended or a replacement qualified franchise agreement has been entered into, in each case, for a term of at least ten years and (ii) to the extent a PIP is required in connection with the foregoing, the corresponding PIP deposit has been deposited in the PIP reserve account.

Property Management. The hotel portion of the Headquarters Plaza Property is managed by Hyatt Corporation. The non-hotel portions of the Headquarters Plaza Property are managed by G&E Real Estate Management Services, Inc. In addition, Olnick-Fisher Development Associates LLC, an affiliate of the borrowers, acts as asset manager for the entire Headquarters Plaza Property.

Assumption. The borrowers have, at any time, the right to transfer the Headquarters Plaza Property, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the borrowers have provided the lender with 60 days’ prior written notice, (iii) the proposed transferee is majority owned and controlled by a qualified transferree under the loan documents or has been approved by the lender, (iv) the payment of an assumption fee equal to (x) with respect to the first assumption, 0.5% of the then-outstanding principal balance of the Headquarters Plaza Whole Loan and (y) with respect to the second and each subsequent assumption, 1.0% of the then-outstanding principal balance of the Headquarters Plaza Whole Loan, and (v) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C41 certificates and similar confirmations from each rating agency rating any securities backed by any of the Headquarters Plaza Pari Passu Companion Loans.

Ground Lease. The Headquarters Plaza Property is subject to two long-term ground leases. The Headquarters Plaza Whole Loan borrowers are the lessees under a long-term ground lease with respect to the Headquarters Plaza Office/Retail Property and the Hyatt Regency at Headquarters Plaza (the “HQP Borrower Ground Lease”), which ground lease has an annual rent of $189,000, expires on November 11, 2074, and has no renewal, extension or termination rights remaining. Additionally, an affiliate of the borrowers is the lessee with respect to an unimproved, non-income producing residential parcel (the “Residential Parcel”) under the other ground lease (the “Residential Parcel Ground Lease”). The ground lessor (also an affiliate of the borrowers) under both the HQP Borrower Ground Lease and the Residential Parcel Ground Lease has granted a fee mortgage in favor of the lender under the Headquarters Plaza Whole Loan. Accordingly, the Headquarters Plaza Whole Loan is secured by (i) the borrowers’ leasehold interests in the Headquarters Plaza Office/Retail Property and the Hyatt Regency at Headquarters Plaza, (ii) the ground lessor’s fee interest in the Headquarters Plaza Office/Retail Property and the Hyatt Regency at Headquarters Plaza, and (iii) the ground lessor’s fee interest in the Residential Parcel. The leasehold interest in the Residential Parcel, however, is not collateral for the Headquarters Plaza Whole Loan. In the event of a partial release of the Residential Parcel, the ground lease structure will terminate and the borrowers will own the Headquarters Plaza Property (or condominium interests in the Headquarters Plaza Property) in fee (see “Partial Release” below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HEADQUARTERS PLAZA

Partial Release. At any time other than the 45 days prior to and following the securitization of the Headquarters Plaza Whole Loan, the borrowers may cause the release of the fee interest in the Residential Parcel from the lien of the Headquarters Plaza Whole Loan, which may be accomplished either by a condominium conversion or a subdivision release. The Residential Parcel was not assigned value in the appraisal or in the underwriting for the Headquarters Plaza Whole Loan.

Condominium Conversion. At the election of the borrower, the ground lessor, the ground lessee of the Residential Parcel and/or any other person designated by the ground lessee of the Residential Parcel to be the initial owner of the Residential Parcel (such person, the “Residential Unit Owner”), a condominium conversion may be effectuated at the Headquarters Plaza Property upon the satisfaction of certain conditions set forth in the Headquarters Plaza Whole Loan documents, which include the satisfaction of the REMIC requirements and the delivery of a rating agency confirmation. In addition, the lender has consent rights over the condominium documents, which include all conveyances, bylaws and estoppels required in order to create the condominium regime. Upon the completion of the condominium conversion, the unit(s) consisting of the Residential Parcel would be released from the lien of the Headquarters Plaza Whole Loan, such unit(s) would be conveyed to the Residential Unit Owner and the ground lease structure would terminate, with the borrower owning the condominium interests in the Headquarters Plaza Office/Retail Property unit and the Hyatt Regency at Headquarters Plaza unit. The borrowers are required to maintain control of the condominium board after the condominium conversion, and such control may pass to the lender and/or any successor owner of the Headquarters Plaza Property upon any foreclosure, deed-in-lieu of foreclosure, or any other transfer pursuant to any exercise of remedy under the Headquarters Plaza Whole Loan loan documents.

Subdivision Release. Provided a condominium conversion has not taken place, the borrowers may cause the release of the fee interest in the Residential Parcel from the lien of the Headquarters Plaza Whole Loan upon the successful subdivision of the Residential Parcel from the remaining Headquarters Plaza Property and the creation of one or more separate tax lots with respect to the Residential Parcel. In addition, the borrowers must satisfy certain conditions set forth in the Headquarters Plaza Mortgage Loan documents, which include satisfaction of the REMIC requirements. Upon the release of the Residential Parcel, the borrowers will purchase the remaining Headquarters Plaza Property (which remainder would include all of the real property in which the borrowers currently have a leasehold estate) from the ground lessor for $1.00 and the ground lease structure will terminate.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The Headquarters Plaza Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the original principal balance of the Headquarters Plaza Whole Loan, with a replacement cost endorsement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Marriott LAX

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Marriott LAX

Marriott LAX
5855 West Century Boulevard
Los Angeles, CA 90045
Santa Monica
West L.A.
Cheviot Hills
Mid-City
Downtown Los Angeles 7 miles
Palms
Mar Vista
Culver City
LOS ANGELES
Venice
Marina del Rey
Playa Vista
Westchester
Ladera Heights
Windsor Hills
LOS ANGELES COUNTY
Inglewood
Lennox
Hawthorne
Del Aire
Lawndale
El Segundo
Manhattan Beach
Redondo Beach
Hermosa Beach
Torrance
Pacific Ocean
Los Angeles International Airport
Santa Monica Airport
Santa Monica Fwy
San Diego Fwy
Marina Fwy
Century Fwy
Metro Expo Line
Metro Green Line
UCLA Medical Center Santa Monica
3RD STREET PROMENADE
Santa Monica Place
Santa Monica Pier/Pacific Park
Santa Monica College
Memorial Open Air Theatre
MAIN STREET SANTA MONICA
Santa Monica State Beach
Penmar Golf Course
Google
Venice City Beach
VENICE BEACH BOARDWALK
Villa Marina Marketplace Mall
Marina del Rey Hospital
Waterside Marina del Rey
Westside Pavilion
Kaiser Permanente Medical Center-West Los Angeles
Brotman Medical Ctr.
DOWNTOWN CULVER CITY
SONY Pictures Studios
Culver City Park
Kenneth Hahn State Recr. Area
West Los Angeles College
Fox Hills Mall
Ladera Center
The Promenade at Howard Hughes Center
Runway Playa Vista
Loyola Marymount University
Westchester Golf Course
Dockweiler State Beach
The Forum
Hollywood Park Racetrack
Automobile Driving Museum
Recreation Park
Toyota Sports Ctr.
Northrop Grumman
Robert F. Kennedy Medical Ctr.
Raytheon
Chevron Oil Refinery
The Lakes at El Segundo Golf Course
Xerox
Plaza El Segundo
Continental Park
The Point
Manhattan Village
Manhattan Bch Marriott Golf Course
Manhattan Beach County Park
Manhattan Beach Pier, Roundhouse Aquarium
DOWNTOWN MANHATTAN BEACH
Polliwog Park
Aviation Park
South Bay Galleria
Wilshire Blvd
Pico Blvd
Santa Monica Blvd
Bundy Dr
Montana Ave
Ocean Park Blvd
Rose Ave
Lincoln Blvd
Main St
Pacific Ave
Venice Blvd
Washington Blvd
Admiralty Way
Via Marina
National Blvd
Centinela Ave
Sepulveda Blvd
Overland Ave
Manning Ave
Culver Blvd
Jefferson Blvd
Rodeo Rd
La Brea Ave
MLK Jr Blvd
La Cienega Blvd
Stocker St
Slauson Ave
Centinela Ave
Florence Ave
La Tijera Blvd
Manchester Ave
Westchester Pkwy
Pershing Dr
Vista Del Mar
Century Blvd
Hawthorne Ave
Prairie Ave
Imperial Hwy
Grand Ave
El Segundo Blvd
120th St
Rosecrans Ave
Highland Ave
Ocean Dr
Ardmore Ave
Aviation Blvd
Marine Ave
Manhattan Beach Blvd
Artesia Blvd
Grant Ave
Ballona Creek
405
10
105
90
1
2
42
107
91
Santa Clarita
Simi Valley
Thousand Oaks
SAN GABRIEL MTS
SANTA MONICA MTS
Burbank
Glendale
Pasadena
LOS ANGELES
Santa Monica
Torrance
LONG BEACH
ANAHEIM
Fullerton
Huntington Beach
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Marriott LAX

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$44,450,000			Specific Property Type:	Full Service
Cut-off Date Balance(1):	$44,057,272			Location:	Los Angeles, CA
% of Initial Pool Balance:	5.6%			Size:	1,004 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	$144,578
Borrower Name:	XLD LAX Owner, LLC			Year Built/Renovated:	1972/2017
Borrower Sponsor:	XLD Group N.A. Real Estate Development, Inc.			Title Vesting:	Fee
Mortgage Rate:	5.114%			Property Manager:	Marriott Hotel Services, Inc.
Note Date:	March 6, 2017			4th Most Recent Occupancy:	86.8% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	87.2% (12/31/2013)
Maturity Date:	March 6, 2027			2nd Most Recent Occupancy (As of):	88.7% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	86.8% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	84.6% (12/31/2016)
Seasoning:	8 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$11,496,681 (12/31/2013)
Call Protection:	L(32),D(84),O(4)			3rd Most Recent NOI (As of):	$15,005,502 (12/31/2014)
Lockbox Type(2):	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$18,522,050 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(4):	$20,201,595 (12/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$72,058,354
				U/W Expenses:	$51,979,491
				U/W NOI:	$20,078,862
Escrows and Reserves(3):				U/W NCF:	$16,475,945
				U/W NOI DSCR(1):	2.10x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.72x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	13.8%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	11.4%
FF&E Reserve	$0	Springing	NAP	Appraised Value(5):	$300,800,000
PIP Reserve	$12,975,832	$0	NAP	Appraisal Valuation Date(5):	February 1, 2018
Seasonality Reserve	$0	Springing	$475,000	Cut-off Date LTV Ratio(1)(5):	48.3%
Environmental Reserve	$50,000	$0	NAP	LTV Ratio at Maturity(1)(5):	40.2%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Marriott LAX Whole Loan (as defined below).

(2)	See “Lockbox and Cash Management” section.

(3)	See “Escrows” section.

(4)	See the table titled “Cash Flow Analysis.”

(5)	The appraiser concluded to an “as-complete” value of $300,800,000 as of February 1, 2018, which assumes the completion of a $46.5 million property improvement plan. The Cut-off Date LTV Ratio and LTV Ratio at Maturity are calculated based on the “as-complete” appraised value. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the February 1, 2017 “as-is” appraised value of $257,000,000 are 56.5% and 47.0%, respectively.

The Mortgage Loan. The mortgage loan (the “Marriott LAX Mortgage Loan”) is part of a whole loan (the “Marriott LAX Whole Loan”) that is evidenced by three pari passu promissory notes (Notes A-1-A, A-2, and A-3-A) and secured by a first mortgage encumbering the fee interest in a full service hotel located in Los Angeles, California (the “Marriott LAX Property”). The Marriott LAX Whole Loan was originated on March 6, 2017 by Ladder Capital Finance I LLC and Series TRS of Ladder Capital Finance I LLC. The Marriott LAX Whole Loan had an original principal balance of $146,450,000, has an outstanding principal balance as of the Cut-off Date of $145,156,075 and accrues interest at an interest rate of 5.114% per annum. The Marriott LAX Whole Loan had an initial term of 120 months, has a remaining term of 112 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Marriott LAX Whole Loan matures on March 6, 2027.

The Marriott LAX Mortgage Loan, which is evidenced by the non-controlling Note A-3-A and will be contributed to the WFCM 2017-C41 Trust, had an original principal balance of $44,450,000 and has an outstanding principal balance as of the Cut-off Date of $44,057,272. The controlling Note A-1-A was contributed to the CGCMT 2017-C4 Trust and had an original principal balance of $40,000,000. The non-controlling Note A-2 was contributed to the LCCM 2017-LC26 Trust and had an original principal balance of $62,000,000. See “Description of the Mortgage Pool-The Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Marriott LAX

Pari Passu Note Summary

	Original Balance	Note Holder	Controlling Piece
Note A-1-A	$40,000,000	CGCMT 2017-C4	Yes
Note A-2	$62,000,000	LCCM 2017-LC26	No
Note A-3-A	$44,450,000	WFCM 2017-C41	No
Total	$146,450,000

Following the lockout period, the borrower has the right to defease the Marriott LAX Whole Loan in whole, but not in part, on any payment date on or after December 6, 2019 and before December 6, 2026. In addition, the Marriott LAX Whole Loan is prepayable without penalty on or after December 6, 2026.

Sources and Uses

Sources			Uses
Original whole loan amount	$146,450,000	100.0%	Loan payoff	$82,184,809	56.1%
			Reserves	13,025,832	8.9
			Closing costs	4,147,916	2.8
			Return of Equity	47,091,443	32.2
Total Sources	$146,450,000	100.0%	Total Uses	$146,450,000	100.0%

The Property. The Marriott LAX Property is a full service hotel with 1,004 guestrooms located on West Century Boulevard in Los Angeles, California. The Marriott LAX Property is situated on a 10.7-acre parcel located approximately 0.4 miles east of the Los Angeles International Airport (“LAX Airport”). The Marriott LAX Property was built in 1972 and is spread across three structures totaling 665,000 square feet. The Marriott LAX Property is currently undergoing a $46.5 million property improvement plan (“PIP”) that is expected to be completed in 2017. The Marriott LAX Property features three restaurants, a bar, a lobby lounge, a concierge club, a gift shop, an outdoor pool and spa, a fitness center, a FedEx Business Center, a Starbucks, a Hertz desk and 49,000 square feet of meeting space. The Marriott LAX Property contains 356 standard king guestrooms, 429 double/double rooms, 121 king suites, 46 standard queens, 33 king ADA rooms, 14 double/double ADA rooms and 5 hospitality suites. The Marriott LAX Property offers shuttle service to and from all LAX Airport terminals and offers nightly, weekly, or monthly parking with 1,345 surface and subterranean garage parking spaces, accounting for a parking ratio of 1.3 spaces per room. According to the appraisal, the demand segmentation for the Marriott LAX Property is 59% transient, 25% contract, and 17% group. The Marriott LAX Property operates under a hotel operating agreement with Marriott Hotel Services, Inc. which expires on September 28, 2040 with two, 10-year extension options.

Marriott LAX PIP Budget. The following table identifies the budgeted amounts associated with aspects of the PIP renovation for the Marriott LAX Property:

PIP Budget(1)

Line Item	Total Cost	Cost Per Room
Guestrooms	$28,306,000	$28,193
M Club Lounge	1,500,000	1,494
Lobby/Great Room	6,708,000	6,681
LCD TV Purchase	1,523,000	1,517
Miscellaneous Items	4,444,000	4,426
Additional Projects	3,996,000	3,980
Total Costs	$46,477,000	$46,292
(1)	As of September 21, 2017, the PIP renovation was approximately 81.1% complete. According to the borrower, the remaining portion of the PIP renovation is expected to be completed in 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Marriott LAX

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Marriott LAX Property:

Cash Flow Analysis

	2013	2014	2015	2016	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy(1)	87.2%	88.7%	86.8%	84.6%	84.6%
ADR(1)	$113.23	$130.38	$147.85	$159.54	$159.54
RevPAR(1)	$98.73	$115.67	$128.33	$135.04	$135.04

Room Revenue	$36,181,732	$42,389,282	$47,029,458	$49,621,295	$49,485,718	68.7%	$49,289
F&B Revenue	17,027,033	18,153,656	16,660,724	17,382,768	17,335,274	24.1	17,266
Other Revenue	5,794,777	6,082,666	5,301,256	5,251,710	5,237,362	7.3	5,216
Total Revenue	$59,003,542	$66,625,604	$68,991,437	$72,255,774	$72,058,354	100.0%	$71,771

Total Department Expenses	30,517,497	32,803,770	31,683,648	31,657,458	31,570,962	43.8	31,445
Gross Operating Profit	$28,486,045	$33,821,835	$37,307,788	$40,598,316	$40,487,392	56.2%	$40,326

Total Undistributed Expenses	14,319,647	15,948,430	16,207,792	17,783,601	17,735,012	24.6	17,664
Profit Before Fixed Charges	$14,166,399	$17,873,405	$21,099,996	$22,814,715	$22,752,380	31.6%	$22,662

Total Fixed Charges	2,669,717	2,867,903	2,577,946	2,613,120	2,673,518	3.7	2,663

Net Operating Income(1)(2)	$11,496,681	$15,005,502	$18,522,050	$20,201,595	$20,078,862	27.9%	$19,999
FF&E	0	0	0	0	3,602,918	5.0	3,589
Net Cash Flow	$11,496,681	$15,005,502	$18,522,050	$20,201,595	$16,475,945	22.9%	$16,410

NOI DSCR(3)	1.20x	1.57x	1.94x	2.11x	2.10x
NCF DSCR(3)	1.20x	1.57x	1.94x	2.11x	1.72x
NOI DY(3)	7.9%	10.3%	12.8%	13.9%	13.8%
NCF DY(3)	7.9%	10.3%	12.8%	13.9%	11.4%
(1)	Based on the TTM June 2017 third party hospitality research report, the Occupancy, ADR and RevPAR at the Marriott LAX Property were 74.8%, $159.38 and $119.29, respectively. The TTM June 2017 Net Operating Income was $14,063,225. The decreases in Occupancy, ADR, RevPAR and Net Operating Income are primarily due to the ongoing $46.5 million PIP which is expected to be completed by the end of 2017.

(2)	Net Operating Income has increased from 2013 to 2016 due to an increase in ADR at the Marriott LAX Property.

(3)	DSCRs and DYs are based on the Marriott LAX Whole Loan.

Appraisal. As of the appraisal valuation date of February 1, 2018, the Marriott LAX Property had an “as-complete” appraised value of $300,800,000 assuming completion of the PIP. In addition, the appraiser concluded to an “as-is” appraised value of $257,000,000 as of February 1, 2017.

Environmental Matters. According to a Phase I environmental assessment dated February 14, 2017, the following recognized environmental conditions exist at the Marriott LAX Property: the existence of groundwater contamination (likely from an off-site source) and soil contamination (potentially from historical uses at the Marriott LAX Property) with the potential for vapor intrusion at the hotel. Post loan closing, the borrower completed a vapor intrusion study, which did not require a vapor mitigation system to be installed. In addition, the borrower provided the lender with a secured creditor environmental insurance policy from Steadfast Insurance Company with a $3,000,000 limit (per occurrence and in the aggregate), $25,000 deductible and 10-year term with a 3-year reporting tail.

Market Overview and Competition. The Marriott LAX Property is located in Los Angeles, California, at the northeast corner of Century Boulevard and Airport Boulevard, located 0.4 miles east of the LAX Airport. The LAX Airport reported 80,921,527 passengers in 2016, which was an 8% increase year over year and ranks 5th in the world and 4th in the United States in terms of passengers accommodated. In addition, the LAX Airport handles 71% of the passengers, 75% of the air cargo and 95% of the international passengers and cargo traffic in the six-county southern California region. The LAX Airport is undergoing a $14 billion renovation and rebuild project of the entire airport, which is expected to be completed by 2023 while over 20 projects in development include terminal improvements and upgrades, roadway improvements, runway and taxiway rehabilitation and improvement, and utilities and infrastructure components. The immediate area is characterized by airport-related uses including hotels, car rental facilities, airline reservation centers, distribution warehouses, air freight cargo and commercial and office properties. The Marriott LAX Property is located approximately 1.0 mile west of the San Diego Freeway (I-405) and approximately 2.9 miles southwest of Inglewood which is where the Los Angeles Rams and Los Angeles Chargers are building their new stadium. According to a third party market report, the estimated 2016 population within a one-, three-, and five-mile radius of the Marriott LAX Property was 15,644, 240,748 and 649,549, respectively; the estimated 2016 average household income within a one-mile radius was $55,087. A third party hospitality research report identified 5 other hotels within the Marriott LAX Property’s competitive set. Average daily rate for the competitive set has increased from $115.47 for the trailing twelve month period ending December 2014 to $149.00 for the trailing twelve month period ending December 2016, while occupancy decreased, from 89.5% to 83.6% over the same period. As a result, revenue per available room (“RevPAR”) for the competitive set has improved from $103.40 to $124.54 over the same period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Marriott LAX

The following table presents certain information relating to the Marriott LAX Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Marriott LAX			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 6/30/2017	89.1%	$151.51	$135.04	74.8%	$159.38	$119.29	84.0%	105.2%	88.3%
TTM 12/31/2016	83.6%	$149.00	$124.54	84.6%	$159.54	$135.04	101.2%	107.1%	108.4%
TTM 12/31/2015	85.8%	$131.64	$112.94	86.8%	$147.85	$128.33	101.2%	112.3%	113.6%
TTM 12/31/2014	89.5%	$115.47	$103.40	88.7%	$130.38	$115.67	99.1%	112.9%	111.9%
(1)	Information obtained from a third party hospitality research report dated July 18, 2017. The competitive set includes: Sheraton Hotel Gateway Los Angeles Airport, Crowne Plaza Los Angeles Airport, Hyatt Regency Los Angeles Airport, Hilton Los Angeles Airport and Westin Los Angeles Airport.

The Borrower. The borrower is XLD LAX Owner, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Counsel to the borrower delivered a non-consolidation opinion in connection with origination. XLD Group N.A. Real Estate Development, Inc. (“XLD Group”) is the guarantor of certain nonrecourse carveouts under the Marriott LAX Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is XLD Group, which was founded by Zhang Jun in 1997. Mr. Jun has been CEO/COO since inception and is also CEO of Shanghai Yudu Real Estate Development Co. The XLD Group is involved in various industries including real estate investment, property development, eco-tourism, home improvement and construction projects, forestry and consulting services. The XLD Group also owns the Torrance Marriott Redondo Beach, which they acquired for $74 million in November 2013. The Torrance Marriott Redondo Beach was its first investment outside of China.

Escrows. At loan closing, $12,975,832 was deposited by the borrower into the Marriott LAX FF&E Reserve (defined below) to fully fund the expected costs of the ongoing PIP and $50,000 was deposited by the borrower into an environmental reserve with the lender related to potential vapor intrusion. The loan documents do not require ongoing monthly deposits for tax and insurance reserves as long as Marriott continues to pay taxes and insurance directly. The loan documents do not require ongoing deposits for FF&E reserves as long as Marriott continues to collect 5% of gross revenues on a monthly basis for the replacement of furniture, fixtures and equipment. In the event deposits in the FF&E reserve account are insufficient to pay in full the estimated cost of any required PIP work, the borrower is required to deposit an amount equal to (i) 115% of the estimated cost to complete such PIP work, less (ii) the amounts allocated in the FF&E reserve to complete such work. The Marriott LAX FF&E Reserve is held by the Marriott LAX Manager (defined below) under its management agreement with the borrower. The lender has a security interest in the Marriott LAX FF&E Reserve which it may foreclose upon if the management agreement is no longer in effect.

Throughout the term of the Marriott LAX Whole Loan, the borrower is required to make monthly deposits in the seasonality reserve in an amount equal to the lesser of the excess cash flow available after debt service or 20% of the seasonality cap of $475,000. If on the October 6th payment date of each calendar year, the seasonality reserve balance is less than $475,000, all excess cash flow will be swept into that account until the required $475,000 balance is achieved. The borrower may request a redetermination of the need for a seasonality reserve up to two times per calendar year and if the lender determines that a shortfall to pay monthly debt service did not exist during the preceding 12 months, remaining funds in the seasonality reserve will be released to the borrower and no further monthly deposits shall be required.

Lockbox and Cash Management. The Marriott LAX Whole Loan requires a lender-controlled lockbox account (the “Marriott LAX Mortgage Loan Lockbox”), which is already in place with upfront cash management. Marriott Hotel Services, Inc. (the “Marriott LAX Manager”), under its management agreement with the borrower, collects all revenues generated by the Marriott LAX Property and pays all property expenses, makes deposits into a reserve held by the Marriott LAX Mortgage Loan Manager (the “Marriott LAX FF&E Reserve”) for FF&E and property improvement plan and pays various fees payable to the Marriott LAX Manager and its affiliates. All excess cash flow after making such payments is required to be directed by the Marriott LAX Manager to the Marriott LAX Mortgage Loan Lockbox. Prior to the occurrence of a Cash Trap Event Period (defined below), all excess cash flow in the Marriott LAX Whole Loan Lockbox after payment of all sums due and payable under the loan documents will be remitted to the borrower. During a Cash Trap Event Period, all excess cash flow in the Marriott LAX Whole Loan Lockbox after payment of all sums due and payable under the loan documents will be retained by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt service coverage ratio falling below 1.40x; (iii) the delivery of notice by the Marriott LAX Manager of any breach or default by the borrower that, with the passage of time and/or delivery of notice, permits the Marriott LAX Manager to terminate or cancel the hotel management agreement; or (iv) the occurrence of an event of default by the borrower or the Marriott LAX Manager under the hotel management agreement. A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the net cash flow debt service coverage ratio being at least 1.40x for two consecutive calendar quarters; with regard to clause (iii), upon receipt of satisfactory evidence that the borrower has cured the default under the hotel management agreement or entered into a replacement hotel management agreement; and with regard to clause (iv), upon either (1) receipt of satisfactory evidence that the hotel management agreement is in full force and effect with no default thereunder or (2) the borrower entering into a replacement hotel management agreement.

Property Management. The Marriott LAX Property is managed by Marriott Hotel Services, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Marriott LAX

Assumption. The borrower has an unlimited right to transfer the Marriott LAX Property; provided that certain conditions are satisfied, including that (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) the lender has received confirmation from the applicable rating agencies that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C41 certificates and similar confirmations from each rating agency rating any securities backed by the Marriott LAX companion loans with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Marriott LAX Property. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss for the entire Marriott LAX Property of 18.0%. The seismic risk assessment report identified a scenario expected loss of 18.0% for the annex building, 24.0% for the tower building, 16.0% for the ballroom building and 14.0% for the subterranean parking garage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 (THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 (THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MALL OF LOUISIANA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MALL OF LOUISIANA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MALL OF LOUISIANA

POWER CENTER

KIRKLAND'S
LANE BRYANT
ULTA
DSW
DESIGNER SHOE WAREHOUSE
EVERY SEASON STARTS AT
DICK'S
SPORTING GOODS
NORDSTROM
rack
Anchor / Non-Collateral
Junior Anchor
Non Anchor / In-line
Vacant

LIFESTYLE CENTER

Soma
chico's
L'OCCITANE
LOFT
SEPHORA
Clarks
VACANT
sleep number
MAIN EVENT
Bar Louie
VACANT
JOS. A. BANK
VACANT
JAMES AVERY
VACANT
VACANT
VERSONA
verizon
GRIMALDI'S
RED ROBIN
BJ's
Anchor / Non-Collateral
Junior Anchor
Non Anchor / In-line
Vacant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MALL OF LOUISIANA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MALL OF LOUISIANA

Mall of Louisiana
6401 Bluebonnet Boulevard;
9168 Mall of Louisiana Boulevard; 9330 Mall of Louisiana Boulevard
Baton Rouge, LA 70836
BATON ROUGE
Central
Merrydale
Monticello
Wooddale East
West Sherwood Forest
Downtown
Zeeland Place
Westminster
Inniswold
Highlands/ Perkins
EAST BATON ROUGE PARISH
Oak Hills Place
Village St. George
Gardere
South Baton Rouge
Mississippi River
Airline Hwy
Baton Rouge Metro. Airport 1 mile
Earl K. Long Medical Center
Mickens Rd
Greenwell St
Hollywood St
Evangeline St
Prescott Rd
Scenic Hwy
Judson Park
Greenwell Springs Rd
Joor Rd
Howell Golf Park
Windbourne Ave
Plank Rd
North Sherwood Forest Park
Chippewa St
Choctaw Dr
Choctaw Dr
River Rd
N. Acadian Thruway
N. 38th St
N. Foster Dr
Lobdell Blvd
Wooddale Blvd
Monterrey Blvd
Sherwood Forest Dr
State Capitol
Memorial Stadium
Bon Carre Technology Center
Cortana Mall
Florida Blvd
North St
Florida St
North Blvd
Government St
Sharp Road Park
LA Art & Science Museum
River Center
Baton Rouge Community College
Independence Park Theatre
Goodwood Blvd
Sherwood Forest Country Club
HORACE WILKINSON BRIDGE
Baton Rouge Gallery
Broussard St
Webb Park Golf Course
Towne Center at Cedar Lodge
Hammond Aire Plaza
Old Hammond Hwy
Magnolia Mound Plantation
Valley Park
Corporate Blvd
Baton Rouge Country Club
Drusilla Shopping Center
Pete Maravich Assembly Center
Acadian Perkins Plaza
Village Square
University Lake
Louisiana State University
Stanford Ave
Burden Botanic Gardens and Museum
Jefferson Hwy
LSU Tiger Stadium
Our Lady of the Lake Reg. Medical Ctr.
Bluebonnet Blvd
Sherwood Forest Blvd
Lee Dr
Perkins Rd
Essen Village
Baton Rouge General Medical Center
LSU Golf Course
Brightside Dr
Highland Rd
Burbank Dr
Kenilworth Pkwy
Town South Shopping Center
Siegen Ln
Siegen Village
Siegen Plaza
Bluebonnet Village
Perkins Rowe
Staring Ln
Siegen Lane Marketplace
Gently Court Park
Perkins Rd
New Orleans 69 miles
Highland Rd
Burbank Dr
Gardere Ln
Highland Road Park
Bluebonnet Blvd
ARKANSAS
Texarkana
El Dorado
Greenville
Bossier City
Longview
Monroe
SHREVEPORT
Vicksburg
JACKSON
Meridian
Clinton
Pearl
LOUISIANA
MISSISSIPPI
Natchitoches
Alexandria
Natchez
Hattiesburg
TEXAS
Opelousas
BATON ROUGE
Hammond
Covington
Biloxi
Gulfport
Slidell
Sulphur
BEAUMONT
Lake Charles
LAFAYETTE
Kenner
Metairie
NEW ORLEANS
Port Arthur
New Iberia
Houma
Gulf of Mexico

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Mall of Louisiana

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$41,000,000			Specific Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$41,000,000			Location:	Baton Rouge, LA
% of Initial Pool Balance:	5.2%			Size:	776,789 SF
Loan Purpose:	Recapitalization			Cut-off Date Balance Per SF(1):	$418.39
Borrower Name:	Mall of Louisiana, LLC; Mall of Louisiana Land, LLC			Year Built/Renovated:	1997/2008
Sponsor:	GGP Real Estate Holding I, Inc.			Title Vesting:	Fee
Mortgage Rate:	3.984%			Property Manager:	Self-managed
Note Date:	July 26, 2017			4th Most Recent Occupancy (As of):	93.9% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	96.5% (12/31/2014)
Maturity Date:	August 1, 2027			2nd Most Recent Occupancy (As of :	96.6% (12/31/2015)
IO Period:	36 months			Most Recent Occupancy (As of):	94.4% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	91.8% (6/30/2017)
Seasoning:	3 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$33,541,166 (12/31/2014)
Call Protection:	L(27),D(89),O(4)			3rd Most Recent NOI (As of):	$34,580,536 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$35,038,477 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$34,995,624 (TTM 4/30/2017)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$43,215,234
				U/W Expenses:	$7,152,311
				U/W NOI:	$36,062,923
				U/W NCF:	$34,433,637
				U/W NOI DSCR(1):	1.94x
				U/W NCF DSCR(1):	1.85x
Escrows and Reserves(2):				U/W NOI Debt Yield(1):	11.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	10.6%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$570,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	June 23, 2017
Replacement Reserves	$0	Springing	$155,169	Cut-off Date LTV Ratio(1):	57.0%
TI/LC Reserve	$0	Springing	$1,551,690	LTV Ratio at Maturity or ARD(1):	49.3%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Mall of Louisiana Whole Loan (as defined below).

(2)	See “Escrows” section.

(3)	Current Occupancy includes Main Event (6.0% of NRA) which has a signed lease but is not expected to take occupancy until August 2018 and excludes temporary tenants. The Mall of Louisiana Whole Loan guarantor has provided a guaranty for all outstanding landlord obligations and fifteen months of gap rent specific to Main Event.

The Mortgage Loan. The mortgage loan (the “Mall of Louisiana Mortgage Loan”) is part of a whole loan (the “Mall of Louisiana Whole Loan”) evidenced by nine pari passu promissory notes, secured by the fee interest in a 776,789 square foot portion of a super-regional mall and adjacent power center in Baton Rouge, Louisiana (the “Mall of Louisiana Property”). The Mall of Louisiana Whole Loan was co-originated on July 26, 2017 by Barclays Bank PLC, Bank of America, N.A. and Citi Real Estate Funding Inc. The Mall of Louisiana Whole Loan had an original principal balance of $325,000,000, has an outstanding principal balance as of the Cut-off Date of $325,000,000 and accrues interest at an interest rate of 3.984% per annum. The Mall of Louisiana Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of interest-only until August 1, 2020, after which payments of interest and principal based on a 30-year amortization schedule are required through its term. The Mall of Louisiana Whole Loan matures on August 1, 2027.

Note A-5-1, which will be contributed to the WFCM 2017-C41 Trust, has an original principal balance of $41,000,000, has an outstanding principal balance as of the Cut-off Date of $41,000,000 and represents a non-controlling interest in the Mall of Louisiana Whole Loan. The non-controlling Notes A-6 and A-7 had an aggregate original principal balance of $50,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000 and were contributed to the WFCM 2017-C40 Trust. The controlling Note A-1 had an original principal balance of $65,000,000, has an outstanding principal balance as of the Cut-off Date of $65,000,000 and was contributed to the BANK 2017-BNK7 Trust. The non-controlling Notes A-3-1 and A-5-2 had an aggregate original principal balance of $47,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $47,000,000 and were contributed to the CGCMT 2017-P8 Trust. The non-controlling Note A-2 had an original principal balance of $44,000,000, has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MALL OF LOUISIANA

an outstanding principal balance as of the Cut-off Date of $44,000,000 and was contributed to the MSBAM 2017-C34 Trust. The non-controlling Note A-3-2 had an original principal balance of $28,000,000, has an outstanding principal balance as of the Cut-off Date of $28,000,000 and was contributed to the CGCMT 2017-C4 Trust. The non-controlling Note A-4 had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and was contributed to the COMM 2017-COR2 Trust. The following table presents a summary of the promissory notes comprising the Mall of Louisiana Whole Loan. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$65,000,000	BANK 2017-BNK7	Yes
A-2	$44,000,000	MSBAM 2017-C34	No
A-3-1 and A-5-2	$47,000,000	CGCMT 2017-P8	No
A-4	$50,000,000	COMM 2017-COR2	No
A-3-2	$28,000,000	CGCMT 2017-C4	No
A-5-1	$41,000,000	WFCM 2017-C41	No
A-6 and A-7	$50,000,000	WFCM 2017-C40	No
Total	$325,000,000

Following the lockout period, the Mall of Louisiana Borrower (as defined below) has the right to defease the Mall of Louisiana Whole Loan in whole, but not in part. In addition, the Mall of Louisiana Whole Loan is prepayable without penalty on or after May 1, 2027. The lockout period will expire two years after the closing date of the WFCM 2017-C41 Trust.

Sources and Uses

Sources			Uses
Original whole loan amount	$325,000,000	100.0%	Closing costs	$1,411,459	0.4%
			Return of equity(1)	323,588,541	99.6
Total Sources	$325,000,000	100.0%	Total Uses	$325,000,000	100.0%

(1)	The Mall of Louisiana Property was previously unencumbered. The Mall of Louisiana Whole Loan sponsor acquired the Mall of Louisiana Property for approximately $265 million in 2004 and including the $100 million spent on the 2008 property expansion, maintains a cost basis of approximately $413 million.

The Property. The Mall of Louisiana Property consists of a two-story enclosed super-regional mall known as the Mall of Louisiana, which contains a total of 1,593,545 square feet and is anchored by non-collateral anchors Dillard’s, Dillard’s Men’s & Home, JC Penney, Macy’s and Sears. The 776,789 square foot portion of the Mall of Louisiana that serves as collateral for the Mall of Louisiana Whole Loan was 91.8% leased as of June 30, 2017 by 135 retail and restaurant tenants. The largest tenants by size are AMC Theatres (9.6% of NRA, 5.9% of underwritten base rent, expiring July 2026), Dick’s Sporting Goods (9.5% of NRA, 3.3% of underwritten base rent, expiring January 2019), Nordstrom Rack (3.9% of NRA, 2.0% of underwritten base rent, expiring September 2025) and Forever 21 (3.5% of NRA, 5.1% of underwritten base rent, expiring January 2019). Main Event (6.0% of NRA, 4.0% of underwritten base rent, expiring June 2028) has a signed lease but is not expected to take occupancy until August 2018. The Mall of Louisiana Whole Loan guarantor has provided a guaranty for all outstanding landlord obligations and fifteen months of gap rent specific to Main Event.

No other tenant represents more than 1.9% of NRA or 2.6% of underwritten rent. Other notable tenants at the Mall of Louisiana Property include: Apple, DSW, Lush Handmade Cosmetics, Michael Kors, Pandora, Pottery Barn and Williams Sonoma. The Mall of Louisiana Property features an 11-bay food court and nine full service restaurants. Inline sales at the Mall of Louisiana Property as of May 31, 2017 were approximately $183 million with an average of $585 PSF ($496 PSF excluding Apple), resulting in an occupancy cost of 13.6% (16.1% excluding Apple).

The Mall of Louisiana Property was built in 1997 and renovated in 2008 with a $100 million expansion project which added over 330,000 square feet, comprised of a 125,000 square foot lifestyle component, a 140,000 square foot power center and 15-screen stadium seating cinema with IMAX – 3D. The Mall of Louisiana features the only Sears within 40 miles and the only Macy’s, Dick’s Sporting Goods and Nordstrom Rack within 60 miles. The Mall of Louisiana Property includes 8,404 surface parking spaces (approximately 5.3 per 1,000 square feet).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MALL OF LOUISIANA

The following table presents certain information relating to the tenancy at the Mall of Louisiana Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF(2)(3)	% of NRSF(2)	Annual U/W Base Rent PSF(4)	Annual U/W Base Rent(4)	% of Total Annual U/W Base Rent	5/30/2017 TTM Sales PSF(3)	5/30/2017 TTM Occupancy Cost	Lease Expiration Date

Major Tenants
AMC Theatres	B/B1/B+	74,400	9.6%	$23.38	$1,739,472	5.9%	$560,583(5)	22.6%	7/21/2026
Forever 21	NR/NR/NR	26,885	3.5%	$55.20	$1,483,980	5.1%	$183	28.6%	1/31/2019
Main Event(6)	NR/NR/NR	46,900	6.0%	$25.00	$1,172,500	4.0%	N/A	N/A	6/30/2028
Dick’s Sporting Goods	NR/NR/NR	74,061	9.5%	$13.00	$962,793	3.3%	$131	11.9%	1/31/2019
Nordstrom Rack	BBB+/Baa1/BBB+	30,002	3.9%	$19.25	$577,500	2.0%	N/A	N/A	9/30/2025
Total Major Tenants		252,248	32.5%	$23.53	$5,936,245	20.2%

Other Tenants		460,886	59.3%	$50.73	$23,378,585	79.8%
Occupied Total		713,134	91.8%	$41.11	$29,314,830	100.0%

Vacant Retail Space		63,655	8.2%
Collateral Total		776,789	100.0%

Non-Collateral Anchor Tenants
Dillard’s / Dillard’s Men’s and Home(7)	BBB-/Baa3/BBB-	370,655					$148	N/A	N/A

Macy’s	BBB/Baa3/BBB-	204,890					$166	N/A	N/A

JC Penney	B+/B1/B+	116,568					$309	N/A	N/A

Sears / Sears Auto Center	CC/Caa2/CCC+	113,517					$123	N/A	N/A

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Tenant NRSF and % of NRSF are based on the underwritten rent roll.

(3)	Tenant NRSF and Sales PSF for the Non-Collateral Anchor Tenants are as of 2016 as reported in the appraisal.

(4)	Annual U/W Base Rent includes contractual rent increases through August 2018.

(5)	Sales PSF is shown as Sales per screen (15 screens).

(6)	Main Event has an executed lease but is not expected to take occupancy until August 2018. The Mall of Louisiana Whole Loan guarantor has provided a guaranty for all outstanding landlord obligations and fifteen months of gap rent specific to Main Event.

(7)	Dillard’s / Dillard’s Men’s and Home stores have been combined for this table.

The following table presents certain information relating to the historical sales and occupancy costs at the Mall of Louisiana Property:

Historical Tenant Sales (PSF) and Occupancy Costs

Historical Tenant Sales (PSF)
	2014	2015	2016	5/31/2017 TTM	5/31/2017 TTM Occupancy Cost
Total In-Line
Comparable Sales PSF w/Apple	$557	$568	$571	$585	13.6%
Comparable Sales PSF w/o Apple	$481	$493	$488	$496	16.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MALL OF LOUISIANA

The following table presents certain information relating to the lease rollover schedule at the Mall of Louisiana Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
2017	11	27,967	3.6%	27,967	3.6%	$2,330,756	8.0%	$83.34
2018	23	82,248	10.6%	110,215	14.2%	$3,354,434	11.4%	$40.78
2019	17	165,390	21.3%	275,605	35.5%	$4,979,391	17.0%	$30.11
2020	14	43,189	5.6%	318,794	41.0%	$2,581,653	8.8%	$59.78
2021	16	60,190	7.7%	378,984	48.8%	$2,840,401	9.7%	$47.19
2022	10	32,000	4.1%	410,984	52.9%	$1,317,420	4.5%	$41.17
2023	11	39,863	5.1%	450,847	58.0%	$2,544,415	8.7%	$63.83
2024	7	32,366	4.2%	483,213	62.2%	$1,357,288	4.6%	$41.94
2025	9	58,878	7.6%	542,091	69.8%	$1,792,374	6.1%	$30.44
2026	6	88,514	11.4%	630,605	81.2%	$2,885,732	9.8%	$32.60
2027	6	11,360	1.5%	641,965	82.6%	$1,081,295	3.7%	$95.18
Thereafter	5	71,169	9.2%	713,134	91.8%	$2,249,670	7.7%	$31.61
Vacant	0	63,655	8.2%	776,789	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	135	776,789	100.0%			$29,314,830	100.0%	$41.11

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Mall of Louisiana Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	6/30/2017(2)
96.5%	96.6%	94.4%	91.8%

(1)	Information obtained from the borrower and includes temporary tenants.

(2)	Information obtained from the underwritten rent roll and includes Main Event (6.0% of NRA) which has a signed lease but is not expected to take occupancy until August 2018 and excludes temporary tenants.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mall of Louisiana Property:

Cash Flow Analysis

	2014	2015	2016	TTM 4/30/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$27,008,300	$27,841,212	$28,448,668	$28,641,673	$30,002,849(2)	69.4%	$38.62
Grossed Up Vacant Space	0	0	0	0	3,395,375	7.9	4.37
Total Reimbursables	10,554,704	10,707,373	10,410,615	10,242,969	10,408,010	24.1	13.40
Specialty Leasing	3,089,790	3,046,453	3,044,110	2,921,431	2,956,431	6.8	3.81
Other Income(3)	402,762	384,936	331,822	399,049	384,049	0.9	0.49
Less Vacancy & Credit Loss	0	0	0	0	(3,931,479)	(9.1)	(5.06)
Effective Gross Income	$41,055,555	$41,979,974	$42,235,214	$42,205,123	$43,215,234	100.0%	$55.63
							0.00
Total Operating Expenses	7,514,389	7,399,438	7,196,737	7,209,498	7,152,311	16.6	9.21
Net Operating Income	$33,541,166	$34,580,536	$35,038,477	$34,995,624	$36,062,923	83.4%	$46.43

TI/LC	0	0	0	0	1,473,928	3.4	1.90
Capital Expenditures	0	0	0	0	155,358	0.4	0.20
Net Cash Flow	$33,541,166	$34,580,536	$35,038,477	$34,995,624	$34,433,637	79.7%	$44.33

NOI DSCR(4)	1.80x	1.86x	1.89x	1.88x	1.94x
NCF DSCR(4)	1.80x	1.86x	1.89x	1.88x	1.85x
NOI DY(4)	10.3%	10.6%	10.8%	10.8%	11.1%
NCF DY(4)	10.3%	10.6%	10.8%	10.8%	10.6%

(1)	Base Rent includes percentage rent.

(2)	U/W Base Rent includes all tenants with signed leases and contractual rent steps through August 2018.

(3)	Other Income includes carousel revenue, rebates, and miscellaneous non-rental income.

(4)	Based on the Mall of Louisiana Whole Loan amount of $325,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MALL OF LOUISIANA

Appraisal. As of the appraisal valuation date of June 23, 2017, the Mall of Louisiana Property had an “as-is” appraised value of $570,000,000.

Environmental Matters. According to the Phase I environmental report dated July 24, 2017, there was no evidence of any recognized environmental conditions at the Mall of Louisiana Property.

Market Overview and Competition. The Mall of Louisiana Property is located in East Baton Rouge Parish within the greater Baton Rouge metropolitan statistical area (“MSA”) of Louisiana. The Mall of Louisiana Property is located approximately six miles southeast of the Baton Rouge central business district, immediately south of Interstate 10, which connects to Interstate 12 approximately three miles north and connects to the New Orleans metropolitan area to the southeast. East Baton Rouge Parish includes the City of Baton Rouge and other established neighborhoods including Mid-City, the Garden District and Spanish Town, and is home of the capital of Louisiana, Louisiana State University, Southern University and Baton Rouge Community College. There are two hospitals located within approximately two miles of the Mall of Louisiana Property: Baton Rouge General Medical Center and Our Lady of the Lake Regional Medical Center. East Baton Rouge Parish’s top employers include Turner Industries Group LLC (9,875 employees), LSU System (6,250 employees), Performance Contractors (5,500 employees), Our Lady of the Lake Regional Medical Center (4,500 employees) and ExxonMobil (4,214 employees). IBM recently developed a $55 million office and residential building in downtown Baton Rouge and has committed to maintain 800 new jobs through 2023 in downtown Baton Rouge. The Baton Rouge MSA had a 2016 unemployment rate of 5.2% continuing year over year declines since 2011.

According to the appraisal, the primary trade area for the Mall of Louisiana Property encompasses an approximately fifteen-mile radius. The estimated 2016 population within a five-, ten- and fifteen-mile radius around the Mall of Louisiana Property was 169,831, 406,664 and 603,052, respectively. The estimated 2016 average household income within the same radii was $90,572, $76,294 and $74,587, respectively. The 2016 fifteen-mile radius population and average household income reflects a compound annual growth rate from 2000-2016 of 1.0% and 2.4%, respectively. Estimated 2016 average retail sales per household within a fifteen-mile radius of the Mall of Louisiana Property was $48,449.

The Mall of Louisiana Property is located in the Baton Rouge retail market which had 2017 first quarter-end average asking rents of $11.32 per square foot and a vacancy rate of 4.5%, a 1.3% decrease from the first quarter-end 2016, with only 11,581 square feet vacant in the market. There are currently six lifestyle centers and regional malls in the Baton Rouge retail market with 2017 first quarter-end average asking rents of $19.61 per square foot and a vacancy rate of 8.6%, a 1.7% decrease from the first quarter-end 2016, with 74,739 square feet of positive absorption. There is no proposed new competitive supply noted by the appraisal.

The following table presents certain information relating to competitive properties for the Mall of Louisiana Property:

Competitive Properties(1)

Property / Location	Property Type	Year Built/ Renovated	Total GLA (SF)	Est. Sales PSF	Occupancy	Distance	Major/Anchor Tenants
Mall of Louisiana Baton Rouge, LA	Super Regional Mall	1997/2008	776,789(1)	$585(1)(2)	91.8%(1)(3)	--	Dillard’s (non-collateral), Dillard’s Men’s (non-collateral), JC Penney (non-collateral), Macy’s (non-collateral), Sears (non-collateral), AMC Theatres
Perkins Rowe Baton Rouge, LA	Lifestyle Center	2006/N/A	749,300	$420	85%	1.5 miles	Cinemark, LA Fitness, Barnes & Noble, Fresh Market
Town Center at Cedar Lodge Baton Rouge, LA	Lifestyle Center	2007/N/A	410,000	$400	98%	5.0 miles	Whole Foods, Books A Million, LOFT, Gap
Siegen Lane Marketplace Baton Rouge, LA	Power Center	1994/2002	462,150	N/A	100%	3.0 miles	Walmart, Lowes, Bed Bath Beyond, TJMaxx
Cortana Mall(4) Baton Rouge, LA	Super Regional Mall	1976/2010	1,360,000	$250	30%	6.5 miles	Dillard’s, JC Penney

(1)	Information obtained from the appraisal and underwritten rent roll for the subject collateral. Total GLA, Est. Sales PSF and Occupancy are shown for the collateral portion of the Mall of Louisiana.

(2)	Comparable inline sales shown as of May 2017. Comparable inline sales excluding Apple for that period were $496 per square foot.

(3)	Occupancy is as of June 30, 2017 and includes Main Event (6.0% of NRA) which has a signed lease but is not expected to take occupancy until August 2018 and excludes temporary tenants. The Mall of Louisiana Whole Loan guarantor has provided a guaranty for all outstanding landlord obligations and fifteen months of gap rent specific to Main Event.

(4)	Cortana Mall is the only other enclosed shopping mall in Baton Rouge. Only two of the six anchor units at Cortana Mall are currently occupied and approximately 45 of 110 inline stores are occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MALL OF LOUISIANA

The Borrower. The borrowers are Mall of Louisiana, LLC and Mall of Louisiana Land, LLC (individually and collectively, the “Mall of Louisiana Borrower”), each a single-purpose Delaware limited liability company, with at least two independent directors. Legal counsel to the Mall of Louisiana Borrower delivered a non-consolidation opinion in connection with the origination of the Mall of Louisiana Whole Loan.

The Borrower Sponsor. The borrower sponsor and nonrecourse carveout guarantor is GGP Real Estate Holding I, Inc., wholly owned by GGP Inc. GGP Inc. (NYSE: GGP) is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping retail properties throughout the United States. GGP Inc.’s portfolio as of March 2017 included 127 properties (121 million square feet) in 40 states with an enterprise value of approximately $39 billion. See “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

GGP Real Estate Holding I, Inc. has provided a guaranty for payment of $1,726,914 in unfunded tenant allowances for ten various tenants and a guaranty related to the tenant Main Event for payment of $8,519,922 comprised of unfunded tenant allowances ($3,986,500), landlord work ($3,067,797) and gap rent ($1,465,625).

Escrows. During a Trigger Period (as defined below), unless there are sufficient funds in the lockbox account to make the deposits, the Mall of Louisiana Borrower is required to deposit monthly (i) 1/12th of the estimated annual real estate taxes and 1/12th of the estimated annual insurance premiums (unless the Mall of Louisiana Property is covered by a blanket insurance policy and the premiums for the blanket policy are prepaid for at least one year in advance), (ii) $12,931 to a replacement reserve subject to a cap of $155,169 and (iii) $129,308 to a tenant improvement and leasing commissions reserve subject to a cap of $1,551,690.

A “Trigger Period” will commence upon (i) an event of default or (ii) the debt service coverage ratio being less than 1.15x. A Trigger Period will end upon (i) the cure or waiver of the event of default and (ii) the debt service coverage ratio being equal to or greater than 1.15x.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Mall of Louisiana Whole Loan. Funds deposited to the lockbox will be swept daily to the Mall of Louisiana Borrower’s operating account unless a Trigger Period exists. During a Trigger Period, funds in the lockbox are required to be transferred daily to a cash management account under the sole control of the lender for the payment of, among other things, debt service, monthly escrows and operating expenses with all excess cash being deposited to an excess cash reserve to be held as additional security for the Mall of Louisiana Whole Loan.

Property Management. The Mall of Louisiana Property is managed by an affiliate of the Mall of Louisiana Borrower.

Assumption. The Mall of Louisiana Borrower has the right to transfer the Mall of Louisiana Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the Mall of Louisiana Property will be managed by a qualifying manager; (iii) a replacement guarantor has assumed the obligations of the Mall of Louisiana Whole Loan guarantor; (iv) the lender has received a non-consolidation opinion; and (v) the transferee is a qualified transferee.

Partial Release. The Mall of Louisiana Borrower may obtain the release of any vacant, non-income producing, unimproved parcel or outlot (including “air rights” parcels), any expansion parcel or the Picardy Street Extension Parcel (as defined below) in connection with a transfer to a person other than a person owned or controlled by the Mall of Louisiana Borrower, provided among other conditions that the following are satisfied: (i) no event of default has occurred and is continuing, and (ii)(A) as it relates to any parcel release other than an expansion parcel release: (a) the lender receives evidence that the parcel is not necessary for the operation of the Mall of Louisiana Property and that it may be readily separated from the Mall of Louisiana Property without material diminution of the value of the Mall of Louisiana Property, (b) the lender receives rating agency confirmation (except with respect to a release of the Picardy Street Expansion Parcel so long as it remains vacant, non-income producing and unimproved), (c) the loan to value ratio for the remaining property is less than or equal to 125% provided that the Mall of Louisiana Borrower may prepay the Mall of Louisiana Whole Loan and pay the associated yield maintenance premium in order to meet the required loan to value ratio or (B) as it relates to the release of an expansion parcel: (x) the lender receives evidence that (I) during the time that the expansion parcel was a part of the Mall of Louisiana Property, any tenants that were relocated to the expansion parcel from other areas of the Mall of Louisiana Property have been replaced with tenants of comparable credit quality and paying equal or better rent than the relocated tenants or (II) to the extent existing tenants are proposed to be relocated to the expansion parcel after its release, the Mall of Louisiana Borrower has entered into fully executed replacement leases with replacement tenants of comparable credit quality and on rental terms equal or better than the existing tenant and (y) the release of the expansion parcel does not have a material adverse effect on the use or value of the Mall of Louisiana Property, the priority of the lien of the mortgage, the enforcement of the Mall of Louisiana Whole Loan documents, or the Mall of Louisiana Borrower’s ability to repay the Mall of Louisiana Whole Loan.

The “Picardy Street Extension Parcel” is the portion of land subject to the extension and/or widening of Picardy Street by the City of Baton Rouge.

Real Estate Substitution. The Mall of Louisiana Borrower may obtain the release of a vacant, non-income producing, unimproved parcel, provided among other conditions that the following are satisfied: (i) no event of default has occurred or is continuing, (ii) simultaneous with the substitution, the Mall of Louisiana Borrower acquires an exchange parcel at or adjacent to the Mall of Louisiana Property of reasonably equivalent value to the release parcel, (iii) rating agency confirmation is obtained and (iv) the loan to value ratio immediately after the substitution is less than or equal to 125%, provided that the Mall of Louisiana Borrower may prepay the Mall of Louisiana Whole Loan and pay the associated yield maintenance premium in order to meet the required loan to value ratio.

Real Estate Expansion. The Mall of Louisiana Borrower may acquire one or more expansion parcels, provided among other conditions that the following are satisfied: (i) no event of default has occurred or is continuing, and (ii) the Mall of Louisiana Borrower acquires fee simple or leasehold interest in the expansion parcel. Any expansion parcel may be released (see “Partial Release” above.)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MALL OF LOUISIANA

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Mall of Louisiana Borrower is required to obtain and maintain property insurance, commercial general liability insurance and business interruption insurance that covers acts of terrorism in an amount determined by the lender in its sole discretion (but not to exceed the full replacement cost of the Mall of Louisiana Property and 18-months of business interruption insurance), provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any extension thereof or substantially similar program (“TRIPRA”) is in effect, the Mall of Louisiana Whole Loan documents provide for an annual terrorism premium cap of two times the cost of the annual premiums for property and business interruption insurance required under the related Mall of Louisiana Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ADLER PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ADLER PORTFOLIO

Lowesville
Huntersville
Kannapolis
CONCORD
Stanley
Harrisburg
Mt. Holly
CHARLOTTE
Uptown
Gastonia
Belmont
NORTH CAROLINA
SOUTH CAROLINA
Mint Hill
Matthews
Pineville
Stallings
Indian Trail
Weddington
Fort Mill
Rock Hill
Monroe
Waxhaw
MECKLENBURG COUNTY
UNION COUNTY
YORK COUNTY
GASTON COUNTY
LANCASTER COUNTY
University City
Hickory Ridge
Sharon Woods
Providence Plantation
Ballantyne
Bradfield Farms
Wedgewood

Hendersonville
Ashland City
CHEATHAM COUNTY
DAVIDSON COUNTY
Lakewood
Green Hill
Mount Juliet
NASHVILLE
Rural Hill
Belle Meade
Forest Hills
Oak Hill
Brentwood
La Vergne
WILLIAMSON COUNTY
Nolensville
Smyrna
Franklin
RUTHERFORD COUNTY
WILSON COUNTY
J. Percy Priest Reservoir

Adler Portfolio

1	Carmel Executive Park	Charlotte, NC
2	Vista Point North	Lewisville, TX
3	Greenbriar Business Park	Nashville, TN
4	Plaza Southwest	Houston, TX
5	Commerce Park North	Houston, TX
6	Crescent 10 Facility	Houston, TX
7	Technipark Ten Service Center	Houston, TX
8	Westchase Park	Houston, TX

Denton
Oak Point
Little Elm
McKinney
Frisco
Hickory Creek
Lake Lewisville
The Colony
Allen
Highland Village
COLLIN COUNTY
Plano
Flower Mound
Lewisville
Carrollton
Grapevine Lake
Addison
Far North Dallas
Grapevine
Coppell
Richardson
Farmers Branch
Garland
North Dallas
Las Colinas
DALLAS COUNTY
Euless
University Park
Highland Park
FORT WORTH
Irving
Arlington
Grand Prairie
DALLAS
Mesquite
Downtown
White Rock Lake

Stagecoach
The Woodlands
Tomball
Spring
Kingwood
Cypress
Atascocita
Humble
Jersey Village
Aldine
HOUSTON
Sheldon
Katy
Channelview
Cloverleaf
Baytown
Cinco Ranch
Downtown
Jacinto City
Mission Bend
Pasadena
La Porte
Deer Park
Richmond
Sugar Land
Stafford
Missouri City
Pearland
Rosenberg
Fresno
Friendswood
League City
Arcola
Sienna Plantation
Manvel
Texas City
Alvin
Santa Fe
Hitchcock
FORT BEND COUNTY
BRAZORIA COUNTY
HARRIS COUNTY
WALLER COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Adler Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type(2):	Various – See Table
Original Principal Balance:	$40,300,000			Specific Property Type(2):	Various
Cut-off Date Principal Balance:	$40,300,000			Location(2):	Various– See Table
% of Initial Pool Balance:	5.1%			Size:	969,753 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$41.56
Borrower Names:	AK Leasehold I, LLC; AK Leasehold I PSW, LLC			Year Built/Renovated(2):	Various
				Title Vesting(3):	Leasehold
	Adler Kawa Real Estate Advisors, LLC;			Property Manager:	Self-managed
Sponsors:	Adler Kawa Real Estate Services, LLC;
	Matthew L. Adler
Mortgage Rate:	4.355%
Note Date:	November 7, 2017			4th Most Recent Occupancy:	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	90.3% (12/31/2014)
Maturity Date:	November 11, 2027			2nd Most Recent Occupancy (As of):	89.9% (12/31/2015)
IO Period:	36 months			Most Recent Occupancy (As of):	92.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	87.7% (10/31/2017)
Seasoning:	0 months
Amortization Term (Original):	300 months
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			Underwriting and Financial Information(4):
Call Protection:	L(24),D(92),O(4)			4th Most Recent NOI (As of):	$7,183,631 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			3rd Most Recent NOI (As of):	$7,280,877 (12/31/2015)
Additional Debt:	None			2nd Most Recent NOI (As of):	$8,205,698 (12/31/2016)
Additional Debt Type:	NAP			Most Recent NOI (As of):	$8,334,310 (TTM 9/30/2017)
				U/W Revenues:	$12,623,243
Escrows and Reserves(1):				U/W Expenses:	$6,535,092
				U/W NOI(4):	$6,088,151
Type:	Initial	Monthly	Cap (If Any)	U/W NCF:	$4,975,958
Taxes	$337,662	$147,716	NAP	U/W NOI DSCR:	2.30x
Insurance	$0	Springing	NAP	U/W NCF DSCR:	1.88x
Replacement Reserves	$0	$22,016	NAP	U/W NOI Debt Yield:	15.1%
TI/LC Reserve	$2,000,000	$149,590	$3,800,000	U/W NCF Debt Yield:	12.3%
Deferred Maintenance	$814,288	$0	NAP	As-Is Appraised Value:	$81,630,000
Ground Rent Reserve	$0	$154,167	NAP	As-Is Appraisal Valuation Date(5):	Various
Rent Concession	$60,371	$0	NAP	Cut-off Date LTV Ratio:	49.4%
Tenant Specific TI/LC Reserve	$384,368	$0	NAP	LTV Ratio at Maturity or ARD:	40.7%

(1)	See “Escrows” section.

(2)	See “The Property” section.

(3)	See “Ground Lease” section.

(4)	See “Operating History and Underwritten Net Cash Flow” section.

(5)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Adler Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the leasehold interest in a portfolio of three office properties and five industrial properties (the “Adler Portfolio Properties”). The Adler Portfolio Mortgage Loan was originated on November 7, 2017 by Wells Fargo Bank, National Association. The Adler Portfolio Mortgage Loan had an original principal balance of $40,300,000, has an outstanding principal balance as of the Cut-off Date of $40,300,000 and accrues interest at an interest rate of 4.355% per annum. The Adler Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments during the first 36 payment periods, followed by payments of principal and interest based on a 25-year amortization schedule. The Adler Portfolio Mortgage Loan matures on November 11, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ADLER PORTFOLIO

Following the lockout period, the borrower has the right to defease the Adler Portfolio Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before August 11, 2027. In addition, the Adler Portfolio Mortgage Loan is prepayable without penalty on or after August 11, 2027.

Sources and Uses(1)

Sources			Uses
Original loan amount	$40,300,000	59.4%	Purchase price	$60,064,000	88.6%
Sponsor’s new cash contribution	27,514,703	40.6	Closing costs	4,154,014	6.1
			Reserves	3,596,689	5.3
Total Sources	$67,814,703	100.0%	Total Uses	$67,814,703	100.0%

(1)	The borrowers acquired the Adler Portfolio Properties from sponsor affiliates that owned the fee simple interests in the properties since 2012 and 2013. In connection with the origination of the Adler Portfolio Mortgage Loan, the fee interests were sold by the sponsor affiliates to a third party, and the sponsor affiliates created leasehold interests that were transferred to the borrowers and serve as collateral for the Adler Portfolio Mortgage Loan.

The Property. The Adler Portfolio Properties comprise the leasehold interest in eight office and industrial properties totaling 969,753 square feet of rentable area (three office properties totaling 502,751 square feet and five industrial flex properties totaling 467,002 square feet) located in North Carolina, Tennessee and Texas. As of October 31, 2017, in aggregate, the Adler Portfolio Properties were 87.7% occupied by 183 tenants with no tenant accounting for more than 4.7% of Annual U/W Base Rent. Over the past three years, the Adler Portfolio Properties have averaged 90.7% occupancy. Each of the Adler Portfolio Properties is subject to a 99-year ground lease through 2116 (see “Ground Lease” section).

Carmel Executive Park (223,288 square feet, 23.0% of net rentable area, 39.6% of Annual U/W Base Rent)

Carmel Executive Park comprises six, three-story multi-tenant class B office buildings ranging in size from 25,741 square feet to 37,041 square feet and located in Charlotte, North Carolina, approximately 12 miles south of the central business district (the “Carmel Executive Park Property”). The Carmel Executive Park Property is situated just north of Highway 51 and approximately 2.8 miles northeast of the 1.2 million square foot, GGP-owned Carolina Place Mall. In addition, the Carmel Executive Park Property is situated approximately 17.1 miles southeast of the Charlotte Douglas International Airport, 2.2 miles east of Interstate 485 and 6.0 miles southeast of Interstate 77. The Carmel Executive Park Property was built between 1982 and 1989 and is situated on a 12.1-acre parcel. The Carmel Executive Park Property contains 919 parking spaces, resulting in a parking ratio of 4.1 spaces per 1,000 square feet. As of October 31, 2017, the Carmel Executive Park Property was 91.9% occupied by 85 tenants.

Vista Point North (143,810 square feet, 14.8% of net rentable area, 18.6% of Annual U/W Base Rent)

Vista Point North comprises one, two-story office building and three flex buildings built in 2000 and located in Lewisville, Texas (the “Vista Point North Property”), approximately 22.3 miles northwest of the Dallas central business district and 10.5 miles north of DFW International Airport. The Vista Point North Property is situated along the Sam Rayburn Tollway (SH 121) and just south of Interstate 35 East, in close proximity to various shopping, dining, entertainment and hotel properties. Notable corporate users in the immediate vicinity of the Vista Point North Property include JPMorgan Chase, TIAA-CREF, Ally Financial and Horizon Health Corporation. The three flex buildings within the Vista Point North Property are served by 13 dock doors with clear heights ranging from 18- to 24-feet. The Vista North Property contains 564 parking spaces, resulting in a parking ratio of 3.9 spaces per 1,000 square feet of rentable area. As of October 31, 2017, the Vista Point North Property was 88.0% occupied by 11 tenants.

Greenbriar Business Park (135,653 square feet, 14.0% of net rentable area, 12.9% of Annual U/W Base Rent)

Greenbriar Business Park comprises a one-story, class B office building located in downtown Nashville, Tennessee (the “Greenbriar Business Park Property”). The Greenbriar Business Park Property is situated approximately 6.7 miles from the Opryland Hotel and Convention Center, 2.5 miles north of the Nashville International Airport and 2.0 miles north of Interstate 40. The Greenbriar Business Park Property was built in 1986 and renovated in 2006 and is situated on a 10.8-acre parcel. The Greenbriar Business Park Property comprises 432 parking spaces, resulting in a parking ratio of 3.2 spaces per 1,000 square feet of rentable area. As of October 31, 2017, the Greenbriar Business Park Property was 89.8% occupied by 22 tenants.

Houston Flex Properties (467,002 square feet, 48.2% of net rentable area, 29.0% of Annual U/W Base Rent)

Five of the eight Adler Portfolio Properties are located throughout the Houston metropolitan area: Commerce Park North, Technipark Ten Service Center, Crescent 10 Facility, Westchase Park and Plaza Southwest (cumulatively, the “Houston Flex Properties”). Each of the Houston Flex Properties is a flex building ranging in size from 47,816 square feet to 152,173 square feet with clear heights ranging from 13- to 21-feet. As of October 31, 2017, in aggregate, the Houston Flex Properties were 85.0% occupied by 65 tenants.

The Houston Flex Properties each account for 1.7% to 8.6% of the Annual U/W Base Rent of the Adler Portfolio Mortgage Loan and are located approximately 10.0 to 20.0 miles from the Houston central business district. The Plaza Southwest property is located approximately 10.2 miles west of downtown Houston, just south of Interstate Highway 69. The Commerce Park North property is located approximately 18.0 miles north of the Houston central business district, along Interstate 45. The Technipark Ten Service Center property, and Crescent 10 Facility property are situated adjacent to one another, approximately 19.5 miles west of downtown Houston, just north of Interstate Highway 10. The Westchase Park property is located approximately 13.5 miles west of downtown Houston, just east of Route 8.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ADLER PORTFOLIO

The following tables presents certain information relating to the Adler Portfolio Properties:

Property Name	Location	Property Type	Year Built/ Renovated	No. of Tenants	NRSF	% of Total NRSF	Occupancy	% Office/ % Industrial	Dock Doors	Clear Height
Carmel Executive Park	Charlotte, NC	Office	1982/1989	85	223,288	23.0%	91.9%	100% / 0%	NAP	NAP
Vista Point North	Lewisville, TX	Office	2000/NAP	11	143,810	14.8%	88.0%	94.3% / 5.7%	13	18’-24’
Greenbriar Business Park	Nashville, TN	Office	1986/2006	22	135,653	14.0%	89.8%	94.2% / 5.8%	4	15’
Plaza Southwest	Houston, TX	Flex	1972/NAP	24	152,173	15.7%	89.6%	39.4% / 60.6%	22	14’
Commerce Park North	Houston, TX	Flex	1983/NAP	5	97,332	10.0%	92.1%	43.7% / 56.3%	22	16’-21’
Crescent 10 Facility	Houston, TX	Flex	1978/NAP	24	98,008	10.1%	84.0%	37.8% / 62.2%	5	14’
Technipark Ten Service Center	Houston, TX	Flex	1984/NAP	5	71,673	7.4%	92.5%	77.7% / 22.3%	8	13’-19’
Westchase Park	Houston, TX	Flex	1983/NAP	7	47,816	4.9%	46.6%	41.8% / 58.2%	4	14’
Total/Weighted Average				183	969,753	100.0%	87.7%

Property Name	Annual U/W Base Rent	Annual U/W Base Rent PSF(1)	% of Annual U/W Base Rent	Allocated Loan Amount	% of ALA	Appraised Value	Allocated LTV
Carmel Executive Park	$4,109,074	$18.40	39.6%	$13,800,000	34.2%	$26,730,000	51.6%
Vista Point North	$1,926,543	$13.40	18.6%	$7,400,000	18.4%	$14,710,000	50.3%
Greenbriar Business Park	$1,338,468	$9.87	12.9%	$6,000,000	14.9%	$12,000,000	50.0%
Plaza Southwest	$887,949	$5.84	8.6%	$4,700,000	11.7%	$7,250,000	64.8%
Commerce Park North	$658,821	$6.77	6.3%	$2,700,000	6.7%	$6,200,000	43.5%
Crescent 10 Facility	$664,652	$6.78	6.4%	$2,650,000	6.6%	$6,100,000	43.4%
Technipark Ten Service Center	$620,107	$8.65	6.0%	$2,300,000	5.7%	$5,620,000	40.9%
Westchase Park	$178,535	$3.73	1.7%	$750,000	1.9%	$3,020,000	24.8%
Total/ Weighted Average	$10,384,149	$12.21	100.0%	$40,300,000	100.0%	$81,630,000	49.4%

(1) Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ADLER PORTFOLIO

The following table presents certain information relating to the tenancy at the Adler Portfolio Properties:

Major Tenants

Tenant Name	Property	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Caterpillar Financial Services	Greenbriar Business Park	A/A3/A	33,055	3.4%	$14.65	$484,256	4.7%	11/30/2020(2)
Alford Services, Inc.	Commerce Park North	NR/NR/NR	52,715	5.4%	$8.87	$467,531	4.5%	5/31/2021(3)
M/I Homes(4)	Vista Point North	BB-/B1/B+	19,597	2.0%	$21.05	$412,483	4.0%	5/31/2023(5)
Crump Life Insurance Services, Inc.	Carmel Executive Park	NR/NR/NR	19,838	2.0%	$19.67	$390,195	3.8%	6/30/2021(6)
Elite View Imaging, Inc.	Vista Point North	NR/NR/NR	15,749	1.6%	$23.00	$362,227	3.5%	1/31/2023(7)
Schlumberger Technology Corp	Technipark Ten Service Center	NR/A1/AA-	33,946	3.5%	$8.47	$287,476	2.8%	10/31/2019(8)
Regus	Vista Point North	NR/NR/NR	15,490	1.6%	$17.50	$271,075	2.6%	4/23/2024(9)
Total Major Tenants			190,390	19.6%	$14.05	$2,675,243	25.8%

Non-Major Tenants			660,344	68.1%	$11.67	$7,708,906	74.2%

Occupied Collateral Total			850,734	87.7%	$12.21	$10,384,149	100.0%

Vacant Space			119,019	12.3%

Collateral Total			969,753	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Caterpillar Financial Services has two, five-year renewal options.

(3)	Alford Services, Inc. has one, seven-year renewal option.

(4)	M/I Homes leases 18,997 square feet of office space, and 600 square feet of storage space, which have an Annual U/W Base Rent PSF of $21.38 and $12.00, respectively.

(5)	M/I Homes has one, five-year renewal option.

(6)	Crump Life Insurance, Inc. has two, three-year renewal options.

(7)	Elite View Imaging, Inc. has one, one-year renewal option. Elite View Imaging, Inc. has rent abatement in December 2017 and January 2018, which was reserved for upfront.

(8)	Schlumberger Technology Corp has two, five-year renewal options. Schlumberger Technology Corp’s space is currently listed for sublease.

(9)	Regus has two, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ADLER PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Adler Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	4	8,943	0.9%	8,943	0.9%	$70,267	$7.86
2017	6	23,403	2.4%	32,346	3.3%	$458,080	$19.57
2018	51	148,776	15.3%	181,122	18.7%	$1,633,403	$10.98
2019	53	226,490	23.4%	407,612	42.0%	$2,570,099	$11.35
2020	36	152,870	15.8%	560,482	57.8%	$1,984,768	$12.98
2021	19	170,933	17.6%	731,415	75.4%	$1,805,079	$10.56
2022	14	56,455	5.8%	787,870	81.2%	$696,388	$12.34
2023	6	43,306	4.5%	831,176	85.7%	$854,310	$19.73
2024	1	15,490	1.6%	846,666	87.3%	$271,075	$17.50
2025	1	4,068	0.4%	850,734	87.7%	$40,680	$10.00
2026	0	0	0.0%	850,734	87.7%	$0	$0.00
2027	0	0	0.0%	850,734	87.7%	$0	$0.00
Thereafter	0	0	0.0%	850,734	87.7%	$0	$0.00
Vacant	0	119,019	12.3%	969,753	100.0%	$0	$0.00
Total/Weighted Avg.	191	969,753	100.0%			$10,384,149	$12.21
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Adler Portfolio Properties:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	10/31/2017(2)
90.3%	89.9%	92.0%	87.7%

(1)	Information obtained from the borrowers.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Adler Portfolio Properties:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 9/31/2017	U/W(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$9,465,366	$9,970,895	$10,459,399	$10,596,841	$10,384,149	82.3%	$10.71
Grossed Up Vacant Space	0	0	0	0	1,453,162	11.5%	$1.50
Total Reimbursables	2,302,342	2,250,534	2,446,122	2,381,491	2,085,375	16.5%	$2.15
Other Income	260,220	92,299	169,312	166,632	153,719	1.2%	$0.16
Less Vacancy & Credit Loss	0	0	0	0	(1,453,162)(1)	(11.5%)	($1.50)
Effective Gross Income	$12,027,929	$12,313,728	$13,074,834	$13,144,964	$12,623,243	100.0%	$13.02

Operating Expenses	$4,844,298	$5,032,851	$4,869,136	$4,810,655	$4,685,091	37.1%	$4.83
Ground Rent(2)	0	0	0	0	1,850,000	14.7%	$1.91
Total Operating Expenses	$4,844,298	$5,032,851	$4,869,136	$4,810,655	$6,535,092	51.8%	$6.74

Net Operating Income	$7,183,631	$7,280,877	$8,205,698	$8,334,310	$6,088,151	48.2%	$6.28
TI/LC	0	0		0	847,680	6.7%	$0.87
Capital Expenditures	0	0		0	264,514	2.1%	$0.27
Net Cash Flow	$7,183,631	$7,280,877	$8,205,698	$8,334,310	$4,975,958	39.4%	$5.13

NOI DSCR	2.71x	2.75x	3.10x	3.15x	2.30x
NCF DSCR	2.71x	2.75x	3.10x	3.15x	1.88x
NOI DY	17.8%	18.1%	20.4%	20.7%	15.1%
NCF DY	17.8%	18.1%	20.4%	20.7%	12.3%

(1)	The underwritten economic vacancy is 12.3%. The Adler Portfolio Properties were 87.7% physically occupied as of October 31, 2017.

(2)	The U/W NOI is lower than the NOI for prior periods because U/W expenses include ground rents that were not payable prior to loan origination. In connection with the origination of the Adler Portfolio Mortgage Loan, the fee interests were sold by sponsor affiliates to a third party, and the sponsor affiliates created leasehold interests that were transferred to the borrowers. The Adler Portfolio Mortgage Loan U/W figures included the aggregate ground rent payable at loan origination. The ground rent is subject to escalation provisions (see “Ground Lease” section).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ADLER PORTFOLIO

Appraisal. As of the appraisal valuation dates ranging from August 24, 2017 to September 7, 2017, the Adler Portfolio Properties had an aggregate “as-is” appraised value of $81,630,000.

Environmental Matters. According to the Phase I environmental assessment dated between September 1, 2017, and September 19, 2017, there was no evidence of any recognized environmental conditions at the Adler Portfolio Properties.

Market Overview and Competition. The following table presents certain information related to the submarkets of each of the Adler Portfolio Properties. The information presented on this table was obtained from third party market research reports and the appraisals.

Property Name	Submarket Name	Submarket Property Type	Submarket Data Reporting Period	Submarket Inventory	Submarket Vacancy Rate	Submarket Asking Rent	Appraiser’s Market Rent	5-Mile Population	5-Mile Median Household Income
Carmel Executive Park	South Charlotte	Office (Class B)	Q2 2017	6,852,093	12.8%	$19.63	$21.00	208,174	$76,362
Vista Point North	Lewisville / Denton	Office	Q2 2017	3,397,501	10.8%	$18.82	$22.00	221,143	$74,291
Vista Point North	Lewisville	Industrial - Flex	Q3 2017	3,186,279	6.5%	$11.23	$12.50	221,143	$74,291
Greenbriar Business Park	Airport North	Office	Q2 2017	6,329,685	4.2%	$20.32	$9.77	153,456	$40,638
Plaza Southwest	Southwest	Industrial	Q2 2017	64,516,643	5.7%	$7.80	$6.50	572,464	$53,431
Commerce Park North	North	Industrial	Q2 2017	85,063,279	9.3%	$7.44	$7.50	286,674	$50,901
Crescent 10 Facility	Northwest	Industrial	Q2 2017	146,074,764	4.9%	$7.44	$8.25	247,669	$75,641
Technipark Ten Service Center	Northwest	Industrial	Q2 2017	146,074,764	4.9%	$7.44	$9.50	242,675	$75,854
Westchase Park	Southwest	Industrial	Q2 2017	64,516,643	5.7%	$7.80	$8.50	580,184	$48,266

The Borrowers. The borrowers are AK Leasehold I, LLC, and AK Leasehold I PSW, LLC, each of which is a Delaware limited liability company and single purpose entity with at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Adler Portfolio Mortgage Loan. Adler Kawa Real Estate Advisors, LLC, Adler Kawa Real Estate Services, LLC, and Matthew L. Adler are the guarantors of certain nonrecourse carveouts under the Adler Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Adler Kawa Real Estate Advisors, LLC, Adler Kawa Real Estate Services, LLC, and Matthew L. Adler. Adler Kawa Real Estate Advisors (“Adler Kawa”) is a joint venture between Adler Group and Kawa Capital Management, and is a vertically integrated real estate investment company that focuses on the acquisition and operations of multi-tenant office and industrial properties. Adler Kawa was formed in July 2012 to expand Adler Group’s fund management platform, and the company has sourced and closed 21 acquisitions representing over $320 million of equity. Adler Kawa currently manages over six million square feet of commercial real estate space in 10 cities across the eastern and southern United States. Matthew L. Adler is the president and CEO of Adler Kawa, and has managed the investment performance of over 12 million square feet of commercial real estate properties.

Escrows. The Adler Portfolio Mortgage Loan documents provide for upfront escrows in the amount of $337,662 for real estate taxes, $2,000,000 for tenant improvement and leasing commission reserves, $814,288 for deferred maintenance reserves, $60,371 for rent concession reserves related to the Elite View Imaging, and $384,368 for tenant specific tenant improvement and leasing commission reserves. The loan documents also provide for ongoing monthly escrow deposits of $147,716 for real estate taxes, $22,016 for replacement reserves, $149,590 for TI/LC reserves (subject to a cap of $3,800,000 so long as no event of default has occurred, the debt service coverage ratio is at least 1.25x, and at least 75.0% of the net rentable area in the Adler Portfolio Properties is occupied by tenants satisfying certain conditions), and $154,167 for ground rent reserves.

The Adler Portfolio Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with evidence that the Adler Portfolio Properties’ insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

Lockbox and Cash Management. The Adler Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is in place, and that the borrowers direct the tenants to pay their rents directly into such lockbox account. The Adler Portfolio Mortgage Loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept daily into a lender-controlled cash management account and disbursed in accordance with the loan documents. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow is required to be distributed to the borrowers. During a Cash Trap Event Period, all excess cash flow is required to be swept to a lender-controlled cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ADLER PORTFOLIO

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or

(ii)	the amortizing debt service coverage ratio being less than 1.25x at the end of any calendar month.

A Cash Trap Event Period will end:

●	with regard to clause (i), upon the cure of such event of default; and

●	with regard to clause (ii), upon the debt service coverage ratio being at least 1.30x for two consecutive calendar quarters.

Property Management. The Adler Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrowers have the right to transfer the Adler Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferees experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C41 certificates.

Partial Release. Following the lockout period, the borrowers are permitted to obtain the release of up to 25% of the Adler Portfolio Properties (based on allocated loan amounts), subject to certain conditions, including (i) partial defeasance in an amount equal to the greater of 100% of net sale proceeds or 115% of allocated loan amount (subject to a cap of 120% of allocated loan amount); (ii) the debt service coverage ratio of the remaining properties is not less than the greater of 1.65x and the debt service coverage ratio prior to the release; (iii) the debt yield of the remaining properties is not less than the greater of 10.0% and the debt yield prior to the release; (iv) the LTV of the remaining properties is no greater than the lesser of 65.0% and the LTV prior to the release; (v) the ground lease of the released property is no longer cross-defaulted with the ground leases of the remaining properties; and (vi) rating agency confirmation.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The Adler Portfolio Properties are subject to eight separate 99-year ground leases, each of which has an expiration date of November 6, 2116 (the “Adler Portfolio Ground Leases”). The Adler Portfolio Ground Leases have an aggregate annual ground rent of $1,850,000 with 2% annual escalations through 2047. The ground lessors comprise eight Delaware limited liability companies. The fee interests in the Adler Portfolio Properties are each subject to a separate first mortgage lien granted to a third-party lender contemporaneously with the loan closing, each of which is subordinate to the related ground lease. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Adler Portfolio Properties (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect). The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

U.S. INDUSTRIAL PORTFOLIO III

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

U.S. INDUSTRIAL PORTFOLIO III

MINN.
Duluth
ONTARIO
WISCONSIN
MINNEAPOLIS
ST. PAUL
Wausau
Bloomington
Rochester
Green Bay
Traverse City
Oshkosh
MICHIGAN
Madison
Hartland
Grand Rapids
Lansing
Flint
MILWAUKEE
DETROIT
Cedar Falls
IOWA
Cedar Rapids
Rockford
Wheeling
CLEVELAND
Grimes
CHICAGO
Des Moines
Iowa City
Davenport
Elkhart
Toledo
Ft. Wayne
Sauk Village
INDIANA
OHIO
Peoria
Lafayette
COLUMBUS
Quincy
ILLINOIS
INDIANAPOLIS
MISSOURI
Springfield
Dayton
Fairfield
KANSAS CITY
Columbia
Columbus
CINCINNATI
ST. LOUIS
Frankfort
Jefferson City
LOUISVILLE
Lexington
Evansville
KENTUCKY
Springfield

Warren
Scranton
Du Bois
Wilkes Barre
Youngstown
Williamsport
State College
OH
New Kensington
PENNSYLVANIA
Allentown
Weirton
Harleysville
PITTSBURGH
Harrisburg
Trenton
Johnstown
Reading
Wheeling
York
PHILADELPHIA
Wilmington
Cumberland
Hagerstown
NEW JERSEY
Morgantown
Frederick
Clarksburg
BALTIMORE
Atlantic City
Winchester
WASHINGTON, DC
Dover
WEST VIRGINIA
Arlington
Annapolis
MD
DE
Harrisonburg
Fredericksburg
Salisbury
Ocean City
Staunton
Charlottesville
VIRGINIA
Richmond
Atlantic Ocean
Salem
Lynchburg
Elliston
Roanoke
Petersburg
Hampton
NORFOLK
Danville
South Hill
Chesapeake
VIRGINIA BEACH

Whittier
Chino Hills
Banning
LOS ANGELES
RIVERSIDE
Moreno Valley
Los Angeles Intl. Airport
ANAHEIM
LONG BEACH
SANTA ANA
Lake Elsinore
Hemet
Huntington Beach
Irvine
Temecula
Laguna Niguel
SANTA ROSA MTS.
San Clemente
Santa Catalina Island
Camp Pendleton Marine Corps Base
Pacific Ocean
Oceanside
Vista
Carlsbad
San Marcos
Encinitas
Poway
San Clemente Island
La Jolla
Santee
SAN DIEGO
San Diego Intl. Airport
El Cajon
Chula Vista

Stagecoach
The Woodlands
Tomball
Spring
Waller
Grand Pkwy
Atascocita
Cypress
Humble
Jersey Village
Crosby
HOUSTON
Katy
Katy Fwy
Channelview
Cloverleaf
Baytown
Westpark Tollway
Mission Bend
Pasadena
La Porte
Stafford
Sugar Land
Missouri City
Rosenberg
Pearland
Fresno
League City
Arcola
Texas City
Manvel
Alvin
Santa Fe
Hitchcock

Bainbridge
GEORGIA
Valdosta
TALLAHASSEE
JACKSONVILLE
St. Augustine
Gainesville
Ormond Beach
Daytona Beach
Atlantic Ocean
Ocala
Spring Hill
ORLANDO
Titusville
Kissimmee
TAMPA
Melbourne
Clearwater
Lakeland
Palm Bay
ST. PETERSBURG
Bradenton
FLORIDA
Fort Pierce
Sarasota
Port St. Lucie
Gulf of Mexico
Cape Coral
Fort Myers
West Palm Beach
Boca Raton
Naples
Plantation
FORT LAUDERDALE
Hialeah
Miami Beach
MIAMI
Homestead
Key West

US Industrial Portfolio III

#	Address	Location	#	Address	Location
1	2121 Gardner Street	Elliston, VA	12	1972 Salem Industrial Drive	Salem, VA
2	975 Cottonwood Avenue	Hartland, WI	13	1800 University Parkway	Sarasota, FL
3	4925 Bulls Bay Highway	Jacksonville, FL	14	621 Hunt Valley Circle	New Kensington, PA
4	1500 Southeast 37th Street	Grimes, IA	15	5000 Askins Lane	Houston, TX
5	10450 Medallion Drive	Cincinnati, OH	16	900 Chaddick Drive	Wheeling, IL
6	1501 Industrial Boulevard	Harleysville, PA	17	6600 Chapek Parkway	Cuyahoga Heights, OH
7	1001 DDC Way	Fairfield, OH	18	53208 Columbia Drive	Elkhart, IN
8	1152 Armorite Drive	San Marcos, CA	19	7750 Hub Parkway	Valley View, OH
9	3800 West Broward Boulevard	Plantation, FL	20	21699 Torrence Avenue & 2701 Kalvelage Drive	Sauk Village, IL
10	2900 & 2950 Hill Avenue	Toledo, OH	21	3221 Cherry Palm Drive	Tampa, FL
11	1700 Highland Road	Twinsburg, OH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – U.S. Industrial Portfolio III

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Various – See Table
Original Principal Balance(1):	$30,537,149			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance(1):	$30,537,149			Location:	Various – See Table
% of Initial Pool Balance:	3.9%			Size:	2,886,593 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$41.76
Borrower Name(2):	Various			Year Built/Renovated:	Various – See Table
Borrower Sponsors:	Brennan Investment Group Acquisitions LLC			Title Vesting:	Fee
Mortgage Rate:	4.180%			Property Manager:	Self-managed
Note Date:	October 12, 2017			4th Most Recent Occupancy (As of):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	November 5, 2027			2nd Most Recent Occupancy(As of):	100.0% (12/31/2015)
IO Period:	60 months			Most Recent Occupancy(As of):	100.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(5):	100.0% (11/1/2017)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$11,492,070 (12/31/2014)
Call Protection(3):	L(24),D(89),O(7)			3rd Most Recent NOI (As of):	$11,626,063 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$12,055,263 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$12,203,308 (TTM 6/30/2017)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$15,292,243
				U/W Expenses:	$3,981,653
				U/W NOI:	$11,310,590
				U/W NCF:	$10,415,416
Escrows and Reserves(4):				U/W NOI DSCR(1):	1.60x
				U/W NCF DSCR(1):	1.48x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	9.4%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(1):	8.6%
Insurance	$0	Springing	NAP	As-Is Appraised Value(6):	$166,300,000
Replacement Reserves	$0	$6,250	NAP	As-Is Appraisal Valuation Date(6):	June 16, 2017
TI/LC Reserves	$120,000	Springing	(4)	Cut-off Date LTV Ratio(1)(6):	72.5%
Security Deposit Reserves	$453,411	$0	NAP	LTV Ratio at Maturity or ARD(1)(6):	66.0%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the U.S. Industrial Portfolio III Whole Loan (as defined below).

(2)	See “The Borrowers” section.

(3)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date of December 5, 2017. Defeasance of the U.S. Industrial Portfolio III Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) October 12, 2020. The assumed lockout period of 24 payments is based on the expected WFCM 2017-C41 Trust closing date in November 2017.

(4)	See “Escrows” section.

(5)	Current Occupancy includes PNC Acquisition Company, Inc. (75,902 SF, 2.6% of net rentable area), which leases 100.0% of the space at the 900 Chaddick Drive property but is currently dark.

(6)	See “Appraisals” section. The As-Is Appraised Value reflects the “As Portfolio” value of $166,300,000 for the U.S. Industrial Portfolio III Properties (as defined below) as a whole which includes an 4.0% premium to the aggregate “As-is” value of the individual U.S. Industrial Portfolio III Properties. The sum of the “As-is” values for each of the U.S. Industrial Portfolio III Properties on an individual basis is $159,940,000, which represents a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 75.4% and 68.6%, respectively.

The Mortgage Loan. The mortgage loan (the “U.S. Industrial Portfolio III Mortgage Loan”) is part of a whole loan (the “U.S. Industrial Portfolio III Whole Loan”) that is evidenced by three pari passu promissory notes (Notes A-1-1, A-1-2 and A-2) that are secured by a first mortgage encumbering 21 single tenant industrial and office properties located across 10 states, totaling 2,886,593 square feet (the “U.S. Industrial Portfolio III Properties”). The U.S. Industrial Portfolio III Whole Loan was originated on October 12, 2017 by Barclays Bank PLC and Morgan Stanley Bank, N.A. The U.S. Industrial Portfolio III Whole Loan had an original principal balance of $120,537,149, has an outstanding principal balance as of the Cut-off Date of $120,537,149 and accrues interest at an interest rate of 4.180% per annum. The U.S. Industrial Portfolio III Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments, after which payments of interest and principal will be based on a 30-year amortization schedule. The U.S. Industrial Portfolio III Whole Loan matures on November 5, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

U.S. INDUSTRIAL PORTFOLIO III

The U.S. Industrial Portfolio III Mortgage Loan is evidenced by Note A-2, which will be contributed to the WFCM 2017-C41 Trust, had an original principal balance of $30,537,149, has an outstanding principal balance as of the Cut-off Date of $30,537,149 and represents the non-controlling interest in the U.S. Industrial Portfolio III Whole Loan. The controlling Note A-1-1 had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and is expected to be contributed to the BANK 2017-BNK8 Trust. The non-controlling Note A-1-2 had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to one or more future securitizations. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1-1	$50,000,000	BANK 2017-BNK8 (expected)	Yes
A-1-2	$40,000,000	Morgan Stanley Bank, N.A.	No
A-2	$30,537,149	WFCM 2017-C41	No
Total	$120,537,149

Following the lockout period, the borrowers have the right to defease the U.S. Industrial Portfolio III Whole Loan in whole, or in part (see “Partial Release” section), on any date before May 5, 2027. In addition, the U.S. Industrial Portfolio III Whole Loan is prepayable without penalty on or after May 5, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 12, 2020.

Sources and Uses

Sources			Uses
Original loan amount	$120,537,149	71.2%	Purchase price	$164,603,823	97.2%
Sponsor’s new cash contribution	48,798,629	28.8	Closing costs	4,158,544	2.5
			Reserves	573,411	0.3
Total Sources	$169,335,778	100.0%	Total Uses	$169,335,778	100.0%

The Properties. The U.S. Industrial Portfolio III Properties are comprised of 21 single tenant industrial and office properties totaling 2,886,593 square feet. The U.S. Industrial Portfolio III Properties are located across 10 states, with the largest concentration of properties in Ohio (28.1% of net rentable area), Virginia (24.1% of net rentable area) and Florida (13.0% of net rentable area). The U.S. Industrial Portfolio III Properties were built between 1952 and 2015, range in size from approximately 32,688 square feet to 378,270 square feet and are all leased on a triple net basis. As of October 1, 2017 the weighted average remaining lease term for the U.S. Industrial Portfolio III Properties was approximately 11.8 years. The U.S. Industrial Portfolio III Properties consist of 19 industrial properties (approximately 96.6% of net rentable area) and two suburban office properties. The U.S. Industrial Portfolio III Properties serve as the headquarters location for nine tenants. The U.S. Industrial Portfolio III Properties are 100.0% leased to 21 tenants as of November 1, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

U.S. INDUSTRIAL PORTFOLIO III

The following table presents certain information relating to the U.S. Industrial Portfolio III Properties:

Property Name – Location	Property Type	Allocated Whole Loan Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	U/W NOI(1)	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
2121 Gardner Street – Elliston, VA	Industrial	$16,504,712	13.7%	$1,674,703	2000 / NAP	378,270	$21,900,000
975 Cottonwood Avenue - Hartland, WI	Industrial	$10,174,137	8.4%	$1,018,666	2000, 2015 / NAP	175,042	$13,500,000
4925 Bulls Bay Highway - Jacksonville, FL	Industrial	$9,910,363	8.2%	$986,726	2006 / NAP	198,408	$13,150,000
1500 Southeast 37th Street - Grimes, IA	Industrial	$7,536,398	6.3%	$716,745	1961 / 2017	248,257	$10,000,000
1501 Industrial Boulevard - Harleysville, PA	Industrial	$7,385,670	6.1%	$658,271	1973 / 2013	112,253	$9,800,000
10450 Medallion Drive - Cincinnati, OH	Industrial	$7,385,670	6.1%	$783,609	1998 / NAP	151,506	$9,800,000
1001 DDC Way – Fairfield, OH	Office	$6,413,475	5.3%	$686,609	1981 / 2004	66,444	$8,510,000
1152 Armorlite Drive – San Marcos, CA	Industrial	$5,222,724	4.3%	$335,570	1986 / NAP	44,313	$6,930,000
3800 West Broward Boulevard - Plantation, FL	Office	$5,124,751	4.3%	$548,720	1956 / 2010	32,688	$6,800,000
2900 & 2950 Hill Avenue - Toledo, OH	Industrial	$5,087,069	4.2%	$541,032	1955 / NAP	237,698	$6,750,000
1972 Salem Industrial Drive - Salem, VA	Industrial	$4,898,659	4.1%	$536,163	1972 / NAP	317,144	$6,500,000
1700 Highland Road - Twinsburg, OH	Industrial	$4,917,500	4.1%	$506,714	1986, 1996 / NAP	115,169	$6,525,000
1800 University Parkway - Sarasota, FL	Industrial	$4,823,295	4.0%	$479,598	1965 / NAP	105,752	$6,400,000
621 Hunt Valley Circle – New Kensington, PA	Industrial	$3,918,927	3.3%	$491,244	2002 / 2009	61,796	$5,200,000
5000 Askins Lane – Houston, TX	Industrial	$3,655,153	3.0%	$339,211	1978 / NAP	100,040	$4,850,000
900 Chaddick Drive(2) - Wheeling, IL	Industrial	$3,542,107	2.9%	($314,806)	1982 / NAP	75,902	$4,700,000
6600 Chapek Parkway - Cuyahoga Heights, OH	Industrial	$3,391,379	2.8%	$327,365	1952-2006 / NAP	157,950	$4,500,000
53208 Columbia Drive – Elkhart, IN	Industrial	$3,316,015	2.8%	$416,748	2005 / NAP	117,938	$4,400,000
7750 Hub Parkway – Valley View, OH	Industrial	$3,184,128	2.6%	$327,365	1971, 1980 / NAP	83,404	$4,225,000
21699 Torrence Avenue & 2701 Kalvelage Drive – Sauk Village, IL	Industrial	$2,110,191	1.8%	$230,778	1977, 2000 / NAP	67,995	$2,800,000
3221 Cherry Palm Drive - Tampa, FL	Industrial	$2,034,826	1.7%	$266,049	1988 / NAP	38,624	$2,700,000
Total/Weighted Average		$120,537,149	100.0%	$11,310,590		2,886,593	$159,940,000(3)

(1)	A vacancy adjustment to 5.0% has been underwritten at the portfolio level.

(2)	The 900 Chaddick Drive property is currently 100.0% leased to PNC Acquisition Company, Inc. through January 2019. PNC Acquisition Company, Inc. is currently dark at the 900 Chaddick Drive property. In the event PNC Acquisition Company, Inc. does not renew at expiration in January 2019, PNC Acquisition Company, Inc. will be required to pay a non-renewal fee of $380,000 in connection with the non-renewal notice on or before January 31, 2018. No rent was underwritten for the 900 Chaddick Drive property.

(3)	The Total Appraised Value of $159,940,000 represents the sum of the individual Appraised Values of the U.S. Industrial Portfolio III Properties, as compared to the “As-portfolio” Appraised Value of $166,300,000.

2121 Gardner Street. The largest property by allocated loan amount is 2121 Gardner Street, a 378,270 square foot manufacturing facility situated on approximately 58.9 acres in Elliston, Virginia. 2121 Gardner Street was constructed in 2000 and consists of an industrial component (approximately 81.4% of the 2121 Gardner Street property) and an office component (approximately 18.6% of the 2121 Gardner Street property). The industrial component features 22 to 40 foot clear heights, two drive-in grade level doors and 33 dock-high doors.

2121 Gardner Street is currently 100.0% leased to Rowe Fine Furniture on a triple net basis through July 2028, with four five-year renewal options. 2121 Gardner Street is the corporate headquarters for Rowe Fine Furniture. Founded 70 years ago, Rowe Fine Furniture manufactures upholstered furniture, which is sold through major and independent home furnishing retailers across the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

U.S. INDUSTRIAL PORTFOLIO III

United States and abroad. 2121 Gardner Street accounts for approximately 13.1% and 14.1% of the net rentable area and underwritten base rent, respectively, of the U.S. Industrial Portfolio III Properties.

975 Cottonwood Avenue. The second largest property by allocated loan amount is 975 Cottonwood Avenue, a 175,042 square foot warehouse and distribution facility situated on approximately 18.2 acres in Hartland, Wisconsin. 975 Cottonwood Avenue was originally constructed in 2000 with an addition constructed in 2015 and consists of an industrial component (approximately 79.2% of the 975 Cottonwood Avenue property) and an office component (approximately 20.8% of the 975 Cottonwood Avenue property). The industrial component features 25 to 26-foot clear heights, three drive-in grade level doors and six dock-high doors.

975 Cottonwood Avenue is currently 100.0% leased to Dorner Manufacturing Corp. on a triple net basis through October 2035. 975 Cottonwood Avenue is the corporate headquarters for Dorner Manufacturing Corp. Founded in 1966, Dorner Manufacturing Corp. is a privately held leader in the design, application, manufacturing, and integration of conveyor systems. 975 Cottonwood Avenue accounts for approximately 6.1% and 8.6% of the net rentable area and underwritten base rent, respectively, of the U.S. Industrial Portfolio III Properties.

4925 Bulls Bay Highway. The third largest property by allocated loan amount is 4925 Bulls Bay Highway, a 198,408 square foot warehouse and distribution facility situated on approximately 13.3 acres in Jacksonville, Florida. 4925 Bulls Bay Highway was constructed in 2006 and consists of an approximately 92.0% industrial component and an approximately 8.0% office component. The industrial component of the property features approximately 24-foot clear heights, 24 drive-in grade level doors and two dock-high doors.

4925 Bulls Bay Highway is currently 100.0% leased to Southeastern Aluminum Products on a triple net basis through February 2027. 4925 Bulls Bay Highway is the headquarters for Southeastern Aluminum Products. Founded in 1952, Southeastern Aluminum Products manufactures and distributes bathroom shower doors and enclosures. 4925 Bulls Bay Highway accounts for approximately 6.9% and 8.3% of the net rentable area and underwritten base rent, respectively, of the U.S. Industrial Portfolio III Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

U.S. INDUSTRIAL PORTFOLIO III

The following table presents certain information relating to the tenancy at the U.S. Industrial Portfolio III Properties:

Major Tenants(1)

	Property Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Rowe Fine Furniture(4)	Various(5)	NR/NR/NR	695,414	24.1%	$3.26	$2,266,842	18.6%	7/31/2028(5)
Ryko Solutions, Inc.	1500 Southeast 37th Street	NR/NR/NR	248,257	8.6%	$2.97	$736,590	6.0%	8/31/2032
Northern Stamping Co.	Various(6)	NR/NR/NR	241,354	8.4%	$2.80	$674,610	5.5%	11/30/2031
Decorative Panels International	2900 & 2950 Hill Avenue	NR/NR/NR	237,698	8.2%	$2.35	$557,956	4.6%	11/30/2030
Southeastern Aluminum Products	4925 Bulls Bay Highway	NR/NR/NR	198,408	6.9%	$5.10	$1,011,027	8.3%	2/28/2027
Dorner Manufacturing Corp.	975 Cottonwood Avenue	NR/NR/NR	175,042	6.1%	$5.96	$1,043,145	8.6%	10/31/2035
Sigma Corporation	Various(7)	NR/NR/NR	168,035	5.8%	$3.49	$586,055	4.8%	7/31/2031
KDM Signs, Inc.	10450 Medallion Drive	NR/NR/NR	151,506	5.2%	$5.32	$805,985	6.6%	7/31/2025
LTI Flexible Products, Inc.	53208 Columbia Drive	NR/B3/NR	117,938	4.1%	$3.63	$427,559	3.5%	10/31/2026
TAC Materials. Inc.	1700 Highland Road	NR/NR/NR	115,169	4.0%	$4.51	$519,926	4.3%	8/31/2028
Accupac, Inc.	1501 Industrial Boulevard	NR/NR/NR	112,253	3.9%	$6.02	$675,321	5.5%	3/31/2032
Halifax Sarasota LLC	1800 University Parkway	NR/NR/NR	105,752	3.7%	$4.65	$492,211	4.0%	1/31/2032
DDC Center Holding Corp.	1001 DDC Way	NR/NR/NR	66,444	2.3%	$10.58	$702,893	5.8%	7/31/2025
Bacharach, Inc.	621 Hunt Valley Circle	NR/NR/NR	61,796	2.1%	$8.14	$503,152	4.1%	12/31/2024
The San Diego Union - Tribune(8)	1152 Armorlite Drive	NR/B1/B	44,313	1.5%	$7.77	$344,312	2.8%	12/31/2027
Amphenol Custom Cable, Inc.(9)	3221 Cherry Palm Drive	NR/Baa1/BBB+	38,624	1.3%	$7.06	$272,844	2.2%	7/31/2028
The Chrysalis Center, Inc.(10)	3800 West Broward Boulevard	NR/NR/NR	32,688	1.1%	$17.17	$561,350	4.6%	12/31/2027
Occupied Collateral Total			2,810,691	97.4%	$4.33	$12,181,778	100.0%

Vacant Space(11)			75,902	2.6%

Collateral Total			2,886,593	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Credit ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2018, totaling $289,801.

(4)	The Rowe Fine Furniture lease expires July 31, 2028 at both properties. Rowe Fine Furniture has four, five year renewal options at the 1972 Salem Industrial Drive Property and four, five year renewal options at the 2121 Gardner Street Property. Rowe Fine Furniture subleases 126,275 square feet of its space at the 1972 Salem Industrial Drive property to Turman Lumber Company at $1.60 PSF. Annual U/W Base Rent reflects the blend of the lower sublease rent and the contractual rent of the respective square footage.

(5)	Rowe Fine Furniture is the sole tenant at two of the U.S. Industrial Portfolio III Properties: 1972 Salem Industrial Drive (317,144 square feet, 11.0% of total square feet and 4.5% of Total Annual U/W Base Rent) and 2121 Gardner Street (378,270 square feet, 13.7% of total square feet and 14.1% of Total U/W Base Rent).

(6)	Northern Stamping Co. is the sole tenant at two of the U.S. Industrial Portfolio III Properties: 6600 Chapek Pkwy (157,950 square feet, 5.5% of total square feet and 2.8% of Total Annual U/W Base Rent) and 7750 Hub Pkwy (83,404 square feet, 2.9% of total square feet and 2.8% of Total Annual U/W Rent). The Northern Stamping Co. lease expires December 31, 2027 at both properties.

(7)	Sigma Corporation is the sole tenant at two of the U.S. Industrial Portfolio III Properties: 5000 Askins Lane (100,040 square feet, 3.5% of total square feet and 2.9% of Total Annual U/W Base Rent) and 21699 Torrence Ave & 2701 Kalvelage Drive (67,995 square feet, 2.4% of total square feet and 1.9% of Total Annual U/W Rent). The Sigma Corporation lease expires July 31, 2031 at both properties.

(8)	The San Diego Union – Tribune subleases its entire space to ACI-California, LLC at $7.77 PSF. Annual U/W Base Rent reflects the sublease rent, which is lower than the prime lease rent.

(9)	Amphenol Custom Cable, Inc. has the right to terminate its lease without penalty on (i) November 1, 2018, and (ii) November 1, 2024, in each case, with 180 days’ notice.

(10)	The Chrysalis Center, Inc. subleases 10,303 square feet of its space to Bank of America at $23.49 PSF. Annual U/W Base Rent reflects The Chrysalis Center, Inc.’s contractual rent at $17.17.

(11)	The entire 900 Chaddick Drive property is shown as Vacant Space. The property is currently 100.0% leased to PNC Acquisition Company, Inc. through January 2019. PNC Acquisition Company, Inc. is currently dark at the 900 Chaddick Drive property. In the event PNC Acquisition Company, Inc. does not renew its lease at expiration in January 2019, PNC Acquisition Company, Inc. will be required to pay a non-renewal fee of $380,000 in connection with the non-renewal notice on or before January 31, 2018. No rent was underwritten for the 900 Chaddick Drive property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

U.S. INDUSTRIAL PORTFOLIO III

The following table presents certain information relating to the lease rollover schedule at the U.S. Industrial Portfolio III Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	1	61,796	2.1%	61,796	2.1%	$503,152	4.1%	$8.14
2025	2	217,950	7.6%	279,746	9.7%	$1,508,878	12.4%	$6.92
2026	1	117,938	4.1%	397,684	13.8%	$427,559	3.5%	$3.63
2027	3	275,409	9.5%	673,093	23.3%	$1,916,689	15.7%	$6.96
Thereafter	13	2,137,598	74.1%	2,810,691	97.4%	$7,825,500	64.2%	$3.66
Vacant(3)	0	75,902	2.6%	2,886,593	100.0%	$0	0.0%	$0.00
Total/Weighted Average	20	2,886,593	100.0%			$12,181,778	100.0%	$4.33

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	The entire 900 Chaddick Drive property is shown as Vacant. The property is currently 100.0% leased to PNC Acquisition Company, Inc. through January 2019. PNC Acquisition Company, Inc. is currently dark at the 900 Chaddick Drive property. In the event PNC Acquisition Company, Inc. does not renew at expiration in January 2019, PNC Acquisition Company, Inc. will be required to pay a non-renewal fee of $380,000 in connection with the non-renewal notice on or before January 31, 2018. No rent was underwritten for the 900 Chaddick Drive property. Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the U.S. Industrial Portfolio III Properties:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	11/1/2017(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll. Occupancy includes PNC Acquisition Company, Inc. (75,902 SF, 2.6% of net rentable area), which leases 100.0% of the space at the 900 Chaddick Drive property but is currently dark.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

U.S. INDUSTRIAL PORTFOLIO III

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the U.S. Industrial Portfolio III Properties:

Cash Flow Analysis

	2014	2015	2016	TTM 6/30/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$11,275,200	$11,626,356	$12,032,044	$12,183,306	$12,181,778(1)	79.7%	$4.22
Grossed Up Vacant Space	0	0	0	0	377,424	2.5	0.13
Total Reimbursables(3)	2,264,342	2,355,463	2,290,350	2,265,200	3,675,807	24.0	1.27
Other Income	216,870	768	3,219	0	0	0.0	0.00
Less Vacancy & Free Rent	0	0	0	0	(942,766)(2)	(6.2)	(0.33)
Effective Gross Income	$13,756,412	$13,982,587	$14,325,613	$14,448,506	$15,292,243	100.0%	$5.30

Total Operating Expenses	$2,264,342	$2,356,524	$2,270,350	$2,245,198	$3,981,653	26.0%	$1.38

Net Operating Income	$11,492,070	$11,626,063	$12,055,263	$12,203,308	$11,310,590	74.0%	$3.92
TI/LC	0	0	0	0	596,602	3.9	0.21
Capital Expenditures	0	0	0	0	298,573	2.0	0.10
Net Cash Flow	$11,492,070	$11,626,063	$12,055,263	$12,203,308	$10,415,416	68.1%	$3.61

NOI DSCR(3)	1.63x	1.65x	1.71x	1.73x	1.60x
NCF DSCR(3)	1.63x	1.65x	1.71x	1.73x	1.48x
NOI DY(3)	9.5%	9.6%	10.0%	10.1%	9.4%
NCF DY(3)	9.5%	9.6%	10.0%	10.1%	8.6%

(1)	U/W Base Rent includes contractual rent steps through September 2018 totalling $280,181. With respect to three of the U.S. Industrial Portfolio III Properties, all or a portion of the space is subleased. Base Rent reflects the blend of the lower sublease rent and the contractual rent of the respective square footage, or in the case of The Chrysalis Center, Inc. property, the prime lease rent, which is lower than the sublease rent.

(2)	The underwritten economic vacancy is 5.0%. The U.S. Industrial Portfolio III Properties are 100.0% occupied as of November 1, 2017, including PNC Acquisition Company, Inc. (75,902 SF, 2.6% of net rentable area), which leases 100.0% of the space at the 900 Chaddick Drive property but is currently dark.

(3)	The debt service coverage ratios and debt yields are based on the U.S. Industrial Portfolio III Whole Loan.

Appraisal. As of the appraisal valuation date of June 16, 2017, the U.S. Industrial Portfolio III Properties had an “As-is” appraised value of $166,300,000, which reflects a 4.0% premium attributed to the aggregate “As-is” value of the U.S. Industrial Portfolio III Properties as a whole. The sum of the “As-is” values for each of the U.S. Industrial Portfolio III Properties on an individual basis is $159,940,000, which represents a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 75.4% and 68.6%, respectively.

Environmental Matters. According to Phase I environmental site assessments (“ESA”) with dates ranging from August 2, 2017 to August 23, 2017, there was no evidence of any recognized environmental conditions at the U.S. Industrial Portfolio III Properties with the exception of the 1972 Salem Industrial Drive and 2900 & 2950 Hill Avenue properties. The 1972 Salem Industrial Drive property is equipped with four below-ground hydraulic lifts, which have hydraulic tanks, each containing 40 gallons of hydraulic fluid. There is potential for release of the hydraulic fluid into the surrounding groundwater and soil due to the age of the tanks. According to a Phase I ESA report performed in 2008, a Phase II ESA was performed at the 1972 Salem Industrial Drive property in 2006 to evaluate the presence of former underground storage tanks (USTs) and surface stains near a diesel above-ground storage tank (AST) at the 1972 Salem Industrial Drive property. No removal documentation was on file regarding the USTs. However, stained soil was reportedly removed from the AST’s surrounding area in 2006. The Phase II ESA identified chemicals in the groundwater in the surrounding area of the former USTs, as well as stained surface soil in the surrounding area of the AST, suggesting further and continued leakage. Based on the absence of the additional documentation and soil analysis, the ESA concluded that this represents a recognized environmental condition. The borrower has obtained environmental insurance for a period of 10 years, which is to be renewed for an additional period of 36 months, with limits of $5,000,000 per incident and $5,000,000 in the aggregate, with a deductible of $100,000.

The 2900 & 2950 Hill Avenue property contained hydraulic lifts, which were reportedly removed in the 1970s. However, no documentation is available regarding the potential hydraulic fluid releases in the area of the former lifts. Additionally, floor drains and various other subfloor structures located in the former truck maintenance area discharged into a drainage ditch at the 2900 & 2950 Hill Avenue property until 2001. Based on the absence of the additional documentation and soil analysis, and based on the former use of the 2900 & 2950 Hill Avenue property, as well as the potential fluid releases, the Phase I ESA concluded that this represents a recognized environmental condition. Environmental insurance was obtained in lieu of a Phase II investigation. The borrower has obtained environmental insurance for a period of 10 years, which is to be renewed for an additional period of 36 months, with limits of $5,000,000 per incident and $5,000,000 in the aggregate, with a deductible of $100,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

U.S. INDUSTRIAL PORTFOLIO III

Market Overview and Competition. The U.S. Industrial Portfolio III Properties are geographically diverse, located in 21 different cities across 10 states. The U.S. Industrial Portfolio III Properties are located in Ohio (28.1% of net rentable area), Virginia (24.1% of net rentable area), Florida (13.0% of net rentable area), Iowa (8.6% of net rentable area), Wisconsin (6.1% of net rentable area), Pennsylvania (6.0% of net rentable area) and Illinois (5.0% of net rentable area) with 9.1% of net rentable area located across an additional three other states.

The Borrowers. The borrowers consist of 21 single-purpose Delaware limited liability companies, each with two independent directors. Michael Brennan, Robert Vanecko, Scott McKibben, Sam Mandarino, Allen Crosswell, Troy MacMane and Greenwood Holding Company, LLC, each a principal of Brennan Investment Group (“Brennan”), are the guarantors of certain nonrecourse carveouts under the U.S. Industrial Portfolio III Whole Loan. The borrowers are indirectly owned 10% by USIP III Manager LLC (of which Michael Brennan and William Vanecko are non-member managers) and 90% by Northstar Summit Holding III, LLC. Northstar Summit Holding III, LLC is indirectly owned by Deep Springs, L.P., a Cayman Island limited partnership owned by non-U.S. investors, of which the general partner is Morningstar Summit Holdings Company Limited and the manager is CDH Real Estate Investment Management Company Limited, which is controlled by Li Guo, William Shang Wi Hsu and Xiaoming Song. The non-recourse carveout guarantors collectively own 1.6% of the equity in the borrowers. Several of the non-recourse carveout guarantors reported that they or entities affiliated with them had been involved in foreclosures, discounted payoffs, modifications and/or litigation related to commercial real estate loans and/or investments in commercial real properties. See “Description of the Mortgage Pool—Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor is Brennan Investment Group Acquisitions LLC (“Brennan”). Brennan is a real estate investments firm specializing in investments in industrial properties. Brennan Management LLC (an affiliate of Brennan) manages industrial assets. Affiliates of Brennan own a portfolio of industrial properties totaling approximately 33.0 million SF. Michael Brennan, the co-founder and chairman of Brennan, was the co-founder of First Industrial Realty Trust in 1994 and served as President, CEO and member of the Board of Directors until 2008.

Escrows. The loan documents provide for upfront reserves in the amount of $453,411 for security deposits held by the borrowers and $120,000 for the re-leasing of the PNC Acquisition, Inc. space at the 900 Chaddick Drive property. The borrowers are also required to deposit the $380,000 non-renewal fee into the TI/LC reserve, if paid by PNC Acquisition, Inc. in connection with the non-renewal notice on or before January 31, 2018. At the origination of the U.S. Industrial Portfolio III Whole Loan, the borrowers agreed to complete approximately $729,003 of required repairs, for which no reserve deposit was required at origination. The borrowers have until June 30, 2018 to complete the repair work, after which time they are required under the loan documents to deposit into the required repairs reserve the aggregate amount for unfinished required repairs set forth on the required repairs schedule; provided that if a required repair is a tenant’s obligation under its lease and such required repair is not completed by June 30, 2018, the borrowers will have additional time as reasonably necessary to complete the required repairs, which additional time may not exceed an additional six months.

The loan documents provide for ongoing monthly escrows of $6,250 for capital expenditures. The loan documents do not require ongoing monthly escrows for taxes and insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) to the extent that the applicable tenant is required to pay such taxes and insurance premiums, such taxes and insurance premiums are paid prior to delinquency and (iii) the borrower provides the lender with evidence that the U.S. Industrial Portfolio III Properties are insured via an acceptable blanket insurance policy and such policy is in full force and effect.

The loan documents provide for ongoing monthly TI/LC escrows commencing on each payment date following the Rent Sweep Start Date (as set forth in the table below) for each Expiring Tenant (as set forth in the table below), an amount equal to such expiring Tenant’s Monthly Sweep Amount (as set forth in the table below) for the related property until the applicable Max TI/LC Reserve Cap (as set forth in the table below) has been deposited with the lender.

Expiring Tenant	Bacharach, Inc.	DDC Center	KDM Signs	LTI Flexible Products	Southeastern Aluminum	The Chrysalis Center, Inc.	Rowe Fine Furniture(1)	Rowe Fine Furniture(2)
Lease Roll Date	12/31/2024	7/31/2025	7/31/2025	10/31/2026	2/28/2027	12/31/2027	7/31/2028	7/31/2028
Rent Sweep Start Date	7/1/2024	2/1/2025	2/1/2025	5/1/2026	9/1/2026	7/1/2026	4/1/2026	4/1/2026
Monthly Sweep Amount	$30,898	$143,962	$75,753	$58,969	$99,204	$81,720	$157,613	$105,715
Max TI/LC Reserve Cap	$185,388	$863,772	$454,518	$353,814	$595,224	$490,320	$945,675	$634,288

(1)	Represents Rowe Fine Furniture at the 2121 Gardner Street property.

(2)	Represents Rowe Fine Furniture at the 1972 Salem Industrial Drive property.

In addition, on each payment date during a Major Tenant Rollover Reserve Event (as defined below), the borrower is required to deposit the related tenant’s Monthly Sweep Amount into the TI/LC reserve until the Max TI/LC Reserve Cap has been deposited.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

U.S. INDUSTRIAL PORTFOLIO III

A “Major Tenant Rollover Reserve Event” means with respect to Rowe Fine Furniture or any replacement tenant therefor: (i) a period that commences on the earlier of (a) the date such tenant gives notice to vacate or exercise any termination option and (b) the date six months prior to the maturity date of the U.S. Industrial Portfolio III Whole Loan, and ends when either (x) such tenant’s lease has been renewed on terms and conditions acceptable to the lender, and the lender receives a tenant estoppel stating that such tenant is in occupancy of the entirety of its space and paying full contractual rent or (y) the entirety of such tenant’s space has been relet to one or more replacement tenants reasonably acceptable to the lender under a lease reasonably acceptable to the lender and the lender receives a tenant estoppel stating that such tenant is in occupancy of the entirety of its space and paying full contractual rent (a “Replacement Tenant Cure”) or (z) the Max TI/LC Reserve Cap has been deposited; (ii) a period that commences on the date such tenant has vacated or gone dark in its space or terminated or given notice of intent to terminate its lease and ends when either (x) such tenant is in occupancy of the entirety of its space and the lender receives a tenant estoppel stating that such tenant is in occupancy of the entirety of its space and paying full contractual rent, (y) a Replacement Tenant Cure has occurred or (z) the Max TI/LC Reserve Cap has been deposited; or (iii) a period that commences on the date the tenant has made or been the subject of a bankruptcy filing and ends when either (x) such tenant’s lease has been affirmed in bankruptcy and the lender receives a tenant estoppel stating that such tenant is in occupancy of the entirety of its space and paying full contractual rent, or (y) a Replacement Tenant Cure has occurred or (z) the Max TI/LC Reserve Cap has been deposited.

Lockbox and Cash Management. The U.S. Industrial Portfolio III Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager direct all tenants to pay rent payments directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within two business day of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Management Period, all funds are swept to a lender-controlled cash management account and disbursed on each payment date in accordance with the loan documents, with all excess cash flow to be deposited to an excess cash reserve to be held as additional security for the U.S. Industrial Portfolio III Whole Loan.

A “Cash Management Period” will commence upon the earlier of (a) the occurrence and continuance of an event of default; or (b) the amortizing debt service coverage ratio (after deducting the amount of any Low DSCR Collateral (as defined below), from the principal balance of the U.S. Industrial Portfolio III Whole Loan) is below 1.15x for six consecutive months, based on the trailing six months operating statement and rent roll and ends upon (i), with respect to clause (a), the cure of such event of default, as accepted by the lender in its sole discretion, or (ii) with respect to clause (b), either (x) the amortizing debt service coverage ratio (calculated in the manner set forth in (b)) is at least 1.15x for six consecutive calendar months or (y) Low DSCR Collateral shall have been delivered to the lender.

The “Low DSCR Collateral” means cash or a letter of credit meeting the requirements of the U.S. Industrial Portfolio III Whole Loan documents, in an amount by which the principal balance of the U.S. Industrial Portfolio III Whole Loan would need to be reduced such that, after recomputing the related monthly payment under a 360 month amortization schedule, the debt service coverage ratio would be at least 1.15x. Low DSCR Collateral may be released if the amortizing debt service coverage ratio for six consecutive months, without giving effect to the Low DSCR Collateral, is at least 1.15x.

Property Management. The U.S. Industrial Portfolio III Properties are managed by Brennan Management LLC, an affiliate of the borrower.

Assumption. The borrower has a right to transfer the U.S. Industrial Portfolio III Properties, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) the lender has received confirmation from Moody’s, Fitch and KBRA that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C41 certificates and similar confirmations from each rating agency rating any securities backed by any U.S. Industrial Portfolio III pari passu companion loans with respect to the ratings of such securities.

Partial Release. Following the lockout period and prior to the open prepayment date, the borrowers are permitted to partially release any of the U.S. Industrial Portfolio III Properties, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) the defeasance of an amount of principal equal to the Release Amount (as defined below); (iii) the principal balance is reduced by an amount that would result in the debt service coverage ratio (as calculated in the U.S. Industrial Portfolio III Whole Loan documents) of the remaining U.S. Industrial Portfolio III Properties following the release being no less than the greater of (a) 1.40x and (b) the lesser of (1) 1.75x or (2) the debt service coverage ratio of the U.S. Industrial Portfolio III Properties immediately prior to the release; (iv) the principal balance is reduced by an amount that would result in the debt yield (as calculated in the U.S. Industrial Portfolio III Whole Loan documents) of the remaining U.S. Industrial Portfolio III Properties following the release being no less than the greater of (a) 8.4% and (b) the lesser of (1) 10.1% or (2) the debt yield of the U.S. Industrial Portfolio III Properties immediately prior to the release; (v) after giving effect to the release, no remaining single tenant’s gross rent shall exceed 30% of the total remaining properties’ gross rent; and (vi) the lender receives a legal opinion that the release satisfies REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

U.S. INDUSTRIAL PORTFOLIO III

The “Release Amount” will be (i) with respect to the release of properties representing up to 15% of the lesser of the total net rentable area and the total gross revenue, not to exceed five properties, 100% of the allocated loan amount for each such property, plus the amount, if any necessary to satisfy the debt service coverage ratio and debt yield tests above; (ii) with respect to the release of properties representing the next 5% of the lesser of the total net rentable area and the total gross revenue, 105% of the allocated loan amount for each such property, plus the amount, if any necessary to satisfy the debt service coverage ratio and debt yield tests above; and (iii) thereafter, with respect to the remaining properties, 110% of the allocated loan amount, plus the amount, if any necessary to satisfy the debt service coverage ratio and debt yield tests above.

Free Release. The borrowers are permitted to obtain the free release of an unimproved release parcel at the 10450 Medallion Drive property, provided that certain conditions are satisfied, including among others, that the release (i) does not adversely affect the use or operation of, or access to, the remaining portion of the property, (ii) does not violate any leases or legal requirements, compliance with zoning and separate tax lot requirements, and (iii) is in compliance with REMIC requirements. Pursuant to its lease, the tenant at the 10450 Medallion Drive Property, KDM Signs, Inc., has the right to cause the subdivision of such property into such release parcel and the remaining property, and to purchase such release parcel for a purchase price of $1.00.

Real Estate Substitution. Not permitted.

Rights of First Offer. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the U.S. Industrial Portfolio III Properties. The loan documents also require business interruption insurance for a period of at least 12 months that covers loss or damage by terrorist acts, together with a six-month extended period of indemnity; provided that such coverage is available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NATIONAL OFFICE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NATIONAL OFFICE PORTFOLIO

Denton
Oak Point
Little Elm
Frisco
McKinney
Hickory Creek
Lake Lewisville
The Colony
Allen
Highland Village
Plano
Flower Mound
Lewisville
Carrollton
Addison
Richardson
Grapevine
Coppell
Farmers Branch
Garland
North Dallas
Las Colinas
Dallas Love Field
University Park
Euless
Highland Park
FORT WORTH
Irving
DALLAS
Mesquite
Arlington
Grand Prairie
Downtown

Libertyville
Mundelein
Lake Forest
Crystal Lake
Vernon Hills
Cary
Lincolnshire
Highland Park
Algonquin
Long Grove
Buffalo Grove
Barrington
Glencoe
Lake Michigan
Barrington Hills
Palatine
Arlington Heights
Northbrook
Carpentersville
Mount Prospect
Glenview
Wilmette
Elgin
Hoffman Estates
Des Plaines
Skokie
Evanston
Schaumburg
Park Ridge
South Elgin
Bartlett
Chicago O'Hare Intl. Airport
Carol Stream
Addison
St. Charles
Glendale Heights
Melrose Park
Oak Park
Wheaton
Elmhurst
Geneva
Lombard
Cicero
Loop
West Chicago
Glen Ellyn
Batavia
Berwyn
Warrenville
Downers Grove
Brookfield
CHICAGO
Lisle
Aurora
Naperville
Hinsdale
Midway Intl. Airport
Woodridge
Burbank
Burr Ridge
Bolingbrook
Oak Lawn
Oswego
Palos Hills
Romeoville
Orland Park
Oak Forest
Harvey
Calumet City

National Office Portfolio

1	8330 LBJ Freeway	Dallas, TX	10	The Centre - 4101 McEwen Road	Farmers Branch, TX
2	101 East Park Boulevard	Plano, TX	11	11225 North 28th Drive	Phoenix, AZ
3	13601 Preston Road	Dallas, TX	12	10000 North 31st Ave	Phoenix, AZ
4	1750 East Golf Road	Schaumburg, IL	13	The Centre - 4001 McEwen Road	Farmers Branch, TX
5	14800 Quorum Drive	Addison, TX	14	4425 W Airport Fwy	Irving, TX
6	1995 North Park Place	Atlanta, GA	15	Northlake - 2302 Parklake Dr NE	Atlanta, GA
7	Northlake - 2295 Parklake Dr NE	Atlanta, GA	16	Northlake - 2305&2309 Parklake Dr NE	Atlanta, GA
8	4751 Best Road	Atlanta, GA	17	12100 Ford Road	Farmers Branch, TX
9	The Centre - 4099 McEwen Road	Farmers Branch, TX	18	The Centre - 4000N&S McEwen Road	Farmers Branch, TX

Deer Valley
Desert Ridge
Sun City
Scottsdale
Peoria
El Mirage
Glendale
Paradise Valley
Maryvale
PHOENIX
Avondale
Downtown Scottsdale
Tolleson
Downtown
Mesa
Laveen
South Mountain
Tempe
Gilbert
MARICOPA COUNTY
SOUTH MTS.
Chandler
Ahwatukee Foothills
Komatke
Sun Lakes

Woodstock
Alpharetta
Sugar Hill
Acworth
Suwanee
Roswell
Johns Creek
Kennesaw
Duluth
Marietta
Sandy Springs
Dunwoody
Norcross
Doraville
Chamblee
Lilburn
Powder Springs
Smyrna
Brookhaven
Tucker
Vinings
Mountain Park
Mableton
Buckhead
North Decatur
Clarkston
ATLANTA
Stone Mountain
Lithia Springs
Decatur
Midtown
Avondale
Belvedere
Downtown
Redan
Douglasville
Gresham Park
Panthersville
East Point
College Park
Hapeville
Forest Park
Union City
Hartsfield-Jackson Atlanta Intl. Airport
Morrow
Riverdale
Fairburn

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – National Office Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
				Property Type:	Office
Original Principal Balance(1):	$30,000,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$29,965,119			Location(4):	Various
% of Initial Pool Balance:	3.8%			Size:	2,572,700 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$71.83
Borrower Name:	JBA Portfolio, LLC			Year Built/Renovated(4):	Various
Borrower Sponsors:	Andrew J. Segal			Title Vesting:	Fee
Mortgage Rate:	4.610%			Property Manager:	Self-managed
Note Date:	October 6, 2017
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	66.3% (12/31/2014)
Maturity Date:	October 6, 2027			2nd Most Recent Occupancy (As of):	70.7% (12/31/2015)
IO Period:	None			Most Recent Occupancy (As of):	72.1% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	77.5% (8/31/2017)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$14,479,070 (12/31/2014)
Call Protection(2):	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$16,387,470 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$14,293,715 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of)(5):	$16,618,026 (TTM 8/31/2017)
Additional Debt Type(1):	Pari Passu; Future Mezzanine
				U/W Revenues:	$38,630,025
				U/W Expenses:	$18,051,854
Escrows and Reserves(3):				U/W NOI(5):	$20,578,171
				U/W NCF:	$18,648,646
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.81x
Taxes	$2,076,255	$337,483	NAP	U/W NCF DSCR(1):	1.64x
Insurance	$271,808	$20,908	NAP	U/W NOI Debt Yield(1):	11.1%
Replacement Reserves	$150,000	$53,598	$1,157,715	U/W NCF Debt Yield(1):	10.1%
TI/LC Reserve	$7,176,724	$0	$3,859,050	As-Is Appraised Value:	$287,750,000
Outstanding TI/LC	$2,575,793	$0	NAP	As-Is Appraisal Valuation Date(6):	Various
Deferred Maintenance	$196,044	$0	NAP	Cut-off Date LTV Ratio(1):	64.2%
Free Rent Reserve	$1,656,704	$0	NAP	LTV Ratio at Maturity(1):	52.2%

(1)	See “The Mortgage Loan” and “Subordinate and Mezzanine Indebtedness” sections. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the National Office Portfolio Whole Loan (as defined below).

(2)	The lockout period will be at least 25 payments, beginning with and including the first payment date of November 6, 2017. Defeasance of the National Office Portfolio Whole Loan is permitted at any time after the earlier to occur of (i) October 6, 2021 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

(3)	See “Escrows” section.

(4)	See table below titled “National Office Portfolio Properties.”

(5)	The increase in Net Operating Income from TTM 8/31/2017 to UW is primarily due to an increase in portfolio-wide occupancy from 72.1% as of 12/31/2016 to 77.5% as of 8/31/2017.

(6)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “National Office Portfolio Mortgage Loan”) is part of a whole loan (the “National Office Portfolio Whole Loan”) that is evidenced by six pari passu promissory notes (Notes A-1-A, A-1-B, A-2-A, A-3, A-4-B and A-5-A) secured by the fee interest encumbering an 18-property portfolio of office properties totaling 2,572,700 SF located throughout the Dallas, Texas metropolitan statistical area (“MSA”) (1,605,894 SF; 62.4% of NRA), the Atlanta, Georgia MSA (490,913 SF; 19.1% of NRA), the Phoenix, Arizona MSA (263,681 SF; 10.2% of NRA), and the Chicago, Illinois MSA (212,212 SF; 8.2% of NRA) (collectively, the “National Office Portfolio Properties” or the “National Office Portfolio”). The National Office Portfolio Whole Loan was originated on October 6, 2017 by Ladder Capital Finance LLC (“LCF”). The National Office Portfolio Whole Loan had an original principal balance of 185,000,000, has an outstanding principal balance as of the Cut-off Date of $184,784,901 and accrues interest at an interest rate of 4.610% per annum. The National Office Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The National Office Portfolio Whole Loan matures on October 6, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NATIONAL OFFICE PORTFOLIO

The National Office Portfolio Mortgage Loan, which is evidenced by the non-controlling Note A-3 and will be contributed to the WFCM 2017-C41 trust, had an original principal balance of $30,000,000 and has an outstanding principal balance as of the Cut-off Date of $29,965,119. The non-controlling Note A-5-A, with an aggregate original principal balance of $35,000,000 was contributed to the UBS 2017-C5 trust. The controlling Note A-1-A and the non-controlling Notes A-1-B and A-4-B, with an aggregate original principal balance of $95,000,000, are currently held by LCF or an affiliate and are expected to be contributed one or more future trusts. The remaining non-controlling Note A-2-A with an original principal balance of $25,000,000 is currently held by Cantor Commercial Real Estate Lending, L.P. (“CCRE”) or an affiliate and is expected to be contributed to one or more future trusts. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1-A	$35,000,000	LCF or an affiliate	Yes
A-1-B	$20,000,000	LCF or an affiliate	No
A-2-A	$25,000,000	CCRE or an affiliate	No
A-3	$30,000,000	WFCM 2017-C41	No
A-4-B	$40,000,000	LCF or an affiliate	No
A-5-A	$35,000,000	UBS 2017-C5	No
Total	$185,000,000

The defeasance lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last National Office Portfolio promissory note to be securitized and (ii) October 6, 2021. Following the lockout period, the borrower has the right to defease the National Office Portfolio Whole Loan in whole, but not in part, on any date before July 6, 2027. In addition, the National Office Portfolio Whole Loan is prepayable without penalty on or after July 6, 2027, in whole, but not in part.

Sources and Uses

Sources			Uses
Original whole loan amount	$185,000,000	99.7%	Loan Payoff(1)	$169,099,307	91.2%
Sponsor’s new cash contribution	500,000	0.3	Reserves	14,103,328	7.6
			Closing costs	2,297,365	1.2
Total Sources	$185,500,000	100.0%	Total Uses	$185,500,000	100.0%
(1)	The loan payoff includes $129,463,638 of the previous loan amount for the National Office Portfolio Properties (as defined below) as well as $39,635,669 in an additional required pay down of the Beal Bank Facility (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NATIONAL OFFICE PORTFOLIO

The Properties. The National Office Portfolio is comprised of 18 office properties totaling 2,572,700 square feet located throughout the Dallas, Texas metropolitan statistical area (1,605,894 square feet; 62.4% of net rentable area; 64.0% U/W NOI), the Atlanta, Georgia MSA (490,913 square feet; 19.1% of net rentable area; 17.8% U/W NOI), the Phoenix, Arizona metropolitan statistical area (263,681 square feet; 10.2% of net rentable area; 4.7% U/W NOI), and the Chicago, Illinois metropolitan statistical area (212,212 SF; 8.2% of net rentable area; 13.5% U/W NOI). The National Office Portfolio Properties were constructed between 1973 and 1987 and range in size from 46,769 square feet to 381,383 square feet. The National Office Portfolio Properties are 77.5% occupied as of August 31, 2017 and are leased to more than 1,000 tenants.

The following table presents certain information relating to the National Office Portfolio Properties:

National Office Portfolio Properties

Property Name	City, State	Allocated Cut-Off Date Balance(1)	% of Portfolio Cut-Off Date Balance	Occupancy(2)	Year Built/Renovated	Net rentable area	Appraised Value	Allocated LTV(1)(3)
8330 LBJ Freeway	Dallas, TX	$34,212,175	18.5%	85.3%	1984/2010	381,383	$42,750,000	80.0%
101 East Park Boulevard	Plano, TX	$26,788,816	14.5%	87.1%	1983/2012	225,445	$36,100,000	74.2%
13601 Preston Road	Dallas, TX	$21,520,948	11.6%	82.0%	1973/2009	261,975	$27,500,000	78.3%
1750 East Golf Road	Schaumburg, IL	$17,479,653	9.5%	97.3%	1985/2013	212,212	$35,400,000	49.4%
14800 Quorum Drive	Addison, TX	$9,708,699	5.3%	76.7%	1981/2011	103,877	$13,550,000	71.7%
1995 North Park Place	Atlanta, GA	$8,629,954	4.7%	76.9%	1985/2013	99,920	$12,200,000	70.7%
Northlake - 2295 Parklake Dr NE	Atlanta, GA	$8,522,080	4.6%	79.8%	1973/2014	121,528	$10,600,000	80.4%
4751 Best Road	Atlanta, GA	$8,090,582	4.4%	84.2%	1987/2013	93,084	$11,900,000	68.0%
The Centre - 4099 McEwen Road	Farmers Branch, TX	$7,029,817	3.8%	77.6%	1979/2013	123,711	$11,800,000	59.6%
The Centre - 4101 McEwen Road	Farmers Branch, TX	$7,029,817	3.8%	61.3%	1979/2013	124,326	$12,100,000	58.1%
11225 North 28th Drive	Phoenix, AZ	$6,580,340	3.6%	78.6%	1982/2011	135,501	$9,070,000	72.6%
10000 North 31st Ave	Phoenix, AZ	$5,909,121	3.2%	64.4%	1982/2012	128,180	$9,900,000	59.7%
The Centre - 4001 McEwen Road	Farmers Branch, TX	$5,493,605	3.0%	70.3%	1980/2013	95,192	$10,000,000	54.9%
4425 W Airport Fwy	Irving, TX	$4,638,600	2.5%	71.6%	1981/2015	85,212	$8,400,000	55.2%
Northlake - 2302 Parklake Dr NE	Atlanta, GA	$4,095,233	2.2%	42.3%	1979/2014	111,223	$11,800,000	34.7%
Northlake - 2305&2309 Parklake Dr NE	Atlanta, GA	$3,362,086	1.8%	70.0%	1973/2014	65,158	$5,880,000	57.2%
12100 Ford Road	Farmers Branch, TX	$3,096,396	1.7%	57.2%	1979/2012	158,004	$12,500,000	24.8%
The Centre - 4000N&S McEwen Road	Farmers Branch, TX	$2,596,977	1.4%	100.0%	1979/2013	46,769	$6,300,000	41.2%
Total/Weighted Average		$184,784,901	100.0%	77.5%		2,572,700	$287,750,000	64.2%

(1)	Allocated Cut-off Date Balance is based on the National Office Portfolio Whole Loan Cut-off Date balance.

(2)	Information obtained from the underwritten rent roll dated August 31, 2017.

(3)	There are no release provisions in the National Office Portfolio Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NATIONAL OFFICE PORTFOLIO

The following table presents certain information relating to the tenancies at the National Office Portfolio Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Career Education Corporation	NR/NR/NR	116,387	4.5%	$27.29	$3,176,713	8.8%	5/31/2020
Trinity Universal Insurance Co(4)	A-/A3/A-	84,114	3.3%	$16.50	$1,387,881	3.9%	6/30/2025
Assurance Agency, Ltd(5)	NR/NR/NR	63,113	2.5%	$27.19	$1,716,198	4.8%	9/30/2023
Nurtur Health, Inc.(6)	NR/NR/NR	47,780	1.9%	$16.50	$788,370	2.2%	12/31/2020
Centene Corporation(6)	NR/NR/NR	46,769	1.8%	$16.00	$748,304	2.1%	12/31/2020
Total Major Tenants		358,163	13.9%	$21.83	$7,817,466	21.7%

Non-Major Tenants		1,635,654	63.6%	$17.22	$28,172,756	78.3%

Occupied Collateral Total		1,993,817	77.5%	$18.05	$35,990,222	100.0%

Vacant Space		578,883	22.5%

Collateral Total		2,572,700	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include rent escalations through May 1, 2018

(4)	Trinity Universal Insurance Co has a one-time termination option right effective June 30, 2022 with nine months’ notice.

(5)	Assurance Agency, Ltd has a one-time termination option right effective September 30, 2019 with 12 months’ notice and payment of a termination fee.

(6)	Centene Corporation and Nurtur Health, Inc. are affiliates.

The following table presents certain information relating to the lease rollover schedule at the National Office Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)(4)
MTM/Other	51	39,513	1.5%	39,513	1.5%	$270,677	0.8%	$6.85
2017	109	85,872	3.3%	125,385	4.9%	$1,444,085	4.0%	$16.82
2018	497	472,242	18.4%	597,627	23.2%	$8,109,026	22.5%	$17.17
2019	136	237,336	9.2%	834,963	32.5%	$3,923,323	10.9%	$16.53
2020	129	453,555	17.6%	1,288,518	50.1%	$8,888,453	24.7%	$19.60
2021	48	169,035	6.6%	1,457,553	56.7%	$2,752,426	7.6%	$16.28
2022	41	125,942	4.9%	1,583,495	61.5%	$2,295,525	6.4%	$18.23
2023	16	178,109	6.9%	1,761,604	68.5%	$3,897,421	10.8%	$21.88
2024	7	31,737	1.2%	1,793,341	69.7%	$579,435	1.6%	$18.26
2025	7	105,069	4.1%	1,898,410	73.8%	$1,756,997	4.9%	$16.72
2026	5	11,420	0.4%	1,909,830	74.2%	$237,306	0.7%	$20.78
2027	3	29,575	1.1%	1,939,405	75.4%	$732,317	2.0%	$24.76
2028 & Beyond	5	54,412	2.1%	1,993,817	77.5%	$1,103,231	3.1%	$20.28
Vacant	0	578,883	22.5%	2,572,700	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1,054	2,572,700	100.0%			$35,990,222	100.0%	$18.05

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and which are not reflected in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent and Annual U/W Base Rent PSF include rent escalations through May 1, 2018.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the National Office Portfolio Properties:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	8/31/2017(2)
66.3%	70.7%	72.1%	77.5%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NATIONAL OFFICE PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the National Office Portfolio Properties:

Cash Flow Analysis

	2014	2015	2016	TTM 8/31/2017(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$29,707,261	$31,605,828	$29,782,062	$32,129,184	$35,148,882(2)	91.0%	$13.66(2)
Grossed Up Vacant Space	0	0	0	0	10,595,946	27.4	4.12
Total Reimbursables	1,053,998	1,438,663	1,599,768	1,768,146	2,773,638	7.2	1.08
Other Income	675,665	835,275	680,692	707,505	707,505	1.8	0.28
Less Vacancy & Credit Loss	0	0	0	0	(10,595,946)(3)	(27.4)	(4.12)
Effective Gross Income	$31,436,924	$33,879,766	$32,062,523	$34,604,835	$38,630,025	100.0%	$15.02

Total Operating Expenses	16,957,854	17,492,296	17,768,808	17,986,810	18,051,854	46.7	7.02

Net Operating Income	$14,479,070	$16,387,470	$14,293,715	$16,618,026	$20,578,171	53.3%	$8.00
TI/LC	0	0	0	0	1,286,350	3.3	0.50
Capital Expenditures	0	0	0	0	643,175	1.7	0.25
Net Cash Flow	$14,479,070	$16,387,470	$14,293,715	$16,618,026	$18,648,646	48.3%	$7.25

NOI DSCR(4)	1.27x	1.44x	1.25x	1.46x	1.81x
NCF DSCR(4)	1.27x	1.44x	1.25x	1.46x	1.64x
NOI DY(4)	7.8%	8.9%	7.7%	9.0%	11.1%
NCF DY(4)	7.8%	8.9%	7.7%	9.0%	10.1%
(1)	The increase in Net Operating Income from TTM 8/31/2017 to U/W is primarily due to an increase in portfolio wide occupancy from 72.1% as of 12/31/2016 to 77.5% as of 8/31/2017.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2018, totalling $429,625.

(3)	The underwritten economic vacancy is 21.8%. As of August 31, 2017, the National Office Portfolio Properties were 77.5% physically occupied.

(4)	The debt service coverage ratios and debt yields are based on the National Office Portfolio Whole Loan.

Appraisal. As of the appraisal valuation dates ranging from July 13, 2017 to July 18, 2017, the National Office Portfolio Properties had an “as-is” appraised value of $287,750,000.

Environmental Matters. According to the Phase I environmental site assessments ranging from July 20, 2017 to July 31, 2017, there are no recognized environmental conditions at the National Office Portfolio Properties.

Market Overview and Competition. The National Office Portfolio Properties are located across the Dallas, Texas MSA (ten properties), the Atlanta, Georgia MSA (five properties), the Phoenix, Arizona MSA (two properties), and the Chicago, Illinois MSA (one property).

Dallas:

There are 10 National Office Portfolio Properties located in the Dallas, Texas MSA totaling 1,605,894 square feet (62.4% of total portfolio square feet), which generate $11,963,658 in U/W NCF (64.2% of total underwritten base rent). According to the appraisal, the Dallas/Fort Worth office market has an inventory of 359.2 million square feet of office space with 705,773 square feet of positive absorption. As of second quarter 2017, the Dallas-Fort Worth metropolitan statistical area office market is 85.7% occupied with an average asking rent of $24.64 per square foot. The properties are located in several submarkets: LBJ Freeway, Richardson/Plano, Las Colinas, and Mid Cities, which are discussed below.

According to the appraisal, the LBJ Freeway office submarket contains a total inventory of approximately 22.6 million square feet of office space across 265 buildings. As of the second quarter 2017, the LBJ Freeway office submarket had a direct vacancy rate of 22.1% and a weighted average rental rate of $21.83 PSF. The Richardson/Plano office submarket contains a total inventory of 40.8 million square feet of office space across 1,371 buildings. As of the second quarter of 2017, the Richardson Plano office submarket had a direct vacancy rate of 15.3% and a direct weighted average rental rate of $24.20 per square foot. The Las Colinas submarket contains a total inventory of 39.8 million SF of office space across 433 buildings. As of the second quarter of 2017, the Las Colinas office submarket had a direct vacancy rate of 14.5% and a direct weighted average rental rate of $25.03 per square foot. The Mid-Cities office submarket contains a total inventory of approximately 40.3 million square feet of office space across 2,578 buildings. As of the second quarter 2017, the Mid-Cities office submarket had a direct vacancy rate of 13.3% and a weighted average rental rate of $21.73 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NATIONAL OFFICE PORTFOLIO

The following table presents certain market information relating to the National Office Portfolio Properties located in Dallas:

Dallas Office Market and Submarket Overview(1)

Submarket	Inventory (SF)	Number of Buildings	Direct Vacancy Rate	Under Construction SF	Direct Net Absorption 2Q2017	Direct Wtd. Avg. Rental Rate (PSF)

Las Colinas	39,798,523	433	14.5%	845,749	783,960	$25.03
LBJ Freeway	22,597,412	265	22.1%	0	(34,659)	$21.83
Mid-Cities	40,307,595	2,578	13.3%	752,298	(139,772)	$21.73
Richardson/Plano	40,752,851	1,371	15.3%	866,960	(8,030)	$24.20
(1)	Information is based on the appraisals.

Atlanta:

There are five National Office Portfolio Properties located in the Atlanta, Georgia MSA totaling 490,913 square feet (19.1% of total portfolio square feet) which generate $3,295,050 in U/W NCF (20.6% of total underwritten base rent). As of the second quarter 2017, the Atlanta office submarket is 88.1% occupied with an average asking rent of $22.71 per square foot. Total office inventory in the Atlanta market area amounted to 307,054,764 square feet in 16,077 buildings for the same period. Quoted rents in the market are on average $22.71 PSF, and have seen a steady increase since a 10-year low of $18.78 per square foot in 2012. In the Atlanta market, there is currently 5,273,668 square feet of office space under construction. The properties are located in several submarkets: Northlake, South Atlanta, and Northwest Atlanta, which are discussed below.

According to the appraisal, the Northlake office submarket contains a total inventory of approximately 29.8 million square feet across 2,308 buildings. As of the second quarter 2017, the Northlake office submarket had a direct vacancy rate of 10.0% and a weighted average rental rate of $18.67 per square foot. The South Atlanta office submarket contains a total inventory of 24.7 million square feet of office space across 2,560 buildings. As of the second quarter 2017, the South Atlanta office submarket had a direct vacancy rate of 10.3% and a direct weighted average rental rate of $16.70 per square foot. The Northwest Atlanta office submarket contains a total inventory of 50.2 million square feet of office space across 3,185 buildings. As of the second quarter 2017, the Northwest Atlanta office submarket had a direct vacancy rate of 12.0% and a weighted average rental rate of $21.65 per square foot.

The following table presents certain market information relating to the National Office Portfolio Properties located in Atlanta:

Atlanta Office Market and Submarket Overview(1)

Submarket	Inventory (SF)	Number of Buildings	Direct Vacancy Rate	Under Construction SF	Direct Net Absorption 2Q2017	Direct Wtd. Avg. Rental Rate (PSF)

Northlake	29,818,728	2,308	10.0%	319,066	(244,795)	$18.67
Northwest Atlanta	50,157,394	3,185	12.0%	762,139	157,831	$21.65
South Atlanta	24,714,942	2,560	10.3%	60,000	224,395	$16.70
(1)	Information is based on the appraisals.

The Borrower. The borrower is JBA Portfolio, LLC (the “National Office Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the National Office Portfolio Whole Loan. Andrew J. Segal is the borrower sponsor and nonrecourse carve-out guarantor.

The Borrower Sponsor. The borrower sponsor is Andrew J. Segal, who is the Chairman & CEO of Boxer Property, which specializes in acquiring underperforming assets and engaging in leasing programs to attract smaller commercial tenants. The Boxer Property portfolio currently includes 90 properties totaling 12,005,023 SF of office space, 1,265 hotel keys, and 1,090,395 SF of retail. The properties are located in Texas, Illinois, Georgia, Arizona, Colorado, Massachusetts, California, Ohio, New Jersey, and Minnesota.

Escrows. The National Office Portfolio Whole Loan documents provide for escrows in the amount of $2,076,255 for upfront tax reserves and $337,483 to be collected on a monthly basis. The National Office Portfolio Whole Loan documents also provide for upfront insurance premium reserves of $271,808 and $20,908 to be collected on a monthly basis. At origination, a replacement reserve was established in the amount of $150,000. Throughout the loan term $53,598 per month ($0.02 PSF) will be deposited in the replacement reserve on an ongoing basis. Such replacement reserve is capped at $1,157,715 ($0.45 PSF), however, collections

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NATIONAL OFFICE PORTFOLIO

will resume if the reserve is drawn down upon. In addition, every four years, the National Office Portfolio Borrower will be required to provide a summary of the capital expenditures for the prior four-year period, and if such expenditures exceeded $0.45 PSF, the National Office Portfolio Borrower will be required to make additional deposits into the replacement reserve during the following 24 months equal to 1/24th of such excess. At origination, $196,044 was collected to complete all deferred maintenance items identified by the engineer. The National Office Portfolio Borrower has covenanted to complete all repairs within 180 days of origination with the exception of the fire/life safety/ADA items which are to be completed within 60 days of origination.

At origination, $7,176,724 ($2.79 PSF) was collected upfront for future tenant improvements and leasing commissions in connection with new leases at the National Office Portfolio Properties. If such reserve falls below $3,859,050 ($1.50 PSF), the National Office Portfolio Borrower is required to replenish such reserve at a rate of $0.50 PSF per year ($1,286,350) to the cap of $3,859,050 ($1.50 PSF). The National Office Portfolio Borrower is permitted to use TI/LC reserve funds to renovate vacant space without having a tenant for a cost up to $10 PSF for a cumulative square footage not to exceed the aggregate cap of 150,000 SF during the loan term. At origination, $2,575,793 was collected in connection with outstanding obligations owed by the National Office Portfolio Borrower to tenants and $1,656,704 was collected in connection with free rent owed tenants. Funds will be disbursed based on the schedule within the related National Office Portfolio Properties Loan agreement.

Lockbox and Cash Management. A hard lockbox is in place with respect to the National Office Portfolio Whole Loan. The National Office Portfolio Whole Loan has springing cash management during the continuance of a Cash Flow Sweep Event (as defined below). On a daily basis, funds on deposit in the lockbox account will be transferred to the National Office Portfolio Borrower’s operating account, provided that during the continuance of a Cash Flow Sweep Event, funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the National Office Portfolio Whole Loan documents, with any excess cash held by the lender as additional collateral for the National Office Portfolio Whole Loan. Upon the termination of any Cash Flow Sweep Event, excess cash will no longer be held by the lender and, provided that no other Cash Flow Sweep Event is then in effect, all amounts then on deposit in the lockbox account will be disbursed to the National Office Portfolio Borrower.

A “Cash Flow Sweep Event” will occur if (i) an event of default occurs under the loan documents, (ii) an event of default occurs under the management agreement, or (iii) the debt service coverage ratio falls below 1.15x, based on trailing three-month income (a “DSCR Sweep Event”). A Cash Flow Sweep Event will continue until, in regard to clause (i) above, the cure of such event of default, or in regard to clause (ii) above, a replacement manager acceptable to the lender is put in place, or in regard to clause (iii) above, the debt service coverage ratio is in excess of 1.25x for two consecutive quarters.

In the event a DSCR Sweep Event occurs, in lieu of establishing the clearing management account, the National Office Portfolio Borrower may elect to post cash collateral in the sum of $209,000 per month during the DSCR Sweep Event with the lender (such deposit, the “Sweep Event Deposit”), to be held as additional collateral for the National Office Portfolio Whole Loan and applied in accordance with the loan documents; provided that if the National Office Portfolio Borrower makes such election, upon the National Office Portfolio Borrower’s failure to make any monthly Sweep Event Deposit, the National Office Portfolio Borrower will be required to establish the cash management account and the National Office Portfolio will be subject to in-place cash management. Provided that another Cash Flow Sweep Event is not then occurring, upon the date that the DSCR Sweep Event is cured (by the debt service coverage ratio being in excess of 1.25x for two consecutive quarters) the Sweep Event Deposit will be returned in full to the National Office Portfolio Borrower, and provided that no other Cash Flow Sweep Event then exists, any amounts in the cash management account will be returned to the National Office Portfolio Borrower.

Property Management. The National Office Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the National Office Portfolio Properties in their entirety, provided that certain other conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by the lender, rating agency confirmation from the applicable rating agencies that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C41 certificates and similar confirmations from each rating agency rating any securities backed by the National Office Portfolio companion loans with respect to the ratings of such securities.

Partial Release. Not permitted

Real Estate Substitution. Not permitted.

Beal Bank Pledge. The National Office Portfolio Properties were collateral under a large corporate facility that Boxer F2, L.P. has with Beal Bank USA, a Nevada Thrift (“Beal Bank”), in the original principal amount of $464,000,000 (the “Beal Bank Facility”). In connection with funding of the National Office Portfolio Whole Loan, each National Office Portfolio Property was released from the Beal Bank Facility and dropped into a newly-formed SPE subsidiary of the Beal Bank Facility borrower. The Beal Bank Facility will continue to provide that the parent of the National Office Portfolio Borrower (i.e. the Beal Bank Facility borrower) will be required to submit any and all distributions received from the National Office Portfolio Whole Loan borrower to Beal Bank, including periodic distributions and net proceeds of any sale or refinancing. These remaining obligations of the parent company are secured by a pledge to Beal Bank of ownership interests in the National Office Portfolio Whole Loan borrower (the “Beal Pledge”). The Beal Pledge does not secure any principal amount or regular payments and may only be foreclosed upon in the event of the failure of the parent to make the required payments of distributions to Beal Bank (the parent is only obligated to make distributions to Beal Bank if it receives distributions from the property owner) or upon the occurrence of an event of default under the National Office Portfolio Whole Loan. The Beal Pledge is subject to an intercreditor agreement with the National Office Portfolio Whole Loan lender which will permit Beal Bank to foreclose upon the equity in the National Office Portfolio Whole Loan borrower as long as the foreclosing party is Beal Bank or another qualified transferee (provided that Beal Bank or such other qualified transferee has assets (in name or under

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NATIONAL OFFICE PORTFOLIO

management or advisement in excess) of $1 billion and capital surplus/equity or market capitalization of at least $400 million). Beal Bank also has additional cure rights beyond the National Office Portfolio Borrower cure periods and consistent with customary intercreditor provisions. Beal Bank has an option to purchase the National Office Portfolio Properties in the event that (i) the National Office Portfolio Whole Loan has been accelerated or (ii) the lender under the National Office Portfolio Whole Loan has received written notice from the National Office Portfolio Borrower that it will no longer perform under the loan. Beal Bank is pre-approved as an assuming National Office Portfolio Borrower pursuant to the National Office Portfolio Whole Loan documents as long as it is a qualified transferee at the time of the assumption (and meets the required net worth and capital surplus/equity or market capitalization test); Beal Bank is otherwise required to satisfy all of the assumption requirements in the National Office Portfolio Whole Loan documents in connection with an exercise of its purchase option for the National Office Portfolio Properties.

Subordinate and Mezzanine Indebtedness. In connection with a sale of the National Office Portfolio Properties and assumption of the National Office Portfolio Whole Loan by the purchaser, the loan documents permit mezzanine financing from an institutional lender subject to: (i) no event of default under the related loan documents has occurred and is continuing, (ii) a maximum combined loan-to-value ratio up to 70.0%, (iii) a minimum combined net operating income debt yield of 11.12%, (iv) the lender’s review and approval of (a) the terms and conditions of the mezzanine loan and the mezzanine loan documents and (b) the structure of the mezzanine borrower, (v) the receipt of a rating agency confirmation from each of the applicable rating agencies that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C41 certificates or any other securities evidencing an interest in a National Office Portfolio companion loan, and (vi) the execution of an intercreditor agreement acceptable to the lender.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the National Office Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with an up to six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HGI SAVANNAH HISTORIC DISTRICT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HGI SAVANNAH HISTORIC DISTRICT

HGI Savannah Historic District
321 West Bay Street
Savannah, GA 31401
Savannah River
Savannah River
Hutchinson Island
Club at Savannah Harbor
Savannah Harbor Pkwy
Grand Prize of America Ave
Savannah Intl. Trade & Convention Ctr.
The Westin Savannah Harbor
TRADE CTR. LANDING
TALMADGE MEMORIAL BRIDGE
Port of Savannah 5 miles
Savannah/ Hilton Head Intl. Airport 9 miles
W. River St.
E. River St.
Village Craftsmen
CITY HALL LANDING
SAVANNAH BELLES FERRY
Rousakis Riverfront Plaza
River Street Market Place
WAVING GIRL LANDING
Savannah Marriott Riverfront
Hyatt Regency
City Hall
Hotel Indigo
W. Bay St.
E. Bay St.
Tiffani Taylor Gallery
Andaz Savannah
Garden Assembly Room
Yamacraw Village
Ships of the Sea Maritime Museum
City Market
Downtown
General McIntosh Blvd.
Lucas Theatre for the Arts
Trustees Theater
W. Broughton St.
E. Broughton St.
Chatham County Courthouse
Art Center at City Market
Owens-Thomas House
Davenport House Museum
E. President St.
W. Oglethorpe Ave.
E. Oglethorpe Ave.
Jepson Center for the Arts
SAVANNAH
Telfair Academy of Art and Science
Savannah College of Art and Design
SCAD Museum of Art
COLONIAL PARK CEMETERY
Savannah Civic Center
Coastal Georgia Center
Savannah History Museum
W. Liberty St.
E. Liberty St.
Historic District
CHATHAM COUNTY
Wheaton St.
GA State Railroad Museum
W. Harris St.
Savannah Children's Museum
W. Jones St.
Hurn Museum of Contemporary Folk Art
W. Taylor St.
R.M. Gilbert Civil Rights Museum
W. Gordon St.
Massie Heritage Center
W. Gaston St.
Fountain at Forsyth Park
Savannah Law School
W. Hall St.
Grand Bohemian Gallery
Forsyth Park
W. Gwinnett St.
W. Bolton St.
Emerald St.
W. Waldburg St.
W. Park Ave.
Victorian District
MLK Blvd.
Montgomery St.
Barnard St.
Whitaker St.
Drayton St.
Abercorn St.
Habersham St.
Price St.
E. Broad St.
Lincoln St.
Jefferson St.
Bull St.
17
25
16
CHATTANOOGA
CHARLOTTE
ATLANTA
AUGUSTA
COLUMBIA
MACON
COLUMBUS
SAVANNAH
TALLAHASSEE
JACKSONVILLE
GEORGIA
SOUTH CAROLINA
FLORIDA
AL
Dalton
Rome
Gainesville
Athens
Greenville
Anderson
Rock Hill
Sumter
Orangeburg
Decatur
LaGrange
Milledgeville
Auburn
Dublin
Statesboro
Americus
Vidalia
Cordele
Albany
Tifton
Douglas
Waycross
Valdosta
Kingsland
Moultrie
Thomasville
Bainbridge
Dothan
Eufaula
Ozark
Hinesville
Beaufort
St. Simons
St. Marys

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – HGI Savannah Historic District

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$26,500,000	Specific Property Type:	Select Service
Cut-off Date Balance:	$26,500,000	Location:	Savannah, GA
% of Initial Pool Balance:	3.4%	Size:	133 Rooms
Loan Purpose:	Refinance	Cut-off Date Balance Per Room:	$199,248
Borrower Name:	NP Bay Ventures, LLC	Year Built/Renovated:	2005/2011
Sponsors:	S. Jay Patel	Title Vesting:	Fee
Mortgage Rate:	4.550%	Property Manager:	Self-managed
Note Date:	October 31, 2017	4th Most Recent Occupancy (As of):	94.1% (12/31/2013)
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy (As of):	91.6% (12/31/2014)
Maturity Date:	November 11, 2027	2nd Most Recent Occupancy (As of):	87.8% (12/31/2015)
IO Period:	None	Most Recent Occupancy (As of)(2):	91.8% (12/31/2016)
Loan Term (Original):	120 months	Current Occupancy (As of)(2):	90.6% (8/31/2017)
Seasoning:	0 months
Amortization Term (Original):	360 months	Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360	4th Most Recent NOI (As of):	$3,699,891 (12/31/2014)
Call Protection:	L(24),D(91),O(5)	3rd Most Recent NOI (As of):	$3,939,659 (12/31/2015)
Lockbox Type:	Springing	2nd Most Recent NOI (As of)(2):	$3,290,794 (12/31/2016)
Additional Debt:	None	Most Recent NOI (As of)(2):	$3,119,385 (TTM 8/31/2017)
Additional Debt Type:	NAP	U/W Revenues(2):	$8,930,140
U/W Expenses:	$5,631,974
U/W NOI(2):	$3,298,166
U/W NCF:	$2,940,961
U/W NOI DSCR:	2.03x
Escrows and Reserves:	U/W NCF DSCR:	1.81x
U/W NOI Debt Yield:	12.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.1%
Taxes	$46,645	$46,648	NAP	As-Stabilized Appraised Value(3):	$56,100,000
Insurance	$0	Springing(1)	NAP	As-Stabilized Appraisal Valuation Date(3):	September 1, 2018
FF&E Reserve	$0	(1)	NAP	Cut-off Date LTV Ratio(3):	47.2%
PIP Reserve	$7,000,000	$0	NAP	LTV Ratio at Maturity or ARD(3):	38.3%

(1)	See “Escrows” section.

(2)	See the table titled “Cash Flow Analysis”.

(3)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “HGI Savannah Historic District Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a select service hotel located in Savannah, Georgia (the “HGI Savannah Historic District Property”). The HGI Savannah Historic District Mortgage Loan was originated on October 31, 2017 by Wells Fargo Bank, National Association. The HGI Savannah Historic District Mortgage Loan had an original principal balance of $26,500,000, has an outstanding principal balance as of the Cut-off Date of $26,500,000 and accrues interest at an interest rate of 4.550% per annum. The HGI Savannah Historic District Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule through the term of the HGI Savannah Historic District Mortgage Loan. The HGI Savannah Historic District Mortgage Loan matures on November 11, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HGI SAVANNAH HISTORIC DISTRICT

Following the lockout period, the borrower has the right to defease the HGI Savannah Historic District Mortgage Loan in whole, but not in part, on any payment date before July 11, 2027. In addition, the HGI Savannah Historic District Mortgage Loan is prepayable without penalty on or after July 11, 2027.

Sources and Uses

Sources			Uses
Original loan amount	$26,500,000	98.2%	Loan payoff	$19,532,383	72.4%
Borrower sponsor equity contribution	490,592	1.8	PIP reserve	7,000,000	25.9
			Real estate tax reserve	46,645	0.2
			Closing costs	411,564	1.5
Total Sources	$26,990,592	100.0%	Total Uses	$26,990,592	100.0%

The Property. The HGI Savannah Historic District Property consists of a six-story, select-service hotel comprised of 133 guestrooms located in the historic district of Savannah, Georgia. The HGI Savannah Historic District Property is situated on a 0.4-acre parcel, and amenities include a restaurant, outdoor heated pool and whirlpool, fitness center, guest laundry facilities, 24-hour business center, sundry shop, and approximately 1,364 square feet of meeting space. The HGI Savannah Historic District Property contains 81 king guestrooms and 52 queen/queen guestrooms, of which 30 rooms are two-bedroom suites. All guestrooms feature a microwave, refrigerator, 37” flat screen television, desk and complimentary high-speed internet access. The HGI Savannah Historic District Property contains 67 parking spaces within a subterranean garage, accounting for a parking ratio of 0.5 spaces per room.

The HGI Savannah Historic District Property was built in 2005, and the borrower commenced a property improvement plan (“PIP”) totaling approximately $7.0 million in November 2017 ($52,632 per key). The PIP is scheduled for completion by February 2018 and was reserved for at the origination of the HGI Savannah Historic District Mortgage Loan. Planned PIP renovations include new soft and case goods, new guestroom bathrooms (approximately 90% are expected to convert from bathtubs to walk-in showers), new flooring, upgraded lighting fixtures and new signage. In addition, the borrower plans to modernize and expand the restaurant with a bar area, renovate the lobby and expand the 24-hour pantry.

According to the appraisal, the demand segmentation for the HGI Savannah Historic District Property is 15% commercial, 75% leisure, and 10% meeting and group. The hotel franchise agreement with Hilton Inns, Inc. expires on February 28, 2028.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the HGI Savannah Historic District Property:

Cash Flow Analysis

	2014	2015	2016(1)	TTM 8/31/2017(1)	U/W(1)	% of U/W Total Revenue	U/W $ per Room
Occupancy	91.6%	87.8%	91.8%	90.6%	92.1%
ADR	$150.41	$167.71	$158.82	$162.85	$164.22
RevPAR	$137.83	$147.33	$145.81	$147.58	$151.31

Room Revenue	$6,691,130	$7,152,193	$7,097,968	$7,164,316	$7,345,497	82.3%	$55,229
F&B Revenue	607,853	676,043	609,866	559,707	573,779	6.4	4,314
Other Revenue	784,882	843,409	906,590	939,812	1,010,864	11.3	7,600
Total Revenue	$8,083,865	$8,671,645	$8,614,424	$8,663,835	$8,930,140	100.0%	$67,144

Total Department Expenses	2,092,039	2,285,501	2,467,861	2,505,074	2,545,546	28.5	19,139
Gross Operating Profit	$5,991,826	$6,386,144	$6,146,563	$6,158,761	$6,384,593	71.5%	$48,004

Total Undistributed Expenses	1,983,341	2,008,959	2,187,866	2,371,472	2,415,427	27.0	18,161
Profit Before Fixed Charges	$4,008,485	$4,377,184	$3,958,697	$3,787,288	$3,969,166	44.4%	$29,843

Total Fixed Charges	308,594	437,526	667,903	667,903	671,000	7.5%	5,045

Net Operating Income	$3,699,891	$3,939,659	$3,290,794	$3,119,385	$3,298,166	36.9%	$24,798
FF&E	0	0	0	0	357,206	4.0	2,686
Net Cash Flow	$3,699,891	$3,939,659	$3,290,794	$3,119,385	$2,940,961	32.9%	$22,112

NOI DSCR	2.28x	2.43x	2.03x	1.92x	2.03x
NCF DSCR	2.28x	2.43x	2.03x	1.92x	1.81x
NOI DY	14.0%	14.9%	12.4%	11.8%	12.4%
NCF DY	14.0%	14.9%	12.4%	11.8%	11.1%

(1)	The HGI Savannah Historic District Property lost approximately 735 room nights in October 2016 due to Hurricane Matthew. The 2016 and TTM 8/31/2017 statements reflect actual performance and exclude any revenue for such lost room nights. If adjusted to include the occupancy and related revenue from the October 2016 lost room nights, the 2016 Occupancy, ADR, RevPAR, Net Operating Income, NOI DSCR and NOI DY would be 93.3%, $160.24, $149.54, $3,466,809, 2.14x and 13.1%, respectively; and the TTM 8/31/2017 Occupancy, ADR, RevPAR, Net Operating Income, NOI DSCR and NOI DY would be 92.1%, $164.22, $151.31, $3,295,400, 2.03x and 12.4%, respectively. The U/W Room Revenue is based on the TTM 8/31/2017 statement adjusted for the October 2016 lost room nights.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HGI SAVANNAH HISTORIC DISTRICT

Appraisal. The appraiser concluded to an “as-stabilized” appraised value of $56,100,000 with an appraisal valuation date of September 1, 2018. The “as-stabilized” appraised value assumes the completion of the ongoing PIP, which is scheduled for completion in February 2018 and was reserved for at the origination of the HGI Savannah Historic District Mortgage Loan (see “The Property” section above). The “as-is” appraised value is $46,000,000 with a valuation date of September 1, 2017. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the “as-is” appraised value are 57.6% and 46.6%, respectively.

Environmental Matters. According to a Phase I environmental assessment dated October 4, 2017, there was no evidence of any recognized environmental conditions at the HGI Savannah Historic District Property.

Market Overview and Competition. The HGI Savannah Historic District Property is located in the center of the Historic District of downtown Savannah, Georgia, along West Bay Street, just two blocks south of the Savannah River. The HGI Savannah Historic District Property is situated approximately one half mile from Interstate 16, 10 miles east of Interstate 95, and 13 miles from the Savannah/Hilton Head International Airport. According to the appraisal, the Savannah Historic District is a major tourist attraction known for its rich history, warm climate, walkable downtown, and numerous shops and restaurants. Savannah attracted approximately 13.9 million visitors in 2016, a 1.4% increase from 2015, of which 7.9 million were overnight visitors. Direct visitor spending in 2016 was approximately $2.8 billion, a 4.5% increase from 2015, contributing approximately $962 million to lodging. Additional demand drivers in the area include the Telfair Academy of Art and Science, The Port of Savannah (the fourth busiest port in the country) and the Savannah International Trade and Convention Center. The convention center, which is located directly across the river from the HGI Savannah Historic District Property, provides approximately 100,000 square feet of exhibit space, a 23,000-square foot grand ballroom, 20,000 square feet of meeting space, and a 376-seat auditorium.

According to the appraisal, the Savannah metropolitan statistical area had an estimated 2016 population of approximately 381,500 people, representing a compound annual growth rate of approximately 1.4% since 2011; and the area is forecasted to maintain a 1.1% compound annual growth rate through 2022.

The following table presents certain information relating to the HGI Savannah Historic District Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			HGI Savannah Historic District			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2017 TTM	82.6%	$157.20	$129.89	90.6%	$162.55	$147.31	109.7%	103.4%	113.4%
12/31/2016	80.9%	$154.40	$124.94	92.0%	$160.06	$147.31	113.7%	103.7%	117.9%
12/31/2015	80.2%	$152.38	$122.24	88.3%	$162.69	$143.65	110.1%	106.8%	117.5%
(1)	Information obtained from a third party hospitality research report dated September 18, 2017. The competitive set includes the following hotels: Hilton Garden Inn Savannah Historic District, Hampton Inn Savannah Historic District, Courtyard Savannah Downtown Historic District, Hampton Inn Suites Savannah Historic District, Holiday Inn Express Savannah Historic District and Springhill Suites Savannah Downtown Historic District.

The Borrower. The borrower is NP Bay Ventures, LLC, a Delaware limited liability company and single purpose entity with one independent director. S. Jay Patel serves as the guarantor of certain nonrecourse carveouts under the HGI Savannah Historic District Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is S. Jay Patel (the President and CEO of North Point Hospitality (“North Point”)). Founded in 1978, North Point is an Atlanta-based hospitality development and management company that has developed 35 hotels with a total investment of over $400 million. The company currently owns and operates eight Hilton and Marriott branded hotels in the southeast U.S. with six additional hotels under construction or in active development at a total project cost of over $230 million.

Escrows. The HGI Savannah Historic District Mortgage Loan documents provide for upfront escrows in the amount of $46,645 for real estate taxes and $7,000,000 for the PIP, which commenced in November 2017. The HGI Savannah Historic District loan documents provide for ongoing monthly escrows of $46,648 for real estate taxes.

Commencing with the monthly payment date occurring in December 2018, the HGI Savannah Historic District Mortgage Loan documents require ongoing monthly FF&E reserves equal to (i) 1/12 of 1% of the underwritten revenue up to and including the monthly payment date occurring in November 2019; followed by (ii) 1/12 of 2% of the underwritten revenue up to and including the monthly payment date occurring in November 2020; and (iii) thereafter, an amount equal to 1/12 of 4% of the underwritten revenue.

The HGI Savannah Historic District Mortgage Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with evidence that the HGI Savannah Historic District Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HGI SAVANNAH HISTORIC DISTRICT

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the HGI Savannah Historic District Mortgage Loan requires that the borrower establish a lockbox account and the borrower or property manager must cause all rents to be deposited directly into such lockbox account. During a Cash Trap Event Period, all excess cash flow after payment of all sums due and payable under the loan documents and all operating expenses will be retained by the lender as additional collateral for the HGI Savannah Historic District Mortgage Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or (ii) the debt service coverage ratio being less than 1.15x at the end of any calendar quarter; provided, however, that through May 2019, the net cash flow used to calculate the debt service coverage ratio for any month in which all guest rooms are not available to guests due to renovation work will be based on the applicable month from the prior year.

A Cash Trap Event Period will end:

●	with regard to clause (i), upon the cure of such event of default; and

●	with regard to clause (ii), upon the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters.

Property Management. The HGI Savannah Historic District Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the HGI Savannah Historic District Property provided that certain conditions are satisfied, including (i) no event of default under the HGI Savannah Historic District Mortgage Loan documents has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if requested by lender, rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C41 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the HGI Savannah Historic District Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm and Flood Insurance. The HGI Savannah Historic District Mortgage Loan documents require windstorm and flood insurance covering the full replacement cost of the HGI Savannah Historic District Property during the loan term. At the time of loan closing, the HGI Savannah Historic District Property had windstorm insurance coverage and flood insurance in the maximum limit available under the National Flood Insurance Program together with excess coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BELDEN PARK CROSSING

DICK'S
SPORTING GOODS

KOHL'S

JO-ANN
fabrics and crafts

MATTRESS FIRM

NAILS
YANKEE CANDLE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BELDEN PARK CROSSING

UNIVERSITY DRIVE
dressbarn
Party City
VCF VALUE CITY FURNITURE
TARGET
DICK'S
LOVELY NAILS
carter's
FAMOUS HAIR
Justice
ULTA
GameStop
David's Bridal
DSW
DRESSLER ROAD
JO-ANN
PETSMART
Ruby Tuesday
KeyBank
GOODYEAR
KOHL'S
MATTRESS FIRM
EVERHARD ROAD
N
Anchor / In-line
Vacant
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BELDEN PARK CROSSING

Akron-Canton Regional Airport
Akron 12 miles
Mt Pleasant St
The Timken Company World HQ
Shuffel St
241
77
Strausser St
Applegrove St
North Canton Plaza
Bob-O-Link Golf Club
Lake O' Springs Ave
Frank Ave
Pittsburg Ave
Cleveland Ave
Portage St
The Strip
North Canton
Easton St
Stark State College
Maple St
Kent State University at Stark
Schneider St
Whipple Ave
The Fairways of North Canton
Lake Cable
Glenwood St
Easthill St
43
Schneider Community Park
Belden Village Commons
Belden Village Mall
687
Belden Park Crossing
5496 Dressler Road
Canton, OH 44720
Market Ave
Middlebranch Ave
Brunnerdale Ave
Springbrook Plaza
Fulton Dr
44th St
Middlebranch Ave
Glenmoor Country Club
Everhard Rd
Tam O'Shanter Public Golf Course
Arboretum Park
Harrison Ave
37th St
Oak Park
Hills And Dales Rd
30th St Plaza
62
Fulton Dr
30th St
Atlantic Blvd
Malone University
25th St
Colonial Heights
Schreiber Park
STARK COUNTY
Brookside Country Club
Pro Football Hall of Fame
Tom Benson Hall of Fame Stadium
McKinley Memorial Park
Maple Ave
19th St
Harmont Ave
Perry Dr
Lakeside Ave
Meyers Lake Plaza
Meyers Lake
Mercy Medical Center
CANTON
Mahoning Rd
12th St NW
13th St
Canton Civic Center
12th St
153
Sippo Lake Park
Sippo Lake
Woodlawn Ave
Stark County Fairgrounds
McKinley Presidential Library & Museum
Arts in Stark Cultural Ctr. for the Arts
Cook Park
Republic Steel
8th St
172
Downtown
Perry Heights
Country Fair Shopping Center
Tuscarawas St
National First Ladies Library
Georgetown Rd
Aultman Hospital
Canton Classic Car Museum
Massillon 2 miles
297
Dueber Ave
M.K. Morse Company
Daimler Trucks
13th St SW
Whittier Park
30
Gregory Industries
Sherrick Rd
Navarre Rd
Crenshaw Park
Southway St
17th St
Genoa Ave
Gambrinus Ave
Shepler Church Ave
Bauhoff Park
Central Ave
Moore Ave
Waynesburg Dr
800
DETROIT
Ann Arbor
WINDSOR
ONTARIO
MICHIGAN
Lake Erie
Erie
Ashtabula
TOLEDO
Euclid
PA
Lorain
CLEVELAND
Elyria
Warren
FORT WAYNE
Findlay
AKRON
Medina
Youngstown
Canton
Mansfield
Massillon
Lima
OHIO
PITTSBURGH
IN
Marysville
COLUMBUS
Cambridge
DAYTON
Wheeling
Zanesville
Beavercreek
Middletown
Lancaster
Morgantown
Hamilton
Marietta
Chillicothe
CINCINNATI
Parkersburg
Athens
Covington
WEST VIRGINIA
Portsmouth
Frankfort
KENTUCKY
Huntington
Charleston

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Belden Park Crossing

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$23,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$23,000,000			Location:	Canton, OH
% of Initial Pool Balance:	2.9%			Size:	483,984 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$105.38
Borrower Name:	Belden Park Delaware, LLC			Year Built/Renovated:	1995/2016
Sponsor:	Robert L. Stark			Title Vesting:	Fee
Mortgage Rate:	4.681%			Property Manager:	Self-managed
Note Date:	October 13, 2017			4th Most Recent Occupancy (As of)(4):	97.1% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4):	100.0% (12/31/2014)
Maturity Date:	November 6, 2027			2nd Most Recent Occupancy (As of)(4):	98.7% (12/31/2015)
IO Period:	24 months			Most Recent Occupancy (As of)(4):	93.6% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	96.7% (9/29/2017)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$5,144,476 (12/31/2014)
Call Protection(2):	L(24),D(92),O(4)			3rd Most Recent NOI (As of):	$5,227,077 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$5,500,754 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$5,059,261 (TTM 8/31/2017)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$7,866,498
				U/W Expenses:	$2,449,394
				U/W NOI(1):	$5,417,104
				U/W NOI DSCR(1):	1.71x
Escrows and Reserves(3):				U/W NCF DSCR(1):	1.61x
				U/W NOI Debt Yield(1):	10.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	10.0%
Taxes	$553,362	$110,672	NAP	As-Is Appraised Value:	$68,600,000
Insurance	$55,700	$6,963	NAP	As-Is Appraisal Valuation Date:	September 1, 2017
Replacement Reserves	$479,837	$6,010	NAP	Cut-off Date LTV Ratio(1):	74.3%
TI/LC Reserve	$250,000	$20,114	$1,500,000	LTV Ratio at Maturity or ARD(1):	63.8%
Deferred Maintenance	$2,500,000	$0	NAP

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Belden Park Crossing Whole Loan (as defined below).

(2)	The lockout period will be at least 24 payments, beginning with and including the first payment date of December 6, 2017. Defeasance of the Belden Park Crossing Whole Loan is permitted at any time after the earlier to occur of (i) October 13, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

(3)	See “Escrows” section.

(4)	See the table titled “Historical Occupancy.”

The Mortgage Loan. The mortgage loan (the “Belden Park Crossing Mortgage Loan”) is part of a whole loan (the “Belden Park Crossing Whole Loan”) that is evidenced by three pari passu promissory notes (Notes A-1-A, A-1-B, and A-2) and secured by a first mortgage encumbering the fee interest in a 483,984 square foot anchored retail center in Canton, Ohio (the “Belden Park Crossing Property”). The Belden Park Crossing Whole Loan was originated on October 13, 2017 by Ladder Capital Finance LLC. The Belden Park Crossing Whole Loan had an original principal balance of $51,000,000, has an outstanding principal balance as of the Cut-off Date of $51,000,000 and accrues interest at an interest rate of 4.681% per annum. The Belden Park Crossing Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Belden Park Crossing Whole Loan matures on November 6, 2027.

The Belden Park Crossing Mortgage Loan, which is evidenced by the non-controlling Note A-2, and will be contributed to the WFCM 2017-C41 Trust, had an original principal balance at origination of $23,000,000 and has an outstanding principal balance as of the Cut-off Date of $23,000,000. The controlling note A-1-A and non-controlling note A-1-B, which had an aggregate original principal balance at origination of $28,000,000 are expected to be contributed to one or more future securitization trusts. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BELDEN PARK CROSSING

Pari Passu Note Summary

	Original Balance	Note Holder	Controlling Piece
Note A-1-A	$13,000,000	LCF or an affiliate	Yes
Note A-1-B	$15,000,000	LCF or an affiliate	No
Note A-2	$23,000,000	WFCM 2017-C41	No
Total	$51,000,000

The defeasance lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last Belden Park Crossing promissory note to be securitized and (ii) October 13, 2020. Following the lockout period, the borrower has the right to defease the Belden Park Crossing Mortgage Loan in whole, but not in part, on any date before August 6, 2027. In addition, the Belden Park Crossing Mortgage Loan is prepayable without penalty on or after August 6, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$51,000,000	70.4%	Purchase Price	$67,000,000	92.5%
Sponsor’s new cash contribution	18,963,010	26.2	Reserves	3,838,899(1)	5.3
Seller Credit	2,500,000	3.5	Closing costs	1,624,111	2.2
Total Sources	$72,463,010	100.0%	Total Uses	$72,463,010	100.0%
(1)	$2,500,000 for roof repairs is held in escrow by the title company.

The Property. The Belden Park Crossing Property is a 483,984 square foot retail shopping center built in two phases in 1995 and 1997 and located in Canton, Ohio. The Belden Park Crossing Property is anchored by Kohl’s, Dick’s Sporting Goods, and Value City Furniture with other major tenants including Jo-Ann Fabrics, DSW, Fresh Thyme Farmers Market (“Fresh Thyme”) and Petsmart. The Belden Park Crossing Property is situated on two parcels totaling approximately 44.5 acres and contains 1,648 surface parking spaces resulting in a parking ratio of 3.4 spaces per 1,000 square feet of rentable area. As of September 29, 2017, the Belden Park Crossing Property was 96.7% leased by 27 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BELDEN PARK CROSSING

The following table presents certain information relating to the tenancy at the Belden Park Crossing Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date(4)
Anchor Tenant – Collateral
Kohl’s	BBB/Baa2/BBB-	99,776	20.6%	$8.56	$854,381	13.6%	NAV	NAV	1/31/2021(5)
Dick’s Sporting Goods	NR/NR/NR	65,120	13.5%	$12.50	$814,000	12.9%	$300	5.4%	10/31/2020(6)
Value City Furniture	NR/NR/NR	50,000	10.3%	$7.00	$350,000	5.6%	NAV	NAV	1/31/2021
Total Anchor Tenant – Collateral		214,896	44.4%	$9.39	$2,018,381	32.1%

Major Tenants – Collateral
Jo-Ann Fabrics	NR/Caa1/B	46,042	9.5%	$13.00	$598,546	9.5%	$132	9.9%	1/31/2023
DSW	NR/NR/NR	31,859	6.6%	$12.00	$382,308	6.1%	NAV	NAV	1/31/2022(7)
Fresh Thyme	NR/NR/NR	29,576	6.1%	$16.00	$473,216	7.5%	NAV	NAV	9/30/2027(8)
Petsmart	NR/Ba3/B	26,326	5.4%	$12.40	$326,363	5.2%	NAV	NAV	1/31/2023
Total Major Tenants – Collateral		133,803	27.6%	$13.31	$1,780,433	28.3%

Non-Major Tenants – Collateral		119,504	24.7%	$20.89	$2,496,738	39.7%

Occupied Collateral Total		468,203	96.7%	$13.45	$6,295,553	100.0%

Vacant Space		15,781	3.3%

Collateral Total		483,984	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2018, totaling $87,237.

(3)	Sales PSF and Occupancy Costs represent the TTM period ending June 30, 2017. Sales PSF and Occupancy Costs are not available for tenants who have not reported a full year of sales data.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease.

(5)	Kohl’s has five 5-year renewal options.

(6)	Dick’s Sporting Goods has one 5-year renewal option.

(7)	DSW has two 5-year extension options

(8)	Fresh Thyme has four 5-year extension options.

The following table presents certain information relating to the lease rollover schedule at the Belden Park Crossing Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	15,000	3.1%	15,000	3.1%	$256,350	4.1%	$17.09
2017	0	0	0.0%	15,000	3.1%	$0	0.0%	$0.00
2018	0	0	0.0%	15,000	3.1%	$0	0.0%	$0.00
2019	5	21,077	4.4%	36,077	7.5%	$366,206	5.8%	$17.37
2020	4	95,645	19.8%	131,722	27.2%	$1,349,194	21.4%	$14.11
2021	3	151,576	31.3%	283,298	58.5%	$1,232,839	19.6%	$8.13
2022	2	36,558	7.6%	319,856	66.1%	$518,579	8.2%	$14.19
2023	5	91,004	18.8%	410,860	84.9%	$1,446,023	23.0%	$15.89
2024	2	10,651	2.2%	421,511	87.1%	$239,744	3.8%	$22.51
2025	1	6,348	1.3%	427,859	88.4%	$95,220	1.5%	$15.00
2026	0	0	0.0%	427,859	88.4%	$0	0.0%	$0.00
Thereafter	4	40,344	8.3%	468,203	96.7%	$791,397	12.6%	$19.62
Vacant	0	15,781	3.3%	483,984	100.0%	$0	0.0%	$0.00
Total/Weighted Average	27	483,984	100.0%			$6,295,553	100.0%	$13.45
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BELDEN PARK CROSSING

The following table presents historical occupancy percentages at the Belden Park Crossing Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	9/29/2017(2)(3)
97.1%	100.0%	98.7%	93.6%	96.7%

(1)	Information obtained from the borrower

(2)	Information obtained from the underwritten rent roll.

(3)	As of September 29, 2017, the Belden Park Crossing Property was 96.7% leased; Raising Cane’s is expected to take occupancy in February 2018 (0.7% of net rentable area).

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Belden Park Crossing Property:

Cash Flow Analysis

	2014	2015	2016	TTM 8/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,707,365	$5,861,200	$6,027,842	$5,716,988	$6,295,553(1)	80.0%	$13.01
Grossed Up Vacant Space	0	0	0	0	244,651	3.1	0.51
Percentage Rent	0	0	2,027	498	0	0	0.00
Total Reimbursables	1,597,129	1,651,376	1,858,932	1,628,895	1,718,003	21.8	3.55
Other Income	24,025	24,258	21,825	21,201	21,201	0.3	0.04
Less Vacancy & Credit Loss	0	0	0	0	(412,910)(2)	(5.2)	(0.85)
Effective Gross Income	$7,328,519	$7,536,834	$7,910,626	$7,367,583	$7,866,498	100.0%	$16.25

Total Operating Expenses	$2,214,043	$2,309,757	$2,409,871	$2,308,322	$2,449,394	31.1%	$5.06

Net Operating Income	$5,114,476	$5,227,077	$5,500,754	$5,059,261	$5,417,104	68.9%	$11.19
TI/LC	0	0	0	0	238,094	3.0	0.49
Capital Expenditures	0	0	0	0	72,598	0.9	0.15
Net Cash Flow	$5,114,476	$5,227,077	$5,500,754	$5,059,261	$5,106,412	64.9%	$10.55

NOI DSCR	1.61x	1.65x	1.74x	1.60x	1.71x
NCF DSCR	1.61x	1.65x	1.74x	1.60x	1.61x
NOI DY	10.0%	10.2%	10.8%	9.9%	10.6%
NCF DY	10.0%	10.2%	10.8%	9.9%	10.0%
(1)	U/W Base Rent includes contractual rent step through May 2018, totaling $87,237.

(2)	The underwritten economic vacancy is 5.0%. The Belden Park Crossing Property was 96.7% leased as of September 29, 2017.

Appraisal. As of the appraisal valuation date of September 1, 2017, the Belden Park Crossing Property had an “as-is” appraised value of $68,600,000.

Environmental Matters. According to the Phase I environmental assessment dated September 15, 2017, there was no evidence of any recognized environmental conditions at the Belden Park Crossing Property.

Market Overview and Competition. The Belden Park Crossing Property is located in Canton, Ohio, which is approximately 23.4 miles south of Akron, Ohio approximately 60.1 miles south of Cleveland, Ohio. The Belden Park Crossing Property is located in close proximity to Interstate 77, which is adjacent to the Belden Park Crossing Property and connects north to Akron and Cleveland and south through Newcomerstown, Ohio. The Belden Park Crossing Property is located at the intersection of Everhard Road and Dressler Road which had an average daily traffic count of 26,800.

According to the appraisal, the estimated 2016 population within a three- and five-mile radius of the Belden Park Crossing Property was 48,180 and 149,435, respectively, while the average household income within the same radii was $77,340 and $71,922, respectively. According to the appraisal, the Belden Park Crossing Property is located in the Belden Village retail submarket within the Canton metropolitan statistical area. As of the second quarter of 2017, the Belden Village retail submarket contained a total inventory of 299 buildings consisting of approximately 6.8 million square feet of retail space with a vacancy rate of approximately 4.0%. Since 2013, the vacancy rate in the Belden Village retail submarket has never been above 6.0%. The appraiser concluded to a blended market rent of $11.91 per square foot triple net, approximately 2.0% above the Belden Park Crossing Property’s weighted average occupied underwritten base rent of $11.67 per square foot triple net.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BELDEN PARK CROSSING

The following table presents certain information relating to some comparable retail properties for the Belden Park Crossing Property:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Altman Plaza Canton, OH	2017/NAP	704,411	100.0%	0.8 miles	Marc’s	July 2017 / 20 Yrs	46,365	$9.41	Net
The Strip Canton, OH	1996/NAP	786,928	100.0%	1.5 miles	Confidential	February 2015 / 5 Yrs	34,277	$14.90	Net
Thursday’s Plaza West Canton, OH	1995/NAP	101,357	98.2%	0.9 miles	Ashely Furniture	December 2015 / 5 Yrs	32,815	$7.75	Net
Venue at Belden Canton, OH	2016/NAP	129,128	84.7%	0.6 miles	Moe’s Southwestern Grill	July 2017 / 10 Yrs	2,500	$25.00	Net
(1)	Information obtained from the appraisal, third party market research reports and underwritten rent roll.

The Borrower. The borrower is Belden Park Delaware, LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Belden Park Crossing Mortgage Loan. Robert L. Stark is the guarantor of certain nonrecourse carveouts under the Belden Park Crossing Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Robert L. Stark, who is the president & CEO of Stark Enterprises. Mr. Stark founded Stark Enterprises in 1978. Stark Enterprises is headquartered in Cleveland, Ohio, and is a full service real estate development company with nearly 40 years of experience in acquisition, development, leasing, property management, construction, architectural design, landscape, architecture and marketing. Stark’s portfolio consists of retail, entertainment, office, residential, hotel and student housing environments, totaling approximately seven million square feet. Mr. Stark specializes in projects ranging from strip centers to power centers to mixed-use “community cores.” Mr. Stark has an indirect equity interest in a real estate project which received a loan modification including debt forgiveness. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves of $553,362 for real estate taxes, $55,700 for insurance premiums, $479,837 for replacement reserves and $250,000 for tenant improvements and leasing commissions. The loan documents also require ongoing monthly reserves in an amount equal to $110,672 for real estate taxes, $6,963 for insurance premiums, $6,010 for replacement reserves. There is also a $2,500,000 upfront deferred maintenance reserve for roof repairs, which is held by the title company.

For tenant improvements and leasing commissions, the borrower is required to deposit into a rollover account (i) $20,114 monthly during the term of the Belden Park Crossing Whole Loan (subject to a rollover funds cap in the amount of $1,500,000) and (ii) an additional $61,620 monthly for tenant improvements and leasing commissions during the 24-month interest-only period. If a Significant Tenant Extension Event (defined below) occurs, any amounts on deposit in the rollover account in excess of $1,000,000 are to be paid to the borrower, and the borrower will thereafter only be required to make the monthly deposits described in clause (i) of the prior sentence. If a Significant Tenant Partial Extension Event (defined below) occurs, on a one-time basis for each Significant Tenant (defined below), the lender must release to the borrower rollover funds equal to $10.00 per square foot multiplied by the leasable square footage of the leased premises of the applicable Significant Tenant that achieved the Significant Tenant Partial Extension Event; provided that if (I) a Significant Tenant Partial Extension Event is achieved with respect to the each leased premises leased by a Significant Tenant prior to the commencement date of the renewal notice period for each Significant Tenant pursuant to its lease, and (II) after giving effect to any one or more disbursements of rollover funds to the borrower as described in this sentence, the amount of rollover funds in the rollover account is less than $1,000,000, the borrower will be required to make the monthly deposits as described in clause (i) and clause (ii) of the prior sentence until such time as the amount of funds on deposit in the rollover account next equals or exceeds $1,000,000. The “Significant Tenants” are Kohl’s, Value City Furniture and Dick’s.

A “Significant Tenant Extension Event” occurs if each Significant Tenant either extends its lease for a period of at least 5 years beyond the current end of its term and on market rate terms that are reasonably acceptable to the lender or a replacement tenant or tenants are in occupancy and open for business and paying aggregate rent that is at least 95% of the rent paid by the applicable Significant Tenant with respect to all of the space demised as of the date of loan origination by the applicable Significant Tenant pursuant to a lease that is in form and substance satisfactory to the lender.

A “Significant Tenant Partial Extension Event” occurs if any one or more of the Significant Tenants either extends its lease for a period of at least 5 years beyond the current end date on market rate terms that are reasonably acceptable to the lender or a replacement tenant or tenants are in occupancy and open for business and paying aggregate rent that is at least 95% of the rent paid by the applicable Significant Tenant with respect to all of the space demised as of the date of closing by the applicable Significant Tenant pursuant to a lease that is in form and substance satisfactory to the lender.

Lockbox and Cash Management. The Belden Park Crossing Whole Loan requires a lender-controlled lockbox account, which is already in place, and requires the borrower to direct tenants to pay their rents directly into such lockbox account. The loan documents also require that any rent received by the borrower or property manager is deposited into the lockbox account within one business day of receipt. During a Cash Management Trigger Event Period, all excess cash flow after payment of all sums due and payable under the Belden Park Crossing Whole Loan documents and all operating expenses will be held by lender as additional collateral for the Belden Park Crossing Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BELDEN PARK CROSSING

A “Cash Management Trigger Event Period” will commence upon the earliest of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio being less than 1.20x for two consecutive quarters; (iii) any Significant Tenant (or such tenant’s parent, if applicable) becoming insolvent or filing for bankruptcy; (iv) the earlier of (1) the date on which any Significant Tenant has failed to renew its lease or enter into a new lease, in each case for substantially all of its demised premises, and such Significant Tenant’s lease is in the last 9 months of its stated term and (2) the commencement date of the period pursuant to any Significant Tenant’s lease during which such Significant Tenant must give notice of renewal or extension, and such Significant Tenant has failed to so give such notice of renewal or extension, (v) the date on which Kohl’s gives notice that it intends to terminate its lease or vacate, surrender or cease to conduct its normal business operations at substantially all of its demised premises or otherwise “go dark” or (vi) the date on which (1) Dick’s gives notice that it intends to terminate its lease or vacate, surrender or cease to conduct its normal business operations at substantially all of its demised premises or otherwise “go dark” and (2) the Target store on the neighboring property has ceased to conduct its normal business operations or has otherwise “gone dark” or subsequently does cease to conduct its normal business operations or otherwise “goes dark”. Such Cash Management Trigger Event Period shall terminate: with regard to clause (i), upon the cure of such event of default if accepted by lender; with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; with regard to clause (iii) on the date on which (A) the applicable lease has been irrevocably assumed by the respective tenant and each such tenant is in occupancy and is paying full, unabated post-petition rent without offset or credit, (B) the applicable lease is assigned to, and assumed by, an assignee reasonably acceptable to the lender pursuant to a final court order, with such assignee occupying substantially all of the space demised under each such lease, being open for business and paying full, unabated post-petition rent without offset or credit or (C) the applicable Significant Tenant or parent company is solvent to the lender’s satisfaction for 2 consecutive quarters; with regard to clause (iv) on the date on which (A) the applicable Significant Tenant has renewed its lease or entered into a new lease for substantially all of its demised premises and has paid full, unabated rent under its lease or (B) a replacement tenant or tenants are in occupancy and open for business and paying aggregate rent that is at least 95% of the rent paid by the applicable Significant Tenant with respect to all of the space demised as of the date of closing by the applicable Significant Tenant pursuant to a lease that is in form and substance satisfactory to the lender; with regard to clause (v) on the date on which (A) Kohl’s has irrevocably revoked or rescinded any such notice, been open for business and conducted normal business operations at substantially all of its demised premises and paid full, unabated rent under its lease for 2 consecutive quarters or (B) a replacement tenant or tenants are in occupancy and open for business and paying aggregate rent that is at least 95% of the rent paid by Kohl’s with respect to all of the space demised as of the date of closing by Kohl’s pursuant to a lease that is in form and substance satisfactory to the lender; and with regard to clause (vi), on the date on which Dick’s has (A) irrevocably revoked or rescinded any such notice, been open for business and conducted normal business operations at substantially all of its demised premises and paid full, unabated rent under its lease for 2 consecutive quarters or (B) a replacement tenant or tenants are in occupancy and open for business and paying aggregate rent that is at least 95% of the rent paid by Dick’s with respect to all of the space demised as of the date of closing by Dick’s pursuant to a lease that is in form and substance satisfactory to the lender. In addition, in connection with clause (ii) above, a Cash Management Trigger Event Period will not exist if, within five (5) business days after the occurrence of debt service coverage ratio trigger, and annually thereafter until the Cash Management Trigger Event Period would otherwise have terminated, the borrower deposits with the lender cash or a letter of credit in an amount that, when added to underwritten net cash flow, would cause the debt service coverage ratio to equal at least 1.25x.

Property Management. The Belden Park Crossing Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Belden Park Crossing Property, provided that certain conditions are satisfied, including, but not limited to: (i) no mortgage loan event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an acceptable replacement guarantor; and (iv) confirmation from the applicable rating agencies that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C41 certificates.

Partial Release. None

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Belden Park Crossing Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE CENTURY PLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE CENTURY PLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE CENTURY PLACE

One Century Place
26 Century Boulevard
Nashville, TN 37214
NASHVILLE
Downtown
East Nashville
East End
Germantown
Madison
Parkwood Estates
Rhodes Park
South Nashville
Berry Hill
Oak Hill
Donelson
Hermitage
Antioch
Four Corners
Nashville International Airport
DAVIDSON COUNTY
J. Percy Priest Reservoir
Hamilton Creek Metro Park
Cumberland River
Cumberland R.
MUSIC CITY STAR
Briley Pkwy
Lebanon Pike
Elm Hill Pike
Murfreesboro Pike
Donelson Pike
Stewarts Ferry Pike
Antioch Pike
Nolensville Pike
Franklin Pike
Edmondson Pike
Una Antioch Pike
Woodmont Blvd
McCall St.
Harding Pl.
Richards Rd.
Battery Ln.
Bell Rd.
Dickerson Pike
Gallatin Pike
Trinity Ln.
Cahal Ave.
Eastland Ave.
Lischey Ave.
Preston Dr.
Main St
Shelby Ave
3rd Ave N
12th Ave S
Willow Creek Park
Madison Square
TriStar Skyline Medical Ctr.
Lock Two Park
Grand Central Shopping Center
Trinity Hills Park
American Baptist College
Gaylord Opryland Resort & Conv. Ctr.
Grand Ole Opry
Opryland Mills
Shelby Bottoms Nature Ctr. & Greenway
Two Rivers Golf Course
Ravenwood Country Club
Hermitage Hills Shopping Center
Jackson Downs
Crossings Shopping Center
Donelson Plaza
DONELSON
Shelby Golf Course
Shelby Park
State Capitol
Nissan Stadium
THE DISTRICT
Bridgestone Arena
RIVERFRONT
Music City Ctr.
THE GULCH
St. Thomas Midtown Hosp.
MUSIC ROW
Vanderbilt University
Adventure Science Ctr.
Trevecca Nazarene University
Belmont University
Nashville Speedway
Bridgestone Americas, Inc.
TEKsystems
Allied Universal
Metropolitan Airport Center
Crescent Plaza
Willowbrook Commons
Seven Oaks Park
One Hundred Oaks Mall
Lipscomb University
Paragon Mills Park
Ezell Road Park
Nashboro Village
Nashboro Golf Course
Nashville Zoo at Grassmere
Harding Mall
TriStar Southern Hills Med. Ctr.
Radnor Lake State Nature Area
Hendersonville
Mount Juliet
Brentwood
La Vergne
Smyrna
Franklin
Nolensville
Belle Meade
Forest Hills
Oak Hill
Lakewood
Ashland City
Rural Hill

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – One Century Place

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$22,300,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$22,300,000			Location:	Nashville, TN
% of Initial Pool Balance:	2.8%			Size:	538,792 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$123.05
Borrower:	SCUS OCP LLC			Year Built/Renovated:	1991/2016
Borrower Sponsor:	Stone Company SPC			Title Vesting:	Fee
Mortgage Rate:	3.790%			Property Manager:	Transwestern
Note Date:	October 19, 2017			4th Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(4):	93.0% (12/31/2014)
Maturity Date:	November 6, 2027			2nd Most Recent Occupancy(4):	98.7% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(4):	99.8% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	99.8% (10/11/2017)
Seasoning:	0 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI:	$6,367,858 (12/31/2014)
Call Protection:	L(23),GRTR 1% or YM(91),O(6)			3rd Most Recent NOI:	$6,220,568 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI:	$6,986,174 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI:	$7,145,819 (TTM 8/31/2017)
Additional Debt Type(1)(2):	Pari Passu; Future Mezzanine

				U/W Revenues:	$12,080,931
				U/W Expenses:	$4,449,986
				U/W NOI:	$7,630,945
Escrows and Reserves(3):				U/W NCF:	$6,967,293
				U/W NOI DSCR(1):	3.00x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.73x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	11.5%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	10.5%
Replacement Reserves	$0	Springing	NAP	As-Is Appraised Value:	$102,000,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	September 15, 2017
Elevator Upgrades Repair Reserve	$2,455,896	$0	NAP	Cut-off Date LTV Ratio(1):	65.0%
Willis Tenant Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	65.0%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the One Century Place Whole Loan (as defined below).

(2)	See “Subordinate and Mezzanine Indebtedness” section.

(3)	See “Escrows” section.

(4)	See the table titled “Historical Occupancy.” Historical occupancy prior to 12/31/2014 is unavailable due to acquisition financing.

The Mortgage Loan. The mortgage loan (the “One Century Place Mortgage Loan”) is part of a whole loan (the “One Century Place Whole Loan”) evidenced by two pari passu notes secured by a first mortgage encumbering the fee interest in a 538,792 square foot office complex located in Nashville, Tennessee (the “One Century Place Property”). The One Century Place Whole Loan was originated on October 19, 2017 by Barclays Bank PLC. The One Century Place Whole Loan had an original principal balance of $66,300,000, has an outstanding principal balance as of the Cut-off Date of $66,300,000 and accrues interest at an interest rate of 3.790% per annum. The One Century Place Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest-only through the term of the One Century Place Whole Loan. The One Century Place Whole Loan matures on November 6, 2027.

Note A-2, which will be contributed to the WFCM 2017-C41 Trust, had an original principal balance of $22,300,000, has an outstanding principal balance as of the Cut-off Date of $22,300,000 and represents the non-controlling interest in the One Century Place Whole Loan. The controlling Note A-1, had an original principal balance of $44,000,000, has an outstanding principal balance as of the Cut-off Date of $44,000,000, is currently held by Barclays Bank PLC and is expected to be contributed to one or more future securitizations. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The following table presents a summary of the promissory notes comprising the One Century Place Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE CENTURY PLACE

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$44,000,000	Barclays Bank PLC	Yes
A-2	$22,300,000	WFCM 2017-C41	No
Total	$66,300,000

On November 6, 2019 and on any business day thereafter, the borrowers have the right to prepay the One Century Place Whole Loan in whole (or in part in connection with a Debt Yield Cure Prepayment, as defined below) on any date on or before May 6, 2027, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the One Century Place Whole Loan is prepayable without penalty after May 6, 2027.

Sources and Uses

Sources			Uses
Original loan amount	$66,300,000	63.7%	Purchase price	$100,000,000	96.0%
Borrower sponsors’ new cash contribution	37,838,990	36.3	Reserves	2,455,896	2.4
			Closing costs	1,683,094	1.6

Total Sources	$104,138,990	100.0%	Total Uses	$104,138,990	100.0%

The Property. The One Century Place Property consists of a 538,792 square foot, Class A office building located in Nashville, Tennessee, at the I-40/Briley Parkway interchange on the north side of the Nashville International Airport, less than 10.0 miles from downtown Nashville. Constructed in 1991, the One Century Place Property sits on a 28.4-acre site with views of the Downtown Nashville skyline. The One Century Place Property features amenities including a 37,268 square foot conference center with a 200-seat amphitheater and 14 additional meeting spaces that can accommodate up to 75 people each. Additionally, the One Century Place Property includes a full-service cafeteria, with a patio that can seat up to 300 people for breakfast and lunch, as well as provide catering services. According to the sponsor, approximately $5.9 million of capital expenditures have been invested in the One Century Place Property over the last 10 years, including a roof replacement, cooling towers replacement, restroom renovations and parking improvements. The One Century Place Property features both surface and underground garage parking totaling a combined 2,119 spaces (approximately 3.9 per 1,000 square foot).

The One Century Place Property is leased to 13 tenants across a diverse spectrum of industries, including government, insurance, financial services, technology and transportation industries. The largest tenants at the One Century Place Property include Willis North America (“Willis”) (36.7% of U/W base rent), Asurion (22.3% of U/W base rent), Tennessee Lottery (11.5% of U/W base rent), and Tennessee Valley Authority (9.7% of U/W base rent). According to the sponsor, Willis as a provider of risk management, insurance brokerage and other risk services, is one of the world’s oldest insurance brokers and is the original tenant at the One Century Place Property. Asurion is a technology solutions company that provides maintenance and insurance services for smartphones, tablets, consumer electronics and other appliances. Tennessee Lottery has sold lottery tickets since 2004 and has provided over $300 million to education programs in the state, and is headquartered at the One Century Place Property. Tennessee Valley Authority is a federally-owned corporation that provides navigation, flood control, electricity generation and economic development in the Tennessee Valley region and ranks as the second largest seller of electricity with over $10.6 billion in revenue in 2016. As of October 11, 2017, the One Century Place Property was 99.8% occupied by 13 tenants, with 72.1% of the net rentable area and 69.1% of the U/W base rent attributable to investment grade tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE CENTURY PLACE

The following table presents certain information relating to the tenancy at the One Century Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Willis	BBB/Baa3/NR	177,351	32.9%	$24.71	$4,382,343	36.7%	4/30/2026(3)
Asurion	NR/B1/B+	105,219	19.5%	$25.31	$2,663,583	22.3%	12/31/2023(4)
Tennessee Lottery(5)	NR/Aaa/AAA	55,962	10.4%	$24.56	$1,374,418	11.5%	4/30/2025(6)
Tennessee Valley Authority	NR/Aaa/AA+	45,807	8.5%	$25.22	$1,155,252	9.7%	10/31/2023(7)
American President Lines, Ltd.	NR/NR/NR	40,653	7.5%	$24.35	$989,839	8.3%	5/31/2021(8)
Total Major Tenants		424,992	78.9%	$24.86	$10,565,435	88.6%

Non-Major Tenants(9)		112,459	20.9%	$12.09	$1,360,156	11.4%

Occupied Collateral Total		537,451	99.8%	$22.19	$11,925,592	100.0%

Vacant Space		1,341	0.2%

Collateral Total		538,792	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2018, totaling $258,251.

(3)	Willis has two, five-year lease renewal options.

(4)	Asurion has two, five-year lease renewal options. Asurion has a one-time right to terminate its lease effective September 1, 2019 by providing 12 months’ notice and by the payment of all unamortized brokerage commissions, concessions and tenant improvement allowance in accordance with their lease. See “Escrows” below.

(5)	Tennessee Lottery subleases 4,164 square feet to GTECH Corporation and 340 square feet to Scientific Games International, Inc., both coterminous with the Tennessee Lottery lease.

(6)	Tennessee Lottery has two, five-year lease renewal options.

(7)	Tennessee Valley Authority has two, five-year lease renewal options. Tennessee Valley Authority has a one-time right to terminate its lease effective October 31, 2020 with 12 months’ notice and by the payment of all unamortized costs, six months of rent, and other such payments set forth in the lease if (i) the programmatic element or business unit of Tennessee Valley Authority is no longer doing business within a 50-mile radius of the One Century Place Property or (ii) Tennessee Valley Authority needs less than 90 personnel to conduct its business with reasonable evidence of such factor.

(8)	American President Lines, Ltd. has one, five-year lease renewal option. American President Lines, Ltd. has a one-time right to terminate its lease effective August 31, 2019 by providing 10 months’ notice and by the payment of all unamortized brokerage commissions, concessions, tenant improvement allowances and four months of rent in accordance with their lease.

(9)	Sodexo was not considered a Major Tenant as Sodexo operates 61,566 square feet of cafe and conference center building amenities space and thus pays reduced rents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE CENTURY PLACE

The following table presents certain information relating to the lease rollover schedule at the One Century Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	1	1,656	0.3%	1,656	0.3%	$34,114	0.3%	$20.60
2018	2	14,071	2.6%	15,727	2.9%	$342,907	2.9%	$24.37
2019(4)	1	1	0.0%	15,728	2.9%	$3,600	0.0%	$3,600
2020(5)	2	4,650	0.9%	20,378	3.8%	$57,458	0.5%	$12.36
2021(6)	2	102,219	19.0%	122,597	22.8%	$1,172,539	9.8%	$11.47
2022	1	30,515	5.7%	153,112	28.4%	$739,378	6.2%	$24.23
2023	2	151,026	28.0%	304,138	56.4%	$3,818,836	32.0%	$25.29
2024	0	0	0.0%	304,138	56.4%	$0	0.0%	$0.00
2025	1	55,962	10.4%	360,100	66.8%	$1,374,418	11.5%	$24.56
2026	1	177,351	32.9%	537,451	99.8%	$4,382,343	36.7%	$24.71
2027	0	0	0.0%	537,451	99.8%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	537,451	99.8%	$0	0.0%	$0.00
Vacant	0	1,341	0.2%	538,792	100.0%	$0	0.0%	$0.00
Total/Weighted Average	13	538,792	100.0%			$11,925,592	100.0%	$22.19
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average U/W Base Rent PSF excludes vacant space.

(4)	2019 represents XO Communications, a telecommunication tenant which operates optical fiber and other telecommunications equipment throughout the One Century Place Property.

(5)	2020 includes 2,845 square feet of management office and storage space.

(6)	2021 includes all of Sodexo’s leased area and rent, which includes the contractual right to use the cafe space to provide meals to third-party customers, which right is renewed annually.

The following table presents historical occupancy percentages at the One Century Place Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)(2)	12/31/2015(1)(2)	12/31/2016(1)	10/11/2017(3)
NAV	93.0%	98.7%	99.8%	99.8%

(1)	Information obtained from the borrower. Historical occupancy prior to 12/31/2014 is unavailable due to acquisition financing.

(2)	The increase from 12/31/2014 occupancy to 12/31/2015 occupancy is primarily attributable to the Cummins, Inc. lease commencing on August 1, 2015 for 30,515 square feet

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE CENTURY PLACE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the One Century Place Property:

Cash Flow Analysis

	2014	2015(1)	2016(1)	TTM 8/31/2017(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$10,756,676	$10,561,928	$11,240,027	$11,507,964	$12,482,529(2)	103.3%	$23.17
Grossed Up Vacant	$0	$0	$0	$0	$34,866	0.3	0.06
Total Reimbursables	$352,178	$105,505	$183,490	$54,972	$57,003	0.5	0.11
Other Income	$182,561	$173,449	$102,875	$135,254	$135,254	1.1	0.25
Less Vacancy & Credit	0	0	0	0	(628,720)(3)	(5.2)	(1.17)
Effective Gross	$11,291,415	$10,840,882	$11,526,392	$11,698,190	$12,080,931	100.0%	$22.42

Total Operating Expenses	$4,923,558	$4,620,314	$4,540,218	$4,552,371	$4,449,986	36.8%	$8.26

Net Operating Income	$6,367,858	$6,220,568	$6,986,174	$7,145,819	$7,630,945	63.2%	$14.16
TI/LC	0	0	0	0	538,792	4.5	1.00
Capital Expenditures	0	0	0	0	124,861	1.0	0.23
Net Cash Flow	$6,367,858	$6,220,568	$6,986,174	$7,145,819	$6,967,293	57.7%	$12.93

NOI DSCR(4)	2.50x	2.44x	2.74x	2.80x	3.00x
NCF DSCR(4)	2.50x	2.44x	2.74x	2.80x	2.73x
NOI DY(4)	9.6%	9.4%	10.5%	10.8%	11.5%
NCF DY(4)	9.6%	9.4%	10.5%	10.8%	10.5%
(1)	The increase in Net Operating Income from 2015 to U/W is primarily attributable to Cummins, Inc. lease commencing on August 1, 2015 for 30,515 square feet.

(2)	U/W Base Rent includes contractual rent steps through August 2018, totaling $258,251 and straight-line rent through maturity totaling $556,937 for four investment grade tenants.

(3)	The underwritten economic vacancy is 5.0%. The One Century Place Property was 99.8% leased as of October 11, 2017.

(4)	Debt service coverage ratios and debt yields are based on the One Century Place Whole Loan.

Appraisal. As of the appraisal valuation date of September 15, 2017 the One Century Place Property had an “as-is” appraised value of $102,000,000. The appraised value excludes the 15.0 acre development release partial described in the “Free Release” section below.

Environmental Matters. According to a Phase I environmental site assessment dated July 6, 2017, there was no evidence of any recognized environmental conditions at the One Century Place Property.

Market Overview and Competition. The One Century Place Property is located in the Airport North office submarket of the Nashville market, in close proximity to the Nashville International Airport. The Nashville International Airport served more than 13.0 million passengers in 2016, an 11.0% increase over the previous year. In August 2016, the Metro Nashville Airport Authority announced a $1.2 billion renovation and expansion to be completed in phases over the subsequent five to seven years. The One Century Place Property benefits from access to the Briley Parkway within a mile of the property, and Interstate 40 within 2.0 miles of the One Century Place Property.

As of the second quarter of 2017, the Airport North office submarket had approximately 6.3 million square feet of office inventory, average asking rents of $20.32 per square foot and a vacancy rate of 4.2%. According to the appraisal, the 2016 estimated population within a one-, three- and five-mile radius of the One Century Place Property was 3,780, 39,861 and 147,318, respectively; while the 2016 estimated average household income within the same radii was $52,753, $54,100 and $54,051, respectively.

The following table presents certain information relating to comparable office leases for the One Century Place Property:

Comparable Leases(1)

Property Name/Location	Year Built	Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
UBS Tower Nashville, TN	1973	94%	8.1 miles	Houzz Inc.	Mar. 2018 / 10 Yrs.	18,675	$27.00	FSG
Lakeview I Nashville, TN	1986	68%	0.2 miles	Confidential	Feb. 2018 / 5 Yrs.	5,500	$22.25	FSG
Highland Ridge II Nashville, TN	1984	98%	1.3 miles	Confidential	Sep. 2017 / 5 Yrs.	NAV	$23.30	FSG
Highland Ridge I Nashville, TN	1983	82%	1.1 miles	Confidential	Aug. 2017 / 7 Yrs.	7,830	$23.75	FSG
L&C Tower Nashville, TN	1955	75%	8.9 miles	NIC Ink	May 2017 / 5 Yrs.	3,000	$27.50	FSG

(1)	Information obtained from the appraisal and third party reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE CENTURY PLACE

The Borrower. The borrower for the One Century Place Whole Loan is SCUS OCP LLC, a Delaware limited liability company and a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Century Place Whole Loan. Stone Company SPC is the guarantor of certain nonrecourse carveouts under the One Century Place Whole Loan. The guarantor must at all times maintain a net worth of at least $70,000,000 and maintain liquid assets of at least $7,000,000, as reasonably determined by the lender.

The Borrower Sponsor. The borrower sponsor is Stone Company SPC. Stone Company SPC is beneficially owned by a Middle Eastern family office.

Escrows. The loan documents provide for upfront reserves in the amount of $2,455,896 for work relating to repairs, replacements, improvements, upgrades and modernization of the elevator systems at the One Century Place Property.

The loan documents do not require monthly reserve deposits for real estate taxes and replacement reserves so long as no Cash Sweep Period (as defined below) has occurred and is continuing. The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no Cash Sweep Period is in effect and (ii) the borrower provides the lender with evidence that the One Century Place Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. Following the occurrence and during the continuance of a Cash Sweep Period, the borrower is required to make monthly deposits of one-twelfth of the real estate taxes due, one-twelfth of the estimated insurance premiums (when such blanket insurance policy is not in-place) and $6,735 (approximately $0.15 per square foot annually) for replacement reserves (capped at $242,456).

Following the occurrence and during the continuance of a Cash Sweep Period, the borrower is required to make monthly deposits of $38,164 (approximately $0.85 per square foot annually) for TI/LCs (capped at $1,373,914). The borrower is also required to deposit into the TI/LC reserve any lease termination fees at the One Century Place Property. If Asurion gives notice to terminate its lease on September 1, 2019 and the final lease termination payment is less than $2,500,000, then the borrower will also be required to deposit into the TI/LC reserve one-twelfth of the difference between $2,500,000 and the Asurion lease termination payment for twelve months on each payment date. On each payment date during the continuance of a Cash Sweep Period caused by a Willis Trigger Event (as defined below), the borrower will be required to sweep all excess cash flow from the One Century Place Property into a reserve (the “Willis Rollover Reserve”) until the amount on deposit in the Willis Rollover Reserve equals or exceeds $4,877,153 to be used for TI/LCs in connection with re-leasing the Willis space. Additionally, on the payment date occurring in May, 2020 and on each payment date thereafter through and including the payment date occurring in April 2021, the borrower is required to deposit $64,429 for the full amount of an outstanding tenant improvement allowance obligation pursuant to the Willis lease for the period commencing May 1, 2021 and ending on April 30, 2022.

A “Cash Sweep Period” means the occurrence of (i) an event of default, (ii) the net operating income debt yield (as calculated under the loan documents) being less than 8.0% for any two consecutive calendar quarters or (iii) if prior to May 1, 2025 the borrower failing to deliver to the lender an estoppel (the “Willis Condition Satisfaction Estoppel”) evidencing the renewal of the Willis lease by Willis or one or more acceptable replacement tenants subject to conditions set forth in the One Century Place Whole Loan documents including a minimum term of five years and the applicable replacement tenant or tenants paying full, unabated rent which equals or exceeds 85.0% of the rent payable under the Willis lease (the “Willis Trigger Event”). A Cash Sweep Period will cease upon (a) with respect to (i), the cure of such event of default, (b) with respect to (ii), the net operating income debt yield being equal to or greater than 8.0% for any two consecutive calendar quarters and (c) with respect to (iii), the receipt of the Willis Condition Satisfaction Estoppel or the amount on deposit in the Willis Rollover Reserve equals or exceeds $4,877,153. With respect to (ii), the borrower has the option to partially prepay the One Century Place Whole Loan on or after November 6, 2019 with the payment of a yield maintenance premium (the “Debt Yield Cure Prepayment”), or post cash or a letter of credit in amount equal to such prepayment that would result in the achievement of such debt yield.

Lockbox and Cash Management. The One Century Place Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver letters to all tenants at the One Century Place Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or manager are required to be deposited in the lockbox account within two business days following receipt. During the occurrence and continuance of a Cash Sweep Period, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents, with all excess cash flow to be deposited to an excess cash reserve to be held as additional security for the One Century Place Whole Loan (unless such Cash Sweep Period was caused solely by a Willis Trigger Event).

Property Management. The One Century Place Property is managed by Transwestern Commercial Services Georgia, L.L.C., d/b/a Transwestern (“Transwestern”). Transwestern is a privately held property manager which specializes in agency leasing, tenant advisory, capital markets and asset services with 35 U.S. offices and based in Houston, Texas.

Assumption. The borrower has, at any time (other than the period 60 days prior to a securitization of a note or the period 60 days after a securitization of a note) the right to transfer the One Century Place Property, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the borrower has provided the lender with prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the loan documents and (iv) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C41 certificates and similar confirmations from each rating agency rating any securities backed by any of the One Century Place companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE CENTURY PLACE

Free Release. On or after November 6, 2018, on any business day, the borrower is permitted to obtain the release of a 15-acre development parcel, subject to the satisfaction of certain conditions contained in the loan agreement, including but not limited to (i) no event of default has occurred and is continuing, (ii) the release will not adversely affect the access to the remaining property, (iii) the borrower has obtained separate tax identification numbers, (iv) the owner of the development parcel will not be permitted to lease, directly or indirectly, any portion of any space at the development parcel to any tenant and any affiliates of such tenant under any lease at the remaining property unless certain conditions are satisfied in the One Century Place Whole Loan documents, (v) the release conforms to REMIC requirements, (vi) evidence is provided that the remaining property will be in compliance with all applicable legal and zoning requirements and (vii) the loan-to-value ratio for the remaining property is in compliance with all REMIC requirements and no greater than 65.0%.

Real Estate Substitution. Not permitted.

Future Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the borrower is permitted to incur future mezzanine indebtedness on the earlier to occur of (x) two years after the closing date of the securitization that includes the last note to be securitized or (y) October 19, 2020, provided (a) prior written notice of not less than 30 days, but not more than 90 days, is provided to the lender specifying the origination date of the permitted mezzanine loan, (b) the mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and reasonably acceptable to the lender, (c) the mezzanine loan will have a term that is coterminous or in excess of the term of the One Century Place Whole Loan, (d) the mezzanine loan will be current pay and will not be a payment in kind structure, (e) the combined loan-to-value ratio for the One Century Place Whole Loan and permitted mezzanine loan will not be greater than 63.4%, (f) the debt service coverage ratio of the One Century Place Whole Loan and the permitted mezzanine loan is equal to or greater than 2.57x, (g) the debt yield of the One Century Place Whole Loan and the permitted mezzanine loan is equal to or greater than 10.9%, (h) if the mezzanine loan is floating rate, the borrower is required to acquire and maintain an interest rate cap or swap agreement from a counterparty reasonably acceptable to the lender, (h) a rating agency confirmation from each of KBRA, Fitch and Moody’s that the future mezzanine indebtedness will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C41 certificates and similar ratings confirmations from each rating agency rating any securities backed by the One Century Place companion loans with respect to the ratings of such securities, and (i) any other requirements as stated under the One Century Place Whole Loan documents are met.

Future Unsecured Indebtedness. The borrower is permitted to obtain subordinate unsecured loans from a direct or indirect owner of the borrower, provided (i) prior written notice of not less than 30 days, but not more than 90 days, is provided to the lender specifying the origination date of the permitted unsecured loan, (ii) the subordinate loan is made in accordance with the borrower’s organizational documents, (iii) the subordinate loan will have a fixed rate of interest and will not have a stated maturity date which occurs on or prior to the maturity date of the One Century Place Whole Loan, (iv) payments under or with respect to any such subordinate loan will be made only from excess cash flow from the One Century Place Property, (v) the holder of the subordinate loan will waive all rights to declare default and pursue remedies with respect to such subordinate loan while the One Century Place Whole Loan is outstanding, (vi) the maximum amount of such subordinate loan will not exceed 10.0% of the amount of the One Century Place Whole Loan, (vii) proceeds of such subordinated loan will be used only in connection with the One Century Place Property and the operation, maintenance and repair of the One Century Place Property, (viii) such subordinate loan will be deemed to be discharged upon a foreclosure of any mezzanine indebtedness, (ix) rating agency confirmation, and (x) any other requirements as stated under the One Century Place Whole Loan documents are met.

Ground Lease. None.

Terrorism Insurance. The One Century Place Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the One Century Place Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist. The loan documents also require business interruption insurance covering no less than an amount equal to 100% of the projected gross income from the One Century Place Property on an actual loss sustained basis for a period beginning on the date of business interruption and continuing until the restoration of the One Century Place Property is completed, or the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 GROVE STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 GROVE STREET

61 Grove Street
61 Grove Street
New York, NY 10014
MANHATTAN
Chelsea
Meatpacking District
West Village
Greenwich Village
SoHo
Hudson River
W. 24th St.
CHELSEA GALLERIES
W. 23rd St.
W. 22nd St.
Chelsea Art Museum
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
Little W. 12th St.
W. 11th St.
W. 10th St.
W. 9th St.
W. 8th St.
W. 4th St.
W. 3rd St.
HIGH LINE ELEVATED PARK
10th Ave.
9th Ave.
8th Ave.
7th Ave.
7th Ave. South
6th Ave.
5th Ave.
West St.
School of Visual Arts Theater
23RD ST/ 8TH AVE
Clement Clarke Moore Park
The High Line Hotel
Atlantic Theater Company
The Kitchen
IAC Building
Chelsea Piers Sports & Entertainment Complex
Highline Ballroom
NYC Lab School for Collaborative Studies
Chelsea Market
Google Corporate Office Campus
14TH ST/ 8TH AVE
14TH ST
6TH AVE
14th Street
Pier 57
9A
Gansevoort Market
8TH AVE/ 14TH ST
Ground Zero Museum Workshop
Gansevoort Meatpacking NYC
Seravalli Playground
Greenwich Ave.
14TH ST/ 7TH AVE
Forbes Galleries
The Standard High Line
HIGH LINE ELEVATED PARK
Gansevoort St.
Greenwich St.
Hudson St.
Begin High Line
Whitney Museum of American Art
Horatio St.
Jane St.
Abingdon Square Greenmarket
Hudson Park Library
9th Street
W. 4th St.
The School of Drama - The New School
Ramscale Studio
PATH
Waverly Pl.
Washington Pl.
Washington Arch
CHRISTOPHER/ SHERIDAN ST
4TH ST/ WASHINGTON SQUARE
Washington Square
Bleecker St.
Lucille Lortel Theatre
Christopher St.
West St.
W. 11th St.
Washington St.
Perry St.
Charles St.
Charles West Gallery
Christopher Street
Bedford St.
IFC Center
NYU School of Law
New York University
NYU Skirball Center for the Performing Arts
W. 10th St.
New Ohio Theatre
Minetta Lane Theatre
Macdougal St.
Sullivan St.
Bleecker St.
Cherry Lane Theatre
Radical Media
Venmo
Leroy St.
James J. Walker Park
Clarkson St.
Downing St.
W. Houston St.
Greenwich St.
Washington St.
Film Forum
HOUSTON ST
U.S. Dept of Veterans Affairs
Varick St.
Charlton St.
6th Ave.
Prince St.
Children's Museum of the Arts
Comedy Central
SPRING ST
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Greenpoint
Chelsea
MANHATTAN
East River
Williamsburg
Greenwich Village
Hoboken
Hudson River
SoHo
Little Italy
NEW JERSEY
Chinatown
Tribeca
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – 61 Grove Street

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$21,650,000			Specific Property Type:	Multifamily/Retail
Cut-off Date Balance:	$21,650,000			Location:	New York, NY
% of Initial Pool Balance:	2.8%			Size:	12 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit:	$1,804,167
Borrowers:	61 Grove St. Owner LLC			Year Built/Renovated:	1900/2016
Sponsors:	Alfred Sabetfard			Title Vesting:	Fee
Mortgage Rate:	4.370%			Property Manager:	Self-managed
Note Date:	October 30, 2017			4th Most Recent Occupancy (As of)(2):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(2):	NAV
Maturity Date:	November 6, 2027			2nd Most Recent Occupancy (As of)(2):	75.0% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(2):	100.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(2):	91.7% (9/1/2017)
Seasoning:	0 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	NAV
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI (As of)(3):	$1,326,540 (12/31/2015)
Lockbox Type:	Springing			2nd Most Recent NOI (As of)(3):	$1,470,659 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of)(3):	$1,484,162 (TTM 8/31/2017)
Additional Debt Type:	NAP
				U/W Revenues:	$1,825,172
				U/W Expenses:	$382,105
				U/W NOI:	$1,443,067
				U/W NCF:	$1,433,465
				U/W NOI DSCR:	1.50x
Escrows and Reserves(1):				U/W NCF DSCR:	1.49x
				U/W NOI Debt Yield:	6.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	6.6%
Taxes	$137,528	$22,921	NAP	As-Is Appraised Value:	$39,500,000
Insurance	$3,916	$979	NAP	As-Is Appraisal Valuation Date:	August 29, 2017
Replacement Reserves	$15,000	$300	$15,000	Cut-off Date LTV Ratio:	54.8%
TI/LC Reserves	$75,000	$1,250	$75,000	LTV Ratio at Maturity or ARD:	54.8%

(1)	See “Escrows” section.

(2)	See the table titled “Historical Occupancy”.

(3)	See the table titled “Cash Flow Analysis”.

The Mortgage Loan. The mortgage loan (the “61 Grove Street Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a mixed use multifamily and retail building located in New York, New York (the “61 Grove Street Property”). The 61 Grove Street Mortgage Loan was originated on October 30, 2017 by Ladder Capital Finance LLC. The 61 Grove Street Mortgage Loan had an original principal balance of $21,650,000, has an outstanding principal balance as of the Cut-off Date of $21,650,000, and accrues interest at a rate of 4.370% per annum. The 61 Grove Street Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term of the 61 Grove Street Mortgage Loan. The 61 Grove Street Mortgage Loan matures on November 6, 2027.

Following the lockout period, the borrower has the right to defease the 61 Grove Street Mortgage Loan in whole, but not in part, on any date before August 6, 2027. In addition, the 61 Grove Street Mortgage Loan is prepayable without penalty on or after August 6, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 GROVE STREET

Sources and Uses

Sources			Uses
Original loan amount	$21,650,000	100.0%	Loan Payoff	$17,057,918	78.8%
			Return of Equity	3,870,575	17.9
			Closing costs	490,063	2.3
			Reserves	231,444	1.1

Total Sources	$21,650,000	100.0%	Total Uses	$21,650,000	100.00%

The Property. The 61 Grove Street Property consists of a 5-story mixed-use apartment building located in New York, NY. The 61 Grove Street Property is located on a through block parcel from Grove Street to Christopher Street, between Seventh Avenue South and Bleecker Street in the West Village neighborhood of Manhattan. Developed in 1900 and renovated in 2016, the 61 Grove Street Property is made up of twelve residential units and 3,000 square feet of retail space. The residential units feature amenities including a laundry facility with 6 washers and 6 dryers. In addition, nine of the residential units have either a private deck or a balcony. Approximately 70.8% of underwritten base rent can be attributed to the multifamily component of the 61 Grove Street Property. The 3,000 square feet of retail space at the 61 Grove Street Property is 100% occupied by two retail tenants. Hakata Restaurant occupies 2,000 square feet with a lease expiration in December 2025 and Big Gay Ice Cream Shop occupies the remaining 1,000 square feet with a lease expiration in September 2021. The residential units at the 61 Grove Street Property were previously subject to New York rent control or rent stabilization laws. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus.

As of September 1, 2017, the multifamily units were 91.7% occupied and the retail tenants were 100.0% occupied.

The following table presents certain information relating to the unit mix of the 61 Grove Street Property:

Apartment Unit Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Market Rent per Unit
Four Bedroom	8	66.7%	800	$9,000
Five Bedroom	4	33.3%	900	$9,750
Total / Weighted Average	12	100.0%	833	$9,250

(1)	Information obtained from the appraisal.

The following table presents historical occupancy percentages at the 61 Grove Street Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)(3)	12/31/2015(2)(3)(4)	12/31/2016(2)(3)(4)	9/1/2017(2)(4)(5)
NAV	NAV	75.0%	100.0%	91.7%

(1)	Occupancy history before 2015 is unavailable as borrower purchased the property during 2014.

(2)	Information obtained from the borrower.

(3)	Occupancy increased from 2015 to 2016 due to a full renovation at the property after the borrower purchased it during 2014.

(4)	Occupancy is based on the residential units only.

(5)	As of September 1, 2017, 11 of the 12 residential units were occupied, while the 3,000 square feet of retail space was 100% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 GROVE STREET

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 61 Grove Street Property:

Cash Flow Analysis

	2015	2016	TTM 8/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$1,645,113	$1,793,541	$1,846,980	$1,825,172	100.0%	$152,098
Grossed Up Vacant Space	0	0	0	98,340	5.4	8,195
Other Income	0	0	0	0	0.0	0.0
Less Vacancy & Credit Loss	0	0	0	(98,340)(1)	(5.4)	(8,195)
Effective Gross Income	$1,645,113	$1,793,541	$1,846,980	$1,825,172	100.0%	$152,098

Total Operating Expenses	$318,573	$322,882	$362,818	$382,105	20.9%	$31,842

Net Operating Income	$1,326,540	$1,470,659	$1,484,162	$1,443,067	79.1%	$120,256
Capital Expenditures	0	0	0	9,602	0.5	800
Net Cash Flow	$1,326,540	$1,470,659	$1,484,162	$1,433,465	78.5%	$119,455

NOI DSCR	1.38x	1.53x	1.55x	1.50x
NCF DSCR	1.38x	1.53x	1.55x	1.49x
NOI DY	6.1%	6.8%	6.9%	6.7%
NCF DY	6.1%	6.8%	6.9%	6.6%

(1)	The underwritten economic vacancy is 5.1%. As of September 1, 2017 the apartment units were 91.7% physically occupied and the commercial units were 100.0% physically occupied.

Appraisal. As of the appraisal valuation date of August 29, 2017, the 61 Grove Street Property had an “as-is” appraised value of $39,500,000.

Environmental Matters. According to a Phase I environmental assessment dated October 2, 2017, there are no recognized environmental conditions at the 61 Grove Street Property.

Market Overview and Competition. The 61 Grove Street Property is located between Seventh Avenue South and Bleecker Street, in the West Village neighborhood of Manhattan. The neighborhood is dominated by single-family townhouses, small loft buildings and walk-up apartment buildings. The occupancy and demand for housing types similar to the 61 Grove Street Property is driven by students of the nearby New York University campus as well as young professionals who work in the neighboring office markets.

The West Village draws crowds through the Whitney Museum of American Art located 0.7 miles from the 61 Grove Street Property, the High Line located 1.2 miles from the 61 Grove Street Property, the Hudson River Park located 0.5 miles from the 61 Grove Street Property, and Hotel Gansevoort located 0.6 miles from the 61 Grove Street Property. Within a one mile radius of the 61 Grove Street Property population has grown over 7.2% since 2010 reaching a population of 105,444. Average income within a 0.5 mile radius of the 61 Grove Street Property is $173,606.

The weighted average U/W Base Rent for the multifamily tenants at the 61 Grove Street Property was $8,976 per unit per month which is 3.0% below the appraiser’s weighted average market rent of $9,250 per unit per month.

The retail space at the 61 Grove Street Property is fully occupied, and the retail tenants have a weighted average U/W Base Rent of $191.29 per square foot gross, which is 10.2% below the appraiser’s market rent of $213.00 per square foot gross. Revenue from commercial tenants makes up 29.8% of U/W Gross Revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 GROVE STREET

The following table presents certain information relating to comparable multifamily rental properties to 61 Grove Street Property:

Competitive Set(1)

	Location	Distance to Subject	Property Type	Number of Units	Average Monthly Market Rent Per Unit	Total Occupancy
61 Grove Street (Subject)	New York, NY	--	Mid-Rise	12	$9,250	91.7%(2)
7 Morton Street	New York, NY	0.2 miles	Mid-Rise	20	$4,409	98.0%
54 Morton Street	New York, NY	0.3 miles	Mid-Rise	10	$10,504(3)	90.0%
Lincoln Terrace	New York, NY	0.4 miles	Mid-Rise	39	$3,303(3)	93.6%
62 Leroy Street South	New York, NY	0.3 miles	Mid-Rise	37	$3,450(3)	97.6%
218-220 Thompson Street	New York, NY	0.5 miles	Mid-Rise	32	$6,501	98.1%

(1)	Information obtained from the appraisal.

(2)	Information based upon actual rents and occupied units according to the September 1, 2017 rent roll.

(3)	Based on weighted average unit size and quoted rate per month.

The Borrower. The borrower is 61 Grove St. Owner LLC, a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 61 Grove Street Mortgage Loan. Alfred Sabetfard is the guarantor of certain nonrecourse carveouts under the 61 Grove Street Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Alfred Sabetfard, who is the principal and founder of the Sabet Group, which is a family owned and operated real estate company with over 35 years of experience in the industry. Sabet Group specializes in development, sale, rental and management of multi-family residential and commercial high-rises to construction and management of custom and speculative up-scale luxury homes and estates. Mr. Sabetfard owns 17 residential properties in Manhattan, nine properties in Boston and three in Los Angeles.

Escrows. Upfront escrows were collected in the amounts of (i) $137,528 for real estate taxes, (ii) $3,916 for insurance premiums, (iii)$15,000 for replacement reserves and (iv) $75,000 for tenant improvements and leasing commissions (“TI/LC”). The loan documents also provide for ongoing monthly reserves of $22,921 for real estate taxes and $979 for insurance premiums. There is an ongoing $300 monthly escrow for replacement reserves (capped at $15,000) and an ongoing $1,250 monthly escrow for TI/LC (capped at $75,000).

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the borrower is required to establish a lender-controlled lockbox account and instruct non-residential tenants to deposit rents into such lockbox account (with residential rents being collected by the borrower or property manager and deposited into the lockbox account).

A “Cash Management Trigger Event” will commence if: (i) an event of default has occurred or is continuing; or (ii) the net cash flow debt service coverage ratio (“NCF DSCR”) for the 61 Grove Street Property falls below 1.20x. A Cash Management Trigger Event will end: with respect to clause (i), upon the cure of the event of default accepted by lender in its sole absolute discretion; and with respect to clause (ii), when the 61 Grove Street Property achieves a NCF DSCR above 1.25x for two consecutive quarters.

Property Management. The 61 Grove Street Property is self-managed.

Assumption. The borrower has an unlimited right to transfer the 61 Grove Street Property, provided that certain conditions are satisfied, including, but not limited to: (i) no mortgage loan default or event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an acceptable replacement guarantor; and (iv) confirmation from the applicable rating agencies that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C41 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 GROVE STREET

Terrorism Insurance. The loan documents require that the “all risk” insurance policy to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 61 Grove Street Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – 777 Township Line Road

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$21,000,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$21,000,000			Location:	Yardley, PA
% of Initial Pool Balance:	2.7%			Size:	110,000 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$190.91
Borrower:	Pembroke Township LP			Year Built/Renovated:	2006/NAP
Borrower Sponsors:	Pembroke Hobson LLC; John B. Vander			Title Vesting:	Fee
	Zwaag; Richard C. Hamlin; Jeffrey J.			Property Manager:	CBRE, Inc.
	Irmer			4th Most Recent Occupancy(4):	NAV
Mortgage Rate:	4.598%			3rd Most Recent Occupancy(4):	NAV
Note Date:	October 6, 2017			2nd Most Recent Occupancy(4):	64.7% (12/31/2015)
Anticipated Repayment Date:	NAP			Most Recent Occupancy (As of)(4):	90.2% (12/31/2016)
Maturity Date:	October 6, 2027			Current Occupancy (As of)(4):	90.6% (10/1/2017)
IO Period:	24 months
Loan Term (Original):	120 months			Underwriting and Financial Information:
Seasoning:	1 month
Amortization Term (Original):	360 months			4th Most Recent NOI(4):	$2,300,408 (12/31/2014)
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI(4):	$1,420,541 (Annualized 5 12/31/2015)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(4):	$1,471,430 (12/31/2016)
Call Protection:	L(25),D(90),O(5)			Most Recent NOI(4):	$1,794,191 (TTM 7/31/2017)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,396,888
				U/W Expenses:	$1,426,482
				U/W NOI:	$1,970,406
				U/W NCF:	$1,808,188
Escrows and Reserves:				U/W NOI DSCR:	1.53x
				U/W NCF DSCR:	1.40x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.4%
Taxes	$37,954	$37,954	NAP	U/W NCF Debt Yield:	8.6%
Insurance(1)	$0	Springing	NAP	As-Is Appraised Value:	$28,000,000
Replacement Reserves	$0	$1,833	$110,000	As-Is Appraisal Valuation Date:	August 25, 2017
TI/LC Reserve(2)	$495,000	$9,167	$825,000	Cut-off Date LTV Ratio:	75.0%
Other(3)	$373,487	$0	NAP	LTV Ratio at Maturity or ARD:	64.2%

(1)	Ongoing monthly reserves for insurance are not required so long as insurance requirements are being satisfied by a blanket policy acceptable to the lender.

(2)	Ongoing monthly TI/LC reserves are required on each payment date in the amount of (a) $9,167 commencing on November 6, 2017 through and including October 6, 2020 and (b) $13,750 commencing on November 6, 2020.

(3)	The Upfront Other Reserve represents $279,887 for outstanding tenant improvement obligations for Morgan Stanley and $93,600 for outstanding tenant improvement obligations for Good Shepherd.

(4)	See the tables titled “Historical Occupancy” and “Cash Flow Analysis”. Historical occupancy prior to 12/31/2015 is unavailable as the borrower sponsors acquired the 777 Township Line Road Property (as defined below) in August 2015. 3rd Most Recent NOI represents partial August through December 2015 annualized operating history due to the borrower sponsors’ acquisition in August 2015. The increase from 12/31/2015 occupancy to 12/31/2016 occupancy is primarily attributable to 38,825 square feet of net rentable area on the third floor previously occupied by Harte Hanks being partially relet to ETHOS Health Communications and Morgan Stanley. The decrease from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily attributable to the vacancy on the third floor subsequent to Harte Hanks vacating and prior to ETHOS Health Communications and Morgan Stanley taking occupancy. The increase from Most Recent NOI to U/W NOI is primarily attributable to ETHOS Health Communications’ lease and Morgan Stanley’s lease commencing December 1, 2016 and February 14, 2017, respectively.

The mortgage loan is evidenced by a single promissory note secured by the fee interest in a three-story, Class-A suburban office building located in Yardley, Pennsylvania (the “777 Township Line Road Property”). The 777 Township Line Road Property was built in 2006, consists of 110,000 square feet, is LEED Silver certified and is situated on a 10.9-acre site. Tenants at the 777 Township Line Road Property include the University of Pennsylvania Health System, ETHOS Health Communications and Hill Wallack. The 777 Township Line Road Property contains 545 surface parking spaces, resulting in a parking ratio of 5.0 spaces per 1,000 square feet of rentable area. As of October 1, 2017, the 777 Township Line Road Property was 90.6% occupied by six tenants.

The 777 Township Line Road Property is located in Bucks County, Pennsylvania, approximately 15.0 miles south of Princeton and 20.0 miles north of Philadelphia. The 777 Township Line Road Property benefits from its proximity to Interstate 95 which intersects with PA Route 332 in the immediate vicinity of the 777 Township Line Road Property. Additionally, approximately 4 miles east of the 777 Township Line Road Property are commuter rail lines which provide direct access from Trenton, New Jersey to New York City. According to the appraisal, the 2017 population within a one-, three- and five-mile radius of the 777 Township Line Road Property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

777 TOWNSHIP LINE ROAD

was 5,264, 47,407, and 152,475, respectively; and the average household income within the same radii was $129,733, $153,806 and $128,693, respectively.

Sources and Uses

Sources			Uses
Original loan amount	$21,000,000	100.0%	Loan payoff	$17,887,977	85.2%
			Closing costs	1,192,572	5.7
			Return of equity	1,013,010	4.8
			Reserves	906,441	4.3
Total Sources	$21,000,000	100.0%	Total Uses	$21,000,000	100.0%

The following table presents certain information relating to the tenancy at the 777 Township Line Road Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
University of Pennsylvania Health System	NR/Aa1/AA+	31,677	28.8%	$24.77	$784,639	30.6%	2/28/2027(3)
ETHOS Health Communications	NR/NR/NR	28,016	25.5%	$27.50	$770,440	30.0%	2/28/2024(4)
Hill Wallack	NR/NR/NR	17,358	15.8%	$23.50	$407,913	15.9%	4/30/2023(5)
Stark & Stark	NR/NR/NR	10,775	9.8%	$24.85	$267,759	10.4%	4/30/2022
Morgan Stanley(6)	A/A3/BBB+	6,645	6.0%	$31.23	$207,523	8.1%	9/30/2027(7)
Good Shepherd Penn Partners	NR/NR/NR	5,200	4.7%	$24.50	$127,400	5.0%	2/28/2027(8)
Total Major Tenants		99,671	90.6%	$25.74	$2,565,674	100.0%

Non-Major Tenants		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total		99,671	90.6%	$25.74	$2,565,674	100.0%

Vacant Space		10,329	9.4%

Collateral Total		110,000	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 2018, totaling $30,675 and straight-line rent through maturity totaling $90,047 for two investment grade tenants.

(3)	University of Pennsylvania Health System has one, five-year lease renewal option.

(4)	ETHOS Health Communications has one, five-year lease renewal option.

(5)	Hill Wallack has two, five-year lease renewal options.

(6)	Morgan Stanley has a one-time right to terminate its lease effective February 14, 2023 by providing 12 months’ written notice and delivering a termination payment of $200,783.

(7)	Morgan Stanley has two, five-year lease renewal options.

(8)	Good Shepard Penn Partners has one, five-year lease renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

777 TOWNSHIP LINE ROAD

The following table presents certain information relating to the lease rollover schedule at the 777 Township Line Road Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	1	10,775	9.8%	10,775	9.8%	$267,759	10.4%	$24.85
2023	1	17,358	15.8%	28,133	25.6%	$407,913	15.9%	$23.50
2024	1	28,016	25.5%	56,149	51.0%	$770,440	30.0%	$27.50
2025	0	0	0.0%	56,149	51.0%	$0	0.0%	$0.00
2026	0	0	0.0%	56,149	51.0%	$0	0.0%	$0.00
2027	3	43,522	39.6%	99,671	90.6%	$1,119,563	43.6%	$25.72
Thereafter	0	0	0.0%	99,671	90.6%	$0	0.0%	$0.00
Vacant	0	10,329	9.4%	110,000	100.0%	$0	0.0%	$0.00
Total/Weighted Average	6	110,000	100.0%			$2,565,674	100.0%	$25.74
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 777 Township Line Road Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)(2)	12/31/2016(1)(2)	10/1/2017(3)
NAV	64.7%	90.2%	90.6%

(1)	Information obtained from the borrower. Historical occupancy prior to 12/31/2015 is unavailable as the borrower sponsors acquired the 777 Township Line Road Property in August 2015.

(2)	The increase from 12/31/2015 occupancy to 12/31/2016 occupancy is primarily attributable to 38,825 square feet of net rentable area on the third floor previously occupied by Harte Hanks being partially relet to ETHOS Health Communications and Morgan Stanley.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

777 TOWNSHIP LINE ROAD

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 777 Township Line Road Property:

Cash Flow Analysis(1)

	2014(2)	Annualized 5 2015(2)(3)	2016(4)	TTM 7/31/2017(4)	U/W(4)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,224,719	$1,683,419	$1,744,124	$2,080,063	$2,565,674(5)	75.5%	$23.32
Grossed Up Vacant Space	0	0	0	0	294,377	8.7	2.68
Total Reimbursables	1,383,159	818,787	868,127	878,179	978,240	28.8	8.89
Less Vacancy & Credit Loss	0	0	0	0	(441,404)(6)	(13.0)	(4.01)
Effective Gross Income	$3,607,878	$2,502,205	$2,612,251	$2,958,242	$3,396,888	100.0%	$30.88

Total Operating Expenses	$1,307,470	$1,081,664	$1,140,821	$1,164,051	$1,426,482	42.0%	$12.97

Net Operating Income	$2,300,408	$1,420,541	$1,471,430	$1,794,191	$1,970,406	58.0%	$17.91
TI/LC	0	0	0	0	140,218(7)	4.1	1.27
Capital Expenditures	0	0	0	0	22,000	0.6	0.20
Net Cash Flow	$2,300,408	$1,420,541	$1,471,430	$1,794,191	$1,808,188	53.2%	$16.44

NOI DSCR	1.78x	1.10x	1.14x	1.39x	1.53x
NCF DSCR	1.78x	1.10x	1.14x	1.39x	1.40x
NOI DY	11.0%	6.8%	7.0%	8.5%	9.4%
NCF DY	11.0%	6.8%	7.0%	8.5%	8.6%
(1)	Historical operating history prior to 2014 is unavailable, as the borrower sponsors acquired the 777 Township Line Road Property in August 2015. 2014 operating history was provided by the previous owner to the borrower sponsor.

(2)	The decrease in Net Operating Income from 2014 to 2015 is primarily attributable to the vacancy on the third floor subsequent to Harte Hanks vacating and prior to ETHOS Health Communications and Morgan Stanley taking occupancy.

(3)	2015 NOI represents partial August through December 2015 annualized operating history due to the borrower sponsors’ acquisition in August 2015.

(4)	The increase in Net Operating Income from 2016 to U/W is primarily attributable to ETHOS Health Communications’ lease and Morgan Stanley’s lease commencing December 1, 2016 and February 14, 2017, respectively.

(5)	U/W Base Rent includes contractual rent steps through March 2018, totaling $30,675 and straight-line rent through maturity totaling $90,047 for two investment grade tenants.

(6)	The underwritten economic vacancy is 11.5%. The 777 Township Line Road Property was 90.6% leased as of October 1, 2017.

(7)	U/W TI/LC is inclusive of a TI/LC credit equivalent to one-tenth of the upfront TI/LC reserve of $495,000.

The following table presents certain information relating to comparable office leases for the 777 Township Line Road Property:

Comparable Leases(1)

Property Name/Location	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
1040 Stony Hill Road Yardley, PA	0.7 miles	Managed Markets	Oct. 2017 / 77 Mos.	17,559	$27.00	MG
100 Brandywine Blvd. Newtown, PA	1.2 miles	inVentiv Health Inc.	Feb. 2017 / 90 Mos.	36,560	$26.25	MG
41 University Drive Newtown, PA	2.1 miles	EPAM Systems Expansion	Nov. 2016 / 90 Mos.	3,350	$28.00	MG
1020 Stony Hill Road Yardley, PA	0.8 miles	Janney Montgomery	Aug. 2016 / 36.0 Mos.	6,289	$27.50	MG

(1)       Information obtained from the appraisal and third party reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – The View at Marlton

Loan Information				Property Information
Mortgage Loan Seller:		Argentic Real Estate Finance LLC		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):		NR/NR/NR		Property Type:	Retail
Original Principal Balance(1):		$20,500,000		Specific Property Type:	Anchored
Cut-off Date Balance(1):		$20,500,000		Location:	Marlton, NJ
% of Initial Pool Balance:		2.6%		Size:	91,069 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per SF(1):	$290.99
Borrower:		The View at Marlton, LLC		Year Built/Renovated:	2017/ NAP
Borrower Sponsor:		Peter C. Abrams; Henry Gorenstein; Panagiotis (“Peter”) Lazaropoulos		Title Vesting:	Fee
Mortgage Rate:		4.680%		Property Manager:	Self-managed
				4th Most Recent Occupancy (As of)(4):	NAV
Note Date:		September 27, 2017		3rd Most Recent Occupancy (As of)(4):	NAV
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of)(4):	NAV
Maturity Date:		October 6, 2027		Most Recent Occupancy (As of)(4):	NAV
IO Period:		24 months		Current Occupancy (As of)(5):	100.0% (9/27/2017)
Loan Term (Original):		120 months
Seasoning:		1 month		Underwriting and Financial Information:
Amortization Term (Original):		360 months		4th Most Recent NOI (As of)(4):	NAV
Loan Amortization Type:		Interest-only, Amortizing Balloon		3rd Most Recent NOI (As of)(4):	NAV
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of)(4):	NAV
Call Protection(2):		L(25),D(91),O(4)		Most Recent NOI (As of)(4):	NAV
Lockbox Type:		Hard/Springing Cash Management
Additional Debt:		Yes		U/W Revenues:	$3,129,139
Additional Debt Type:		Pari Passu		U/W Expenses:	$848,755
				U/W NOI:	$2,280,383
Escrows and Reserves:				U/W NCF:	$2,171,101
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.39x
Taxes	$0	Springing	NAP	U/W NCF DSCR(1):	1.32x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	8.6%
Replacement Reserves	$0	$1,518	NAP	U/W NCF Debt Yield(1):	8.2%
TI/LC Reserve	$372,857	$10,417(3)	$625,000	As-Stabilized Appraised Value(6):	$36,500,000
Rent Reserve	$139,244	$0	NAP	As-Stabilized Appraisal Valuation Date(6):	February 1, 2018
Malvern School Unpaid Obligations	$967,288	$0	NAP	Cut-off Date LTV Ratio(1)(6):	72.6%
Earnout Reserve	$3,300,000	$0	NAP	LTV Ratio at Maturity or ARD(1)(6):	62.3%

(1)	The View at Marlton Whole Loan (as defined below), which had an original principal balance of $26,500,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $20,500,000, has an outstanding principal balance of $20,500,000 as of the Cut-off Date and will be contributed to the WFCM 2017-C41 Trust. The non-controlling Note A-2, had an original principal balance of $6,000,000 and will be contributed to a future trust or trusts. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on The View at Marlton Whole Loan. The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	Following the lockout period, on any date before July 6, 2027, the borrower has the right to defease The View at Marlton Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 6, 2019. The assumed lockout period of 25 payments is based on the expected WFCM 2017-C41 securitization trust closing date in November 2017. The View at Marlton Whole Loan is prepayable without penalty on or after July 6, 2027.

(3)	The View at Marlton Whole Loan documents require that the borrower deposit $10,417 for monthly tenant improvements and leasing commissions starting January 1, 2023.

(4)	Historical occupancy and financial information for The View at Marlton Property were not available as it was built in 2017.

(5)	The current occupancy of 100.0% includes The Malvern School space, which is undergoing construction. The construction is expected to be completed in February 2018.

(6)	The As-Stabilized Appraised Value is based on the assumption that The Malvern School is in occupancy, open for business and paying full unabated rent. The View at Marlton Mortgage Loan is structured with an economic holdback of $3,300,000, which may be used by the lender to pay down the mortgage loan if certain conditions related to The Malvern School are not satisfied within 12 months of origination. The Cut-off Date LTV Ratio and LTV Ratio at Maturity shown above are based on the Cut-off Date Balance and As-stabilized Appraised Value. Based on the Cut-off Date Balance and Maturity Date Balance net of the economic holdback funds ($3,300,000) and the as-is appraised value of $33,600,000, the Cut-off Date LTV Ratio and LTV Ratio at Maturity are 69.1% and 57.9%, respectively.

The mortgage loan (“The View at Marlton Mortgage Loan”) is part of a whole loan (“The View at Marlton Whole Loan”) that is evidenced by two promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee interest in an anchored retail property located in Marlton, New Jersey (“The View at Marlton Property”). See “Description of the Mortgage Pool- The Whole Loans – The View at Marlton Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE VIEW AT MARLTON

The View at Marlton Whole Loan was originated on September 27, 2017 by Argentic Real Estate Finance LLC. The View at Marlton Whole Loan had an original principal balance of $26,500,000, has an outstanding principal balance as of the Cut-off Date of $26,500,000 and accrues interest at an interest rate of 4.680% per annum. The View at Marlton Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments during the first 24 payment periods, followed by payments of principal and interest based on a 30-year amortization schedule. The View at Marlton Whole Loan matures on October 6, 2027.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$20,500,000	WFCM 2017-C41	Yes
A-2	$6,000,000	Argentic Real Estate Finance LLC	No
Total	$26,500,000

Sources and Uses

Sources			Uses
Original whole loan amount	$26,500,000	100.0%	Loan payoff(1)	$17,004,620	64.2%
			Reserves	4,779,389	18.0
			Return of equity	4,228,569	16.0
			Closing costs	487,423	1.8
Total Sources	$26,500,000	100.0%	Total Uses	$26,500,000	100.0%
(1)	The View at Marlton Mortgage Loan refinances a previous construction loan.

The View at Marlton Property is a newly-constructed, 91,069 square foot neighborhood shopping center located in Marlton, New Jersey. Situated on a 10.9-acre site, The View at Marlton Property is comprised of a pad site that is improved with a one-story building built in 2010 (which improvements are not part of the collateral) in addition to four, single-story buildings, most of which were built in 2017. A Whole Foods supermarket is located diagonally across from The View at Marlton Property. The View at Marlton Property has five existing ingress/egress points including easements with neighboring parcels.

As of September 27, 2017, The View at Marlton Property was 100.0% leased to 15 tenants. The View at Marlton Property is anchored by a free-standing 45,000 square foot (49.4% of the net rentable area) LA Fitness, which is on an initial lease term of 15.4 years that commenced in 2017 with three, five-year renewal options remaining. LA Fitness is a health club chain in the United States and Canada. AAA Mid-Atlantic, Inc. (“AAA”) is the second largest tenant and occupies 10,662 square feet (11.7% of the net rentable area) within the retail strip building at The View at Marlton Property. AAA provides online services to help members with their cars and driving, insurance, banking, and loan needs in the United States and Canada. AAA has an initial lease term of 10 years that commenced in 2017 with three, five-year renewal options. The Malvern School is the third largest tenant and has signed a lease with respect to an 8,400 square foot (9.2% of the net rentable area), free-standing building for 14 years with three, five-year renewal options. The Malvern School is a year-round private preschool that was founded in 1998 and has 26 locations (excluding the location at The View at Marlton Property) throughout Southeastern Pennsylvania and Central and Southern New Jersey. Construction is underway on The Malvern School space and completion of the space is slated for February 2018. Under the terms of its lease, The Malvern School’s rent will commence on the earlier of (a) the opening of The Malvern School for business, or (b) 30 days following the date that The Malvern School secures (i) a temporary certificate of occupancy so as long as all life/safety items of landlord’s work are complete and The Malvern School is able to obtain all permanent approvals from the State of New Jersey to operate its business from the premises or, (ii) a final certificate of occupancy.

The pad site is occupied by BB&T Bank which operates under a ground lease which expires in 2025. The remaining 11 tenants represent a mix of local and national tenants including Luxury Nails, Dunkin Donuts, and European Wax Center.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE VIEW AT MARLTON

The following table presents certain information relating to the tenancies at the View at Marlton Property:

Major Tenants

Tenant Name	Credit Rating (Fitch / Moody’s / S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenant
LA Fitness	NR/NR/NR	45,000	49.4%	$22.50	$1,012,500	40.3%	NAV	NAV	10/31/2032(4)
Total Anchor Tenant		45,000	49.4%	$22.50	$1,012,500	40.3%

Major Tenants

AAA	NR/NR/NR	10,662	11.7%	$22.04	$235,000	9.3%	NAV	NAV	7/16/2027(5)
The Malvern School	NR/NR/NR	8,400	9.2%	$24.00	$201,600	8.0%	NAV	NAV	1/31/2032(6)
Luxury Nails	NR/NR/NR	4,289	4.7%	$35.50	$152,260	6.1%	NAV	NAV	10/4/2027(7)
BB&T Bank(8)	A+/A2/A-	3,600	4.0%	$45.83	$165,000	6.6%	NAV	NAV	8/31/2025(9)
Total Major Tenants		26,951	29.6%	$27.97	$753,860	30.0%

Non-Major Tenants		19,118	21.0%	$39.08	$747,148	29.7%

Occupied Total		91,069	100.0%	$27.60	$2,513,508	100.0%

Vacant Space		0	0.0%

Collateral Total		91,069	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2018 totaling $1,000.

(3)	Sales PSF and Occupancy Cost are not available.

(4)	LA Fitness has three, 5-year renewal options remaining.

(5)	AAA has three, 5-year renewal options remaining.

(6)	The Malvern School has three, 5-year renewal options remaining.

(7)	Luxury Nails has two, 5-year renewal options remaining.

(8)	BB&T Bank has a right of first refusal for the purchase of its leased premises if it is sold separate from the rest of the The View at Marlton Property.

(9)	BB&T Bank is subject to a ground lease and owns its improvements. BB&T Bank has three, 5-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE VIEW AT MARLTON

The following table presents certain information relating to the lease rollover schedule at The View at Marlton Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	1	1,000	1.1%	1,000	1.1%	$38,000	1.5%	$38.00
2025	1	3,600	4.0%	4,600	5.1%	$165,000	6.6%	$45.83
2026	0	0	0.0%	4,600	5.1%	$0	0.0%	$0.00
2027	10	31,069	34.1%	35,669	39.2%	$996,408	39.6%	$32.07
Thereafter	3	55,400	60.8%	91,069	100.0%	$1,314,100	52.3%	$23.72
Vacant	0	0	0.0%	91,069	100.0%	$0	0.0%	$0.00
Total / Weighted Average	15	91,069	100.0%			$2,513,508	100.0%	$27.60

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the View at Marlton Property:

Historical Occupancy(1)

2014	2015	2016	9/27/2017(2)
NAV	NAV	NAV	100.0%

(1)	Historical occupancy for The View at Marlton Property was not available as it was built in 2017.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The View at Marlton Property:

Cash Flow Analysis(1)

	U / W	% of U / W Effective Gross Income	U / W $ per SF
Base Rent	$2,513,508(2)	80.3%	$27.60
Grossed Up Vacant Space	0	0.0	0.00
Percentage Rent	0	0.0	0.00
Total Reimbursables	780,322	24.9	8.57
Rent Abatements	0	0.0	0.00
Other Income	0	0.0	0.00
Less Vacancy & Credit Loss	(164,692)(3)	(5.3)	(1.81)
Effective Gross Income	$3,129,139	100.0%	$34.36

Total Operating Expenses	$848,755	27.1%	$9.32

Net Operating Income	$2,280,383	72.9%	$25.04
TI/LC	91,069	2.9	1.00
Capital Expenditures	18,214	0.6	0.20
Net Cash Flow	$2,171,101	69.4%	$23.84

NOI DSCR	1.39x
NCF DSCR	1.32x
NOI DY	8.6%
NCF DY	8.2%
(1)	Historical information for The View at Marlton Property was not available as it was built in 2017.

(2)	U/W Base Rent includes contractual rent steps of $1,000 through September 2018 and base rent of $201,600 for The Malvern School, which is not yet in occupancy.

(3)	The underwritten economic vacancy is 5.0%. The View at Marlton Property was 100.0% leased as of September 27, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE VIEW AT MARLTON

The following table presents certain information relating to comparable retail properties for the strip retail space at The View at Marlton Property:

Comparable Leases(1)

Property	Year Built / Renovated	Total NRA (SF)	Tenant Name	Leased SF	Lease Term (Months)	Base Rent (PSF)	Lease Type
Market Place at Garden State Park	2006/NAV	543,680	For Eyes – Renewal	2,012	60	$45.00	Triple Net
1901 Deptford Center Road	2016/NAV	19,800	Mission BBQ	3,800	180	$36.00	Triple Net
700 Midlantic Drive	2016/NAV	10,784	Naf Naf Grill	3,000	120	$45.00	Triple Net
Voorhees Town Center	1970-2009/NAV	317,121	Friendly’s	2,999	180	$35.01	Triple Net
Strip Center	1968/NAV	9,075	Turning Point	3,485	120	$32.00	Triple Net
Marlton Crossing Phase II	1992/NAV	102,409	Sally’s Beauty Supply	1,420	60	$35.00	Triple Net
Ellis Shopping Center	1959/NAV	194,854	Honeygrow	2,107	120	$32.00	Triple Net

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – Corporate Center I & III

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$20,250,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$20,250,000			Location:	Las Vegas, NV
% of Initial Pool Balance:	2.6%			Size:	95,002 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$213.15
Borrower Name:	Las Vegas Corporate Center, LLC; Las Vegas Professional Center, LLC			Year Built/Renovated:	2009/NAP
Sponsors:	Dr. David James Smith			Title Vesting:	Fee
Mortgage Rate:	5.770%			Property Manager:	Olympia Management, LLC
Note Date:	November 2, 2017			4th Most Recent Occupancy (As of):	90.5% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	92.5% (12/31/2014)
Maturity Date:	November 6, 2027			2nd Most Recent Occupancy (As of):	94.5% (12/31/2015)
IO Period:	None			Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (10/12/2017)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,053,242 (12/31/2014)
Call Protection:	L(24),D(93),O(3)			3rd Most Recent NOI (As of):	$1,986,990 (12/31/2015)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$2,112,684 (12/31/2016)
Additional Debt:	No			Most Recent NOI (As of):	$2,278,781 (TTM 8/31/2017)
Additional Debt Type:	NAP
				U/W Revenues:	$2,544,232
				U/W Expenses:	$426,553
				U/W NOI:	$2,117,679
				U/W NCF:	$1,861,473
				U/W NOI DSCR:	1.49x
				U/W NCF DSCR:	1.31x
Escrows and Reserves:				U/W NOI Debt Yield:	10.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.2%
Taxes	$8,247	$8,247	NAP	As-Is Appraised Value:	$30,300,000
Insurance	$7,680	$2,560	NAP	As-Is Appraisal Valuation Dates:	October 12, 2017
Replacement Reserves	$0	$1,583	NAP	Cut-off Date LTV Ratio:	66.8%
TI/LC Reserve	$250,000	$19,792	NAP	LTV Ratio at Maturity or ARD:	56.3%

The Corporate Center I & III mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in two, three-story office buildings totaling 95,002 square feet and located in Las Vegas, NV (the “Corporate Center I & III Property”). The Corporate Center I & III Property is located within a larger office development and maintains a location near the I-215 beltway, four miles west of McCarran International Airport and eight miles southeast of the Las Vegas Strip. Constructed in 2009, the Corporate Center I & III Property is situated on a 6.4-acre site and features 380 parking spaces, resulting in a parking ratio of 4.0 spaces per 1,000 square feet of rentable area. MVP Realty Management, the previous owner of the Corporate Center I & III Property, recently executed a lease in June 2017 for an aggregate of three suites, totaling 24,742 square feet (26.0% NRA). The 2016 estimated population within a one-, three- and five-mile radius of the Corporate Center I & III Property was 12,753, 105,116 and 289,390, respectively, while the 2016 estimated average household income within the same radii was $61,616, $77,086 and $74,174, respectively. As of October 12, 2017, the Corporate Center I & III Property was 100.0% occupied by 16 tenants. According to a third party market research report, the Corporate Center I & III Property is located in the Southwest Las Vegas office submarket, within the Las Vegas market, which, as of the third quarter of 2017, contained a total inventory of approximately 64.2 million square feet. As of the third quarter of 2017, the Southwest Las Vegas office market reported a vacancy rate of 14.0% and an average asking rental rate of $19.08 per square foot, full service gross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CORPORATE CENTER I & III

Sources and Uses

Sources			Uses
Original whole loan amount	$20,250,000	65.6%	Purchase Price	$30,125,000	97.6%
Sponsor’s new cash contribution	10,612,020	34.4	Closing Costs	471,093	1.5
			Reserves	265,927	0.9

Total Sources	$30,862,020	100.0%	Total Uses	$30,862,020	100.0%

The following table presents certain information relating to the tenancy at the Corporate Center I & III Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
MVP Realty Management(2)	NR/NR/NR	24,742	26.0%	$26.00	$643,221	26.8%	5/31/2022(3)
Nevada Spine Clinic	NR/NR/NR	13,815	14.5%	$27.83	$384,518	16.0%	5/4/2019(4)
Provident Group	NR/NR/NR	11,184	11.8%	$26.61	$297,577	12.4%	8/30/2021(5)
LV Laser & Lipo	NR/NR/NR	8,129	8.6%	$24.03	$195,343	8.1%	12/31/2019(6)
Las Vegas Surgical Associates	NR/NR/NR	7,406	7.8%	$24.38	$180,587	7.5%	2/28/2024(7)
Total Major Tenants		65,276	68.7%	$26.06	$1,701,245	70.8%

Non-Major Tenants		29,726	31.3%	$23.59	$701,168	29.2%

Occupied Collateral Total		95,002	100.0%	$25.29	$2,402,413	100.0%

Vacant Space		0	0.0%

Collateral Total		95,002	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2018 totaling $49,945 and forward rent totaling $57,840.

(2)	MVP Realty Management subleases Suite 290 to Haines & Krieger.

(3)	MVP Realty Management has two five-year lease renewal options.

(4)	Nevada Spine Clinic has two five-year lease renewal options.

(5)	Provident Group has two five-year lease renewal options. Provident Group has the right to vacate its premises on August 30, 2019.

(6)	LV Laser & Lipo has two five-year lease renewal options.

(7)	Las Vegas Surgical Associates has two five-year lease renewal options.

The following table presents certain information relating to the lease rollover schedule at the Corporate Center I & III Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	1	2,372	2.5%	2,372	2.5%	$51,235	2.1%	$21.60
2019	6	30,191	31.8%	32,563	34.3%	$807,211	33.6%	$26.74
2020	0	0	0.0%	32,563	34.3%	$0	0.0%	$0.00
2021	3	15,985	16.8%	48,548	51.1%	$403,934	16.8%	$25.27
2022	4	27,242	28.7%	75,790	79.8%	$694,846	28.9%	$25.51
2023	0	0	0.0%	75,790	79.8%	$0	0.0%	$0.00
2024	5	15,718	16.5%	91,508	96.3%	$367,346	15.3%	$23.37
2025	0	0	0.0%	91,508	96.3%	$0	0.0%	$0.00
2026	1	3,494	3.7%	95,002	100.0%	$77,842	3.2%	$22.28
2027	0	0	0.0%	95,002	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	95,002	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	95,002	100.0%	$0	0.0%	$0.00
Total/Weighted Average	20	95,002	100.0%			$2,402,413	100.0%	$25.29

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CORPORATE CENTER I & III

The following table presents historical occupancy percentages at the Corporate Center I & III Property:

Historical Occupancy

12/31/2013 (1)	12/31/2014 (1)	12/31/2015(1)	12/31/2016(1)	10/12/2017(2)
90.5%	92.5%	94.5%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Corporate Center I & III Property:

Cash Flow Analysis

	2014	2015	2016	TTM 8/31/2017	U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,091,117	$2,030,797	$2,126,093	$2,279,710	$2,402,413	(1)	94.4%	$25.29
Total Reimbursables	438,756	405,015	419,531	453,800	424,511		16.7	4.47
Less Vacancy & Credit Loss	0	0	0	0	(282,692)	(2)	(11.1)	(2.98)
Effective Gross Income	$2,529,873	$2,435,812	$2,545,624	$2,733,510	$2,544,232		100.0%	$26.78

Total Operating Expenses	$476,631	$448,822	$432,940	$454,729	$426,553		16.8%	$4.49
Net Operating Income	$2,053,242	$1,986,990	$2,112,684	$2,278,781	$2,117,679		83.2%	$22.29
TI/LC	0	0	0	0	262,206		10.3	2.76
Capital Expenditures	0	0	0	0	(6,000)		(0.2)	(0.06)
Net Cash Flow	$2,053,242	$1,986,990	$2,112,684	$2,278,781	$1,861,473		73.2%	$19.59

NOI DSCR	1.44x	1.40x	1.49x	1.60x	1.49x
NCF DSCR	1.44x	1.40x	1.49x	1.60x	1.31x
NOI DY	10.1%	9.8%	10.4%	11.3%	10.5%
NCF DY	10.1%	9.8%	10.4%	11.3%	9.2%

(1)	U/W Base Rent includes contractual rent increases through October 2018 totaling $46,945 and forward starting rent totaling $57,840 associated with Sibel Real Estate Investments.

(2)	The underwritten economic vacancy is 10.0%. The Corporate Center I & III Property was 100.0% physically occupied as of October 12, 2017.

The following table presents certain information relating to comparable office leases for the Corporate Center I & III Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
9205 W Russell Rd, Suite 300 Las Vegas, NV	2014/NAP	88,100	1.3 miles	Liberty Mutual Insurance	Mar 2017 / 5 Yrs	7,727	$30.00	Modified Gross
Martin Business Center 9340 Martin Ave Las Vegas, NV	2006/NAP	10,638	0.9 miles	NAV	Jun 2017 / 3.2 Yrs	1,105	$28.56	Full Service
6655 S Cimarron Rd, Suite 100 Las Vegas, NV	2006/NAP	52,305	1.0 mile	NAV	Jul 2017 / 5 Yrs	24,352	$27.00	Modified Gross
8345 W Sunset Road, Suite 2 Las Vegas, NV	2005/NAP	75,917	1.0 mile	NAV	Jul 2017 / 5 Yrs	12,048	$27.00	Modified Gross
4280 S Hualapai Way, Suite 1 Las Vegas, NV	2004/NAP	26,218	4.2 miles	Better Life Realty	Oct 2017 / 3 Yrs	1,426	$24.00	NNN

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – DoubleTree Berkeley Marina

Loan Information				Property Information
Mortgage Loan Seller:	Argentic Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$20,000,000			Specific Property Type:	Full Service
Cut-off Date Balance(1):	$20,000,000			Location:	Berkeley, CA
% of Initial Pool Balance:	2.5%			Size:	378 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	$138,889
Borrower Name:	200 Marina Boulevard, Berkeley, LLC			Year Built/Renovated:	1972/2016
Sponsor:	Junson Capital			Title Vesting:	Leasehold
Mortgage Rate:	4.820%			Property Manager:	Pyramid Berkeley Management L.P.
Note Date:	August 9, 2017			4th Most Recent Occupancy (As of):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	84.7% (12/31/2014)
Maturity Date:	September 6, 2027			2nd Most Recent Occupancy (As of):	88.5% (12/31/2015)
IO Period:	30 months			Most Recent Occupancy (As of):	89.3% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	90.3% (6/30/2017)
Seasoning:	2 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$6,562,968 (12/31/2014)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of):	$7,381,645 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$7,756,386 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$7,405,797 (TTM 6/30/2017)
Additional Debt Type(1)(2):	Pari Passu; Future Mezzanine			U/W Revenues:	$31,423,806
				U/W Expenses:	$24,020,252
				U/W NOI:	$7,403,554
Escrows and Reserves:				U/W NCF:	$6,146,602
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	2.23x
Taxes	$441,167	$83,083	NAP	U/W NCF DSCR(1):	1.86x
Insurance	$62,786	$7,550	NAP	U/W NOI Debt Yield(1):	14.1%
Replacement Reserves	$0	$65,466	NAP	U/W NCF Debt Yield(1):	11.7%
Deferred Maintenance	$54,125	$0	NAP	As-Is Appraised Value:	$100,300,000
Elective Capital Expenditure(3)	$1,062,268	$0	NAP	As-Is Appraisal Valuation Date:	April 11, 2017
Ground Rent Reserve(4)(5)	$173,305	$0	NAP	Cut-off Date LTV Ratio(1):	52.3%
Seasonality Working Capital Reserve(6)	$310,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	45.6%

(1)	The DoubleTree Berkeley Marina Whole Loan (as defined below), which had an original principal balance of $52,500,000, is comprised of four pari passu notes (Notes A-1-1, A-1-2, A-1-3 and A-2). The non-controlling Note A-2 had an original principal balance of $20,000,000, has an outstanding principal balance of $20,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2017-C41 Trust. The controlling Note A-1-1 had an original principal balance of $13,750,000 and was contributed to the UBS 2017-C4 trust and the non-controlling Notes A-1-2 and A-1-3 had an original principal balance of $18.75 million and was contributed to UBS 2017-C5. All statistical financial information related to balances per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the DoubleTree Berkeley Marina Whole Loan. The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	The borrower is permitted to incur future mezzanine debt, provided the following conditions are satisfied: (i) a maximum principal balance of $10 million; (ii) a maximum combined loan-to-value ratio of 60.0%; (iii) a minimum combined debt service coverage ratio of 1.82x; (iv) a minimum combined net cash flow debt yield of 11.5%; (v) the receipt of rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C41 certificates and similar rating confirmations from each rating agency rating any securities backed by the Note A-1-1, Note A-1-2, or Note A-1-3 with respect to the ratings of such securities; and (vi) the execution of an intercreditor agreement acceptable to the lender.

(3)	The Elective Capital Expenditure is to address property upgrades. The borrower sponsor has spent nearly $500,000 and plans to commence an additional $1,500,000 ($3,968 per key) room renovation which is projected to be completed by February 2018.

(4)	If the borrower fails to timely deliver payment of ground rent or following an event of default, monthly deposits will then be required, to the extent that the balance of the Ground Rent Reserve Account is less than an amount equal to the product of (x) the largest monthly payment of ground rent and any other amounts that were due and payable under the ground lease in any trailing twelve month period and (y) 1.10 (the “Ground Rent Reserve Account Cap”). If the lender determines that the funds on deposit in the Ground Rent Reserve Account will be insufficient to pay (or in excess of) the ground rent next coming due (including, without limitation, as a result of any rate or percentage increase in ground rent), the lender may increase (or decrease) the monthly contribution required to be made by the borrower to the Ground Rent Reserve Account.

(5)	The DoubleTree Berkeley Marina Property is subject to a ground lease, which commenced in January 2008 for a term of 50 years with current annual ground rent of $734,916

(6)	The Seasonality Working Capital Reserve funds may be used for any monthly debt service payments occurring in December and January of each year if and only to the extent there is insufficient cash flow from the DoubleTree Berkeley Marina Property to provide a DSCR above 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DOUBLETREE BERKELEY MARINA

The DoubleTree Berkeley Marina Mortgage Loan is part of a whole loan (the “DoubleTree Berkeley Marina Whole Loan”) that is evidenced by four promissory notes (Notes A-1-1, A-1-2, A-1-3 and A-2) secured by a first mortgage encumbering the leasehold interest of a 378-room full-service hotel property located in Berkeley, California (the “DoubleTree Berkeley Marina Property”). See “Description of the Mortgage Pool—The Whole Loans—DoubleTree Berkeley Marina Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The DoubleTree Berkeley Marina Property was constructed in 1972, with a second phase consisting of three buildings of additional guestrooms built in 1988, and is situated on a 13-acre site. Amenities at the DoubleTree Berkeley Marina Property include an onsite restaurant, room service, 15,622 square feet of meeting space, an indoor pool and spa, a fitness room, a business center, numerous patio areas, a lobby gift shop, high speed Wi-Fi, and a complementary shuttle service within a 3-mile radius. The Doubletree Berkeley Marina Property also abuts approximately 1,000 square feet of dock area that the City of Berkeley leases to Hornblower Cruises and Events, from which Hornblower Cruises and Events hosts dining cruises and private events, weddings, etc. All of the rooms feature either a balcony or patio, and some guest rooms offer views of San Francisco Bay, the skyline or Berkeley Hills. Major renovations occurred in two phases (2008 and 2013) by the previous owner at a total cost of $15.9 million, and when combined with the $3.4 million invested by the borrower sponsor, results in a total of $19.3 million of investment into the property over the previous ten years.

The DoubleTree Berkeley Marina Property contains 431 surface parking spaces, resulting in a parking ratio of 1.14 spaces per guestroom. According to the appraisal, the estimated 2017 the market segmentation at the DoubleTree Berkeley Marina Property is 22% commercial, 21% meeting & group, 55% leisure, and 2% government. The franchise agreement with Double Tree Franchise LLC expires in February 2029.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1-1	$13,750,000	UBS 2017-C4	Yes
A-1-2, A-1-3	$18,750,000	UBS 2017-C5	No
A-2	$20,000,000	WFCM 2017-C41	No
Total	$52,500,000

Sources and Uses

Sources			Uses
Original whole loan amount	$52,500,000	100.0%	Loan Payoff(1)	32,778,229	62.4%
			Return of Equity(1)	16,219,215	30.9
			Reserves	2,103,651	4.0
			Closing Costs	1,398,905	2.7
Total Sources	$52,500,000	100.0%	Total Uses	$52,500,000	100.0%

(1)

The borrower paid off existing debt of $32.8 million encumbering the DoubleTree Berkeley Marina Property in March 2017 through an intercompany loan. The proceeds of the DoubleTree Berkeley Marina Whole Loan were used to return cash of approximately $16.2 million to the borrower sponsor, payoff the existing $32.8 million loan to the borrower, fund $2.1 million of reserves and pay $1.4 million closing costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DOUBLETREE BERKELEY MARINA

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the DoubleTree Berkeley Marina Property:

Cash Flow Analysis

	2014	2015	2016	TTM 6/30/2017	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	84.7%	88.5%	89.3%	90.3%	90.3%
ADR	$172.89	$185.69	$190.18	$186.24	$186.24
RevPAR	$146.37	$164.34	$169.74	$168.19	$168.19

Room Revenue	$20,194,277	$22,673,831	$23,482,868	$23,205,641	$23,205,641	73.8%	$61,391
F&B Revenue(1)	5,008,601	6,009,210	6,488,186	6,583,014	6,583,014	20.9	17,415
Other Revenue(2)	583,004	791,107	1,563,168	1,635,151	1,635,151	5.2	4,326
Total Revenue	$25,785,882	$29,474,148	$31,534,222	$31,423,806	$31,423,806	100.0%	$83,132

Total Department Expenses	9,976,645	10,908,072	12,044,475	12,349,552	12,349,552	39.3	32,671
Gross Operating Profit	$15,809,237	$18,566,076	$19,489,747	$19,074,254	$19,074,254	60.7%	$50,461

Total Undistributed Expenses	7,447,332	8,503,166	9,075,206	9,038,423	9,031,652	28.7	23,893
Profit Before Fixed Charges	$8,361,905	$10,062,910	$10,414,541	$10,035,831	$10,042,602	32.0%	26,568

Total Fixed Charges	1,798,937	2,681,265	2,658,155	2,630,034	2,639,048	8.4	6,982

Net Operating Income	$6,562,968	$7,381,645	$7,756,386	$7,405,797	$7,403,554	23.6%	$19,586
FF&E	1,031,435	1,178,966	1,261,369	1,256,952	1,256,952	4.0	3,325
Net Cash Flow	$5,531,533	$6,202,679	$6,495,017	$6,148,845	6,146,602	19.6%	16,261

NOI DSCR(3)	1.98x	2.23x	2.34x	2.24x	2.23x
NCF DSCR(3)	1.67x	1.87x	1.96x	1.86x	1.86x
NOI DY(3)	12.5%	14.1%	14.8%	14.1%	14.1%
NCF DY(3)	10.5%	11.8%	12.4%	11.7%	11.7%

(1)	Food and Beverage Revenue accounts for approximately 20.9% of U/W Revenue.

(2)	Other Revenue includes parking expense and Information and Telecom Systems expense.

(3)	The debt service coverage ratios and debt yields are based on the Doubletree Berkeley Marina Whole Loan.

The following table presents certain information relating to the DoubleTree Berkeley Marina Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			DoubleTree Berkeley Marina(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2/28/2017 TTM	86.6%	$169.33	$172.56	89.7%	$189.41	$169.99	103.6%	111.9%	98.5%
2/28/2016 TTM	85.7%	$189.25	$162.11	89.1%	$188.59	$168.05	104.0%	99.7%	103.7%
2/28/2015 TTM	84.2%	$199.33	$142.52	86.7%	$172.88	$149.94	103.0%	86.7%	105.2%
(1)	Information obtained from the appraisal report dated August 10, 2017. The competitive set included the following hotels: Hilton Garden Inn San Francisco Oakland Bay Bridge, Four Points by Sheraton San Francisco Bay Bridge, The Hotel Shattuck Plaza, Hyatt House Emeryville San Francisco Bay Area, and Courtyard Oakland Emeryville.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – Redmont Hotel Curio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Kroll):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$19,000,000			Specific Property Type:	Full Service
Cut-off Date Balance:	$19,000,000			Location:	Birmingham, AL
% of Initial Pool Balance:	2.4%			Size:	120 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$158,333
Borrower Names(1):	Bayshore Redmont, Inc.; Legacy Lodging, LLC			Year Built/Renovated:	1925/2016
Borrower Sponsor(1):	James W. Lewis Jr.			Title Vesting(6):	Fee
Mortgage Rate:	5.291%			Property Manager(7):	Self-managed
Note Date:	October 26, 2017			4th Most Recent Occupancy:	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(8):	NAV
Maturity Date:	November 6, 2027			2nd Most Recent Occupancy (As of)(8):	NAV
IO Period:	0 months			Most Recent Occupancy (As of):	57.3% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	76.2% (9/30/2017)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(8):	NAV
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI (As of)(8):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$1,047,283 (T9 12/31/2016 Annualized)
Additional Debt:	Yes			Most Recent NOI (As of):	$2,481,557 (TTM 9/30/2017)
Additional Debt Type(2):	Future Mezzanine
				U/W Revenues:	$7,708,491
				U/W Expenses:	$5,303,779
				U/W NOI:	$2,404,712
Escrows and Reserves:				U/W NCF:	$2,096,372
				U/W NOI DSCR:	1.90x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.66x
Taxes	$25,726	$8,575	NAP	U/W NOI Debt Yield:	12.7%
Insurance	$81,176	$6,765	NAP	U/W NCF Debt Yield:	11.0%
FF&E Reserve	$0	(3)	NAP	As-Is Appraised Value:	$31,800,000
Seasonality Reserve	$0	(4)	NAP	As-Is Appraisal Valuation Date:	September 6, 2017
PIP Reserve	$0	(5)	NAP	Cut-off Date LTV Ratio:	59.7%
				LTV Ratio at Maturity:	49.6%

(1)	Bayshore Redmont, Inc., one of the borrowers, previously filed for Chapter 11 bankruptcy. It most recently emerged from bankruptcy in January 2013. The borrower sponsor has also been involved in a deed-in-lieu foreclosure within the past seven years.

(2)	If the Redmont Hotel Curio Mortgage Property is transferred and the Redmont Hotel Curio Mortgage Loan is assumed in accordance with the related loan documents, then the owners of direct or indirect equity interests in the borrower may obtain permitted mezzanine financing subject to standard pre-conditions including (i) the combined loan-to-value ratio may not exceed 59.7%, (ii) the combined debt service coverage may not be less than 1.68x (iii) an intercreditor agreement, (iv) combined debt yield no less than 11.03%, and (v) Rating Agency confirmation.

(3)	Throughout the term of the Redmont Hotel Curio Mortgage Loan (as defined below), ongoing reserves will be collected for FF&E, equaling 1/12 of 4% of monthly gross revenues for the Redmont Hotel Curio Property.

(4)	If future PIP work is required by the franchisor, the Redmont Hotel Curio Mortgage Borrower will be required to post 125% of the costs of such work into the PIP Reserve less the amount of FF&E Funds that remain in the FF&E Account not allocated for the completion of FF&E work.

(5)	Ongoing reserves for seasonality are springing and will be collected upon trailing 12 month performance. The seasonality reserve will be restored through the borrower payments and excess cash flow during the seasonal months and the seasonality reserve cap would need to be fully replenished by the end of the non-seasonal period. Monthly shortfall deposits and the seasonality reserve cap will be based on 125% of any monthly operating shortfalls.

(6)	The property is also secured by the borrowers’ rights in a master lease and master sub-lease as further described in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

(7)	The property manager is Rhaglan Hospitality LLC, who is an affiliate of the borrower.

(8)	The Redmont Hotel Curio Property was closed in 2014 to undergo a gut renovation before reopening in 2016.

The mortgage loan (the “Redmont Hotel Curio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a full service hotel located in Birmingham, Alabama (the “Redmont Hotel Curio Property”) totaling 120 rooms situated on a 0.15 acre site. The Redmont Hotel Curio Property was originally constructed in 1925 and closed in July 2014 to undergo a complete gut renovation. The Redmont Hotel Curio Property reopened in March 2016. Since July 2014, approximately $20 million was invested into property improvements as part of the gut renovation. The Redmont Hotel Curio Property features a restaurant, a rooftop lounge with a bar, 3,000 square feet of meeting space, a gym, a sundry store and 120 parking spaces (approximately 1.0 spaces per room) offered through valet service. The Redmont Hotel Curio Property is roughly 0.4 miles southeast of the Birmingham Jefferson Convention Complex, in the heart of downtown Birmingham.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REDMONT HOTEL CURIO

Sources and Uses

Sources			Uses
Original loan amount	$19,000,000	100.0%	Loan Payoff	$16,578,760	87.3%
			Reserves	106,902	0.6
			Closing Costs	1,048,069	5.5
			Return of sponsor equity	1,266,268	6.7

Total Sources	$19,000,000	100.0%	Total Uses	$19,000,000	100.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Redmont Hotel Curio Property:

Cash Flow Analysis

	T-9 12/31/2016 Annualized(1)	TTM 9/30/2017(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	57.3%	76.2%	76.2%
ADR	$137.45	$147.42	$147.42
RevPAR	$78.70	$112.34	$112.34

Room Revenue	$3,752,436	$4,920,581	$4,920,581	63.8%	$41,005
F&B Revenue	1,663,539	2,476,737	2,476,737	32.1%	20,639
Other Revenue	273,341	311,173	311,173	4.0%	2,593
Total Revenue	$5,689,316	$7,708,491	$7,708,491	100.0%	$64,237

Total Department Expenses	2,605,795	2,959,220	2,959,220	38.4%	24,660
Gross Operating Profit	$3,083,521	$4,749,271	$4,749,271	61.6%	$39,577

Total Undistributed Expenses	1,911,164	2,066,530	2,157,265	28.0	17,977
Profit Before Fixed Charges	$1,172,357	$2,682,741	$2,592,006	33.6%	$21,600

Total Fixed Charges	125,075	201,184	187,294	2.4	1,561

Net Operating Income	$1,047,283	$2,481,557	$2,404,712	31.2%	$20,039
FF&E	0	0	308,340	4.0	2,570
Net Cash Flow	$1,047,283	$2,481,557	$2,096,372	27.2%	$17,470

NOI DSCR	0.83x	1.96x	1.90x
NCF DSCR	0.83x	1.96x	1.66x
NOI DY	5.5%	13.1%	12.7%
NCF DY	5.5%	13.1%	11.0%

(1)	The hotel was closed for remodeling between 2014 and 2016 and, as such, historical financial information is unavailable for that period. It re-opened under the Curio flag in March 2016.

The following table presents certain information relating to the Redmont Hotel Curio Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

Marriott Courtyard

	Competitive Set			The Redmont Hotel Curio			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 09/30/2017	67.3%	$143.66	$96.64	76.1%	$147.37	$112.20	113.2%	102.6%	116.1%
TTM 09/30/2016	66.9%	$138.49	$92.68	51.3%	$135.31	$69.43	76.7%	97.7%	74.9%
TTM 09/30/2015(2)	66.8%	$137.27	$91.75	NAV	NAV	NAV	NAV	NAV	NAV
(1)	Information obtained from a third party hospitality research report dated October 17, 2017. The competitive set includes: the Hyatt Regency The Wynfrey Hotel, The Hotel Highland Downtown UAB, Hampton Inn Suites Birmingham Downtown Tutwiler, and Westin Birmingham.

(2)	The hotel was closed for remodeling between 2014 and 2016 and, as such, historical occupancy, ADR and RevPAR are unavailable for 2015. It re-opened under the Curio flag in March 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C41	Transaction Contact Information

VI.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

Barclays Capital Inc.

Daniel Vinson	Tel. (212) 528-8224

Brian Wiele	Tel. (212) 412-5780

Brian La Belle	Tel. (212) 526-1809

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.